The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-223306

SUBJECT TO COMPLETION,

Preliminary Prospectus Supplement dated April 15, 2019

Prospectus Supplement
(To Prospectus dated February 28, 2018)

AQUA AMERICA, INC.

14,500,000         % TANGIBLE EQUITY UNITS

We are offering 14,500,000          % tangible equity units, or “Units.” Each Unit has a stated amount of $50.00. Each Unit is comprised of (i) a prepaid stock purchase contract issued by us and (ii) a senior amortizing note due April 30, 2022 issued by us. Each amortizing note will have an initial principal amount of $              and a final installment payment date of April 30, 2022.

Unless earlier redeemed by us or settled earlier at your option or at our option as described herein, on April 30, 2022 (subject to postponement in certain limited circumstances), each purchase contract will automatically settle, and we will deliver a number of shares of our common stock, par value $0.50 per share, per purchase contract based on the applicable market value (as defined herein) of our common stock as set forth below:

•	if the applicable market value is greater than the threshold appreciation price, which is approximately $ , you will receive shares per purchase contract;
•	if the applicable market value is less than or equal to the threshold appreciation price but greater than or equal to the reference price, which is approximately $ , you will receive a number of shares per purchase contract having a value, based on the applicable market value, equal to $50.00, divided by the applicable market value; and
•	if the applicable market value is less than the reference price, you will receive shares per purchase contract.

At any time prior to the second scheduled trading day immediately preceding April 30, 2022, you may settle your purchase contracts early, and we will deliver           shares of our common stock per purchase contract (subject to adjustment). In addition, if a “fundamental change” (as defined herein) occurs and you elect to settle your purchase contracts early in connection with such fundamental change, you will receive a number of shares of our common stock per purchase contract equal to the fundamental change early settlement rate, as described herein. We may elect to settle all, but not less than all, outstanding purchase contracts on or after January 30, 2020 and prior to April 30, 2022 at the “early mandatory settlement rate” (as defined herein). If the closing of the Acquisition (as defined below) has not occurred on or prior to April 22, 2020, or if, prior to such date, the Acquisition Agreement (as defined herein) is terminated, we may elect to redeem all, but not less than all, outstanding purchase contracts at the “redemption amount” (as defined herein), by delivering notice to all holders during the five business day period immediately following the earlier of (x) April 22, 2020 if the closing of the Acquisition has not occurred on or prior to such date and (y) the date on which the Acquisition Agreement is terminated.

The amortizing notes will pay you equal quarterly cash installments of $     per amortizing note (except for the July 30, 2019 installment payment, which will be $     per amortizing note), which cash payment in the aggregate will be equivalent to     % per year with respect to each $50.00 stated amount of Units. The amortizing notes will be our general unsecured senior obligations and will rank equally with all of our other existing and future unsecured senior indebtedness from time to time outstanding. If we elect to redeem the purchase contracts or to settle the purchase contracts early, you will have the right to require us to repurchase your amortizing notes. Other than cash payments in lieu of fractional shares or, under certain circumstances, in the event of an acquisition termination redemption, holders of purchase contracts will not receive any cash distributions.

Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “WTR.” On April 12, 2019, the last reported sale price of our common stock on the NYSE was $36.78 per share. We have applied to list the Units on the NYSE under the symbol “WTRU,” subject to satisfaction of its minimum listing standards with respect to the Units. If the Units are approved for listing, we expect trading on the NYSE to begin within 30 calendar days after the Units are first issued. We will not initially apply to list the separate purchase contracts or the separate amortizing notes on any securities exchange or automated inter-dealer quotation system, but we may apply to list such separate purchase contracts and separate amortizing notes in the future as described herein. Prior to this offering, there has been no public market for the Units.

We intend to use the net proceeds from this offering, together with the net proceeds from the other Financing Transactions (as defined herein), to (1) fund the acquisition (the “Acquisition”) of all of the issued and outstanding limited liability company membership interests of LDC Funding LLC (“LDC”), the parent of a group of natural gas public utility companies (collectively with LDC, “Peoples”), (2) complete the Company Debt Refinancing (as defined herein) and (3) pay related costs and expenses. This offering is not conditioned upon the consummation of the Acquisition. If the Acquisition is not consummated, we intend to use the net proceeds from this offering, after payment of any cash redemption amount and/or repurchase price (if applicable), for general corporate purposes, which may include the Company Debt Refinancing, the redemption of securities issued in connection with the other Financing Transactions, repurchases of our common stock, debt repayment, capital expenditures and investments. See “Use of Proceeds.”

Concurrently with this offering of Units, we have commenced the Common Stock Offering (as defined herein), which is being made by means of a separate prospectus supplement and not by means of this prospectus supplement. This offering is not conditioned upon the completion of the other Financing Transactions, including the Common Stock Offering. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy any securities offered in any of the other Financing Transactions.

Investing in the Units involves risks. See “Risk Factors” on page S-18 of this prospectus supplement, page 6 of the accompanying prospectus and in the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus.

	Per Unit	Total(1)
Public Offering Price	$	$
Underwriting Discount	$	$
Proceeds, before expenses, to Aqua America	$	$

(1) Assumes no exercise of the underwriters’ option to purchase additional Units, described below.

We have granted the underwriters an option to purchase, within 13 days beginning on, and including, the date of the initial issuance of the Units, up to an additional 2,175,000 Units at the price to public less the underwriting discount solely to cover over-allotments.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the Units to purchasers on or about                  , 2019.

Joint Bookrunners

RBC Capital Markets	Goldman Sachs & Co. LLC

BofA Merrill Lynch	Morgan Stanley	Wells Fargo Securities

Co-Managers

PNC Capital Markets LLC	Barclays	Citizens Capital Markets	Huntington Capital Markets
MUFG	J.P. Morgan	TD Securities	Baird

Boenning & Scattergood	Janney Montgomery Scott	HSBC

                 , 2019

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

Unless otherwise specified or the context requires otherwise, references in this prospectus supplement to (1) “Aqua America,” the “Company,” “we,” “us,” “our” and similar references refer to Aqua America, Inc. and its subsidiaries prior to the proposed Acquisition, (2) the “combined company” refers to Aqua America and its subsidiaries after completion of the Acquisition (as defined herein) and (3) “this offering” refers to this offering of the Units pursuant to this prospectus supplement and the accompanying prospectus.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of Units and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information about us, some of which does not apply to this offering of Units. To the extent the information in this prospectus supplement is inconsistent with the information in the accompanying prospectus, you should rely on the information in this prospectus supplement.

We have not, and the underwriters have not, authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus we may provide to you in connection with this offering. Neither we nor the underwriters take any responsibility for, or provide any assurances as to the reliability of, any additional or different information that others may give you. Neither we nor the underwriters are offering to sell the Units or seeking offers to buy the Units in jurisdictions where offers or sales are not permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and any related free writing prospectus is accurate only as of their respective dates or as of the respective dates specified in such information, as applicable, and the information contained in documents incorporated by reference is accurate only as of the respective dates of those documents or as of the respective dates specified in such information, as applicable, in each case regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or any such free writing prospectus or any sale of the Units. Our business, financial condition, results of operations and prospects may have changed since those dates.

The distribution of this prospectus supplement, the accompanying prospectus and any related free writing prospectus and the offering of the Units in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement, the accompanying prospectus and any such free writing prospectus come should inform themselves about and observe any such restrictions. This prospectus supplement, the accompanying prospectus and any such free writing prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. See “Underwriting.”

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BASIS OF PRESENTATION

Unless otherwise specified or the context requires otherwise, the information in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein or therein, (1) does not give effect to any of the Transactions (as defined below), (2) when giving effect to this offering or the Common Stock Offering, assumes that the underwriters for this offering and the underwriters for the Common Stock Offering do not exercise their respective options to purchase additional Units or additional shares of our common stock, respectively, from us and (3) when giving effect to the Acquisition, assumes there are no adjustments to the Default Cash Acquisition Consideration (as defined herein) and that the Cash Acquisition Consideration (as defined herein) will therefore be $4.275 billion.

Although (1) the Acquisition has not yet occurred and, if completed, will not occur until after the closing of this offering, (2) this offering and certain of the other Financing Transactions are not contingent upon the completion of the other Financing Transactions, the Acquisition or the Company Debt Refinancing and (3) the indebtedness or other securities to be incurred or issued in certain of the Financing Transactions may not be incurred or issued, or may be redeemed, repaid, or repurchased, if the Acquisition is not consummated or is not consummated by a specified date, the pro forma and certain of the as adjusted information included or incorporated by reference in this prospectus supplement and the accompanying prospectus gives pro forma effect to the Acquisition, the Company Debt Refinancing and the Financing Transactions as if we had completed all such transactions as of December 31, 2018, in the case of balance sheet data, and as of January 1, 2018, in the case of income statement data, unless otherwise specified. The pro forma financial information included or incorporated by reference in this prospectus supplement does not, unless otherwise stated, give effect to our expected issuance of $150 million of the Debt Financing, because we intend to use that portion of the Debt Financing for general corporate purposes, including working capital and capital needs. See “Use of Proceeds.” Moreover, the unaudited pro forma consolidated combined financial information included in our Current Report on Form 8-K/A filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 15, 2019, which is incorporated by reference in this prospectus supplement and the accompanying prospectus and may be obtained as described in this prospectus supplement under the heading “Where You Can Find Additional Information; Incorporation of Certain Documents by Reference,” and certain pro forma and as adjusted information included in this prospectus supplement, have been calculated on the basis of assumptions made by our management at the time such information was prepared. For example, such unaudited pro forma consolidated combined financial information and other adjusted information reflects assumptions regarding (a) the amount of proceeds we will receive from, and certain pricing and other terms of, the Financing Transactions, (b) the number of securities to be issued in connection with the Financing Transactions and (c) the terms on which the Acquisition and the Company Debt Refinancing will be completed. As a result, purchasers in this offering should not place undue reliance on the pro forma and as adjusted information included or incorporated by reference in this prospectus supplement and the accompanying prospectus because this offering is not contingent upon completion of any of the other transactions reflected in that information.

All references to currency amounts included in this prospectus supplement are in U.S. dollars unless specifically noted otherwise.

S-iii

FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus supplement, the accompanying prospectus and the documents they incorporate by reference contain, and any free writing prospectus we may provide to you in connection with this offering are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are made based upon, among other things, our current assumptions, expectations, plans, and beliefs concerning future events and their potential effect on us. These forward-looking statements involve risks, uncertainties and other factors, many of which are outside our control that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. In some cases you can identify forward-looking statements where statements are preceded by, followed by or include the words “believes,” “expects,” “anticipates,” “plans,” “future,” “potential,” “probably,” “predictions,” “intends,” “will,” “continue,” “in the event” or the negative of such terms or similar expressions. Such forward-looking statements include, but are not limited to, statements regarding:

•	recovery of capital expenditures and expenses in rates;

•	projected capital expenditures and related funding requirements;

•	our capability to pursue timely rate increase requests;

•	the availability and cost of capital financing;

•	developments, trends and consolidation in the water and wastewater utility and infrastructure industries;

•	dividend payment projections;

•	opportunities for future acquisitions, both within and outside the water and wastewater industry, the success of pending acquisitions and the impact of future acquisitions;

•	expectations regarding the proposed Acquisition, including statements regarding regulatory approvals for the Acquisition, potential financing transactions related to the Acquisition (including statements regarding the Financing Transactions and the use of proceeds therefrom, including the Company Debt Refinancing), closing of the Acquisition or the impact of the Acquisition on the Company;

•	the capacity of our water supplies, water facilities and wastewater facilities;

•	the impact of federal and/or state tax policies, including changes in tax laws and policies as a result of the Tax Cuts and Jobs Act of 2017, and the regulatory treatment of the effects of those policies;

•	the impact of geographic diversity on our exposure to unusual weather;

•	the impact of conservation awareness of customers and more efficient plumbing fixtures and appliances on water usage per customer;

•	our authority to carry on our business without unduly burdensome restrictions;

•	the continuation of investments in strategic ventures;

•	our ability to obtain fair market value for condemned assets;
S-iv

•	the impact of fines and penalties;

•	the impact of changes in and compliance with governmental laws, regulations and policies, including those dealing with taxation, the environment, health and water quality, and public utility regulation;

•	the impact of decisions of governmental and regulatory bodies, including decisions to raise or lower rates and decisions regarding potential acquisitions;

•	the development of new services and technologies by us or our competitors;

•	the availability of qualified personnel;

•	the condition of our assets;

•	the impact of legal proceedings;

•	general economic conditions;

•	acquisition-related costs and synergies;

•	the sale of water and wastewater divisions; and

•	the amount of income tax deductions for qualifying utility asset improvements and the Internal Revenue Service’s ultimate acceptance of the deduction methodology.

Because forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including but not limited to:

•	our ability to integrate and otherwise realize all of the anticipated benefits of businesses, technologies or services which we may acquire;

•	our ability to manage the expansion of our business, including our ability to manage our expanded operations following the closing of the Acquisition;

•	changes in general economic, business, credit and financial market conditions;

•	changes in governmental laws, regulations and policies, including those dealing with taxation, the environment, health and water quality, and public utility regulation;

•	our ability to treat and supply water or collect and treat wastewater;

•	Peoples’s ability to transport, distribute and store natural gas;

•	the profitability of future acquisitions;

•	changes to the rules or our assumptions underlying our determination of what qualifies for an income tax deduction for qualifying utility asset improvements;

•	conditions to the completion of the Acquisition may not be satisfied or waived on a timely basis, or at all;
S-v

•	the decisions of governmental and regulatory bodies, including decisions on rate increase requests and decisions regarding potential acquisitions;

•	our ability to file rate cases on a timely basis to minimize regulatory lag;

•	abnormal weather conditions, including those that result in water use restrictions and seasonality effects;

•	changes in, or unanticipated, capital requirements;

•	changes in our credit ratings or the market price of our common stock;

•	changes in valuation of strategic ventures;

•	the extent to which we are able to develop and market new and improved services;

•	the effect of the loss of major customers;

•	our ability to retain the services of key personnel and to hire qualified personnel as we expand;

•	the diversion of our management’s time and resources caused by the announcement and pendency of the Acquisition;

•	labor disputes;

•	increasing difficulties in obtaining insurance and increased cost of insurance;

•	cost overruns relating to improvements to, or the expansion of, our operations;

•	increases in the costs of goods and services and commodity prices;

•	civil disturbance or terroristic threats or acts;

•	the continuous and reliable operation of our information technology systems, including the impact of cyber security attacks or other cyber-related events;

•	changes in accounting pronouncements;

•	litigation and claims;

•	changes in environmental conditions, including the effects of climate change;

•	restrictions on our subsidiaries’ ability to make dividends and other distributions;

•	restrictions and limitations that may stem from financing arrangements we enter into or assume in the future, or from the redemptions and repurchases we may undertake if the Acquisition is not consummated;

•	dilution to our shareholders related to any financing transactions, including the Financing Transactions; and

•	broad discretion of our management to use the net proceeds from this offering if the Acquisition is not consummated.
S-vi

Given these risks and uncertainties, you should not place undue reliance on any forward-looking statements. You should read this prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference into this prospectus supplement completely and with the understanding that our actual results, performance and achievements may be materially different from what we expect. These forward-looking statements represent assumptions, expectations, plans and beliefs only as of the date of this prospectus supplement, the date of the document containing the applicable statement or the date specified in such statement, as applicable. Except for our ongoing obligations to disclose certain information under the federal securities laws, we are not obligated, and assume no obligation, to update these forward-looking statements, even though our situation may change in the future. For further information or other factors which could affect our financial results and such forward-looking statements, see “Risk Factors.” We qualify all of our forward-looking statements by these cautionary statements.

Investing in the Units involves risks. You should review and consider carefully the risks, uncertainties and other factors that affect our business, financial condition and results of operations and the value of the Units and shares of our common stock, including those described in the “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and other sections in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and our Current Report on Form 8-K/A filed with the SEC on April 15, 2019, which are incorporated by reference in this prospectus supplement, and those described in the “Risk Factors” sections and other sections of this prospectus supplement and the accompanying prospectus. You may obtain copies of these reports and documents as described under “Where You Can Find Additional Information; Incorporation of Certain Documents by Reference” in this prospectus supplement. These risks, uncertainties and other factors could cause you to suffer a loss of all or part of your investment in the Units. Before making an investment decision, you should carefully consider these risks, uncertainties and other factors, as well as other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and any related free writing prospectus we may provide to you in connection with this offering. However, additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business, operations, financial condition and financial results and the value of the Units.

S-vii

MARKET AND INDUSTRY DATA

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus include, and any free writing prospectus we may provide to you in connection with this offering may include, market, demographic and industry data and forecasts related to our business and Peoples’s business that are based on or derived from sources such as independent industry publications, publicly available information, government data and other information from third parties or that have been compiled or prepared by our or Peoples’s management or employees. We do not guarantee the accuracy or completeness of any of this information, and we have not independently verified any of the information provided by third-party sources.

In addition, market, demographic and industry data and forecasts involve estimates, assumptions and other uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus supplement and under similar headings in the documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus. Accordingly, you should not place undue reliance on any of this information.

S-viii

SUMMARY INFORMATION

The following summary highlights, and should be read together with, the information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. This summary may not contain all of the information that may be important to you, and you should carefully read this entire prospectus supplement, the accompanying prospectus, any free writing prospectus we may provide to you in connection with this offering and the documents incorporated by reference herein and therein before making an investment decision. You may obtain a copy of the documents incorporated by reference by following the instructions in the section titled “Where You Can Find Additional Information; Incorporation of Certain Documents by Reference,” in this prospectus supplement. Unless we state otherwise or the context otherwise requires, references appearing in this prospectus supplement to “Aqua America,” the “Company,” “we,” “us” and “our” should be read to refer to Aqua America, Inc. and its subsidiaries.

Aqua America, Inc.

Aqua America, Inc., a Pennsylvania corporation, is the holding company for regulated utilities providing water or wastewater services to an estimated three million people in Pennsylvania, Ohio, Texas, Illinois, North Carolina, New Jersey, Indiana, and Virginia. Our largest operating subsidiary is Aqua Pennsylvania, Inc., which accounted for approximately 53% of our operating revenues and approximately 71% of our regulated segment’s income for 2018. As of December 31, 2018, Aqua Pennsylvania provided water or wastewater services to approximately one-half of the total number of people we serve. Aqua Pennsylvania’s service territory is located in the suburban areas in counties north and west of the City of Philadelphia and in 27 other counties in Pennsylvania. Our other regulated utility subsidiaries provide similar services in seven other states. In addition, the Company’s market-based activities are conducted through Aqua Infrastructure, LLC (“Aqua Infrastructure”) and Aqua Resources Inc. (“Aqua Resources”). Aqua Infrastructure provides non-utility raw water supply services for firms in the natural gas drilling industry. Aqua Resources provides water service through operating and maintenance contracts with a municipal authority and another party close to our utility companies’ service territory; and offers, through a third-party, water and sewer line protection solutions and repair services to households. In 2017, we completed the sale of two business units that were reported within Aqua Resources, one which installed and tested devices that prevent the contamination of potable water and another that constructed, maintained, and repaired water and wastewater systems. Additionally, during 2016, we completed the sale of business units within Aqua Resources, which provided liquid waste hauling and disposal services and inspection, and cleaning and repair of storm and sanitary wastewater lines.

Aqua America, which prior to its name change in 2004 was known as Philadelphia Suburban Corporation, was formed in 1968 as a holding company for its primary subsidiary, Aqua Pennsylvania, formerly known as Philadelphia Suburban Water Company. In the early 1990s, we embarked on a growth through acquisition strategy focused on water and wastewater operations. Our most significant transactions to date have been the merger with Consumers Water Company in 1999, the acquisition of the regulated water and wastewater operations of AquaSource, Inc. in 2003, the acquisition of Heater Utilities, Inc. in 2004, and the acquisition of American Water Works Company, Inc.’s regulated water and wastewater operations in Ohio in 2012. Since the early 1990s, our business strategy has been primarily directed toward the regulated water and wastewater utility industry, where we have more than quadrupled the number of regulated customers we serve, and have extended our regulated operations from southeastern Pennsylvania to include our current regulated utility operations throughout Pennsylvania and in seven other states. During 2010 through 2013, we sold our utility operations in six states, pursuant to a portfolio rationalization strategy to focus our operations in areas where we have critical mass and economic growth potential. Currently, the Company seeks to acquire businesses in the U.S. regulated sector, which includes water and wastewater utilities and other regulated utilities, and to pursue growth ventures in market-based activities, such as infrastructure opportunities that are supplementary and complementary to our regulated businesses. On October 22, 2018, we entered into a purchase agreement to acquire a group of natural gas public utility companies that we refer to as “Peoples.” Peoples serves approximately 740,000 gas utility

S-1

customers in western Pennsylvania, West Virginia, and Kentucky. See “—Recent Developments—Proposed Peoples Gas Acquisition” for additional information regarding Peoples and the Acquisition.

Our growth in revenues over the past five years is primarily a result of increases in water and wastewater rates and customer growth. The increase in our utility customer base, as shown below, has been due to customers added through acquisitions, partnerships with developers, and organic growth (excluding dispositions):

Year	Utility Customer Growth Rate
2018	2.3%
2017	1.1%
2016	1.6%
2015	1.9%
2014	1.3%

In 2018, our customer count increased by 22,741 customers, primarily due to utility systems that we acquired and organic growth. Overall, for the five-year period of 2014 through 2018, our utility customer base, adjusted to exclude customers associated with utility system dispositions, increased at an annual compound rate of 1.6%. During the five-year period ended December 31, 2018, our utility customer base, including customers associated with utility system acquisitions and dispositions, increased from 941,008 at January 1, 2014 to 1,005,590 at December 31, 2018. This five-year period includes the impact of the condemnation of our Fort Wayne, Indiana system in 2014, which resulted in the loss of approximately 13,000 connections.

Our principal executive office is located at 762 W. Lancaster Avenue, Bryn Mawr, Pennsylvania 19010-3489, and our telephone number is 610-527-8000. Our website may be accessed at www.aquaamerica.com. The reference to our website is intended to be an inactive textual reference only, and the contents of our website is not incorporated by reference herein and should not be considered part of this prospectus supplement.

Our Business Strategy

Since the early 1990s, our business strategy has been primarily directed toward the regulated water and wastewater utility industry, where we have more than quadrupled the number of regulated customers we serve, and have extended our regulated operations from southeastern Pennsylvania to include our current regulated utility operations throughout Pennsylvania and in seven other states. We are focused on operating our businesses in a safe and efficient manner to provide exceptional service to our customers. Our key strategic priorities are as follows:

Pursue High-Quality, Low-Risk Earnings Growth

Growth in our existing water and wastewater utility business comes from both customer growth and increases in water and wastewater rates, driven by utility infrastructure investment. We expect to invest approximately $1.4 billion into our existing water utility infrastructure over the 2019-2021 timeframe including approximately $550 million in 2019. These estimates exclude planned capital expenditures by Peoples and the costs of new mains financed by advances and contributions in aid of construction. Our investment plans are supported by constructive regulatory environments in the jurisdictions in which we operate, and are expected to result in annual rate base growth over the same time period. Our regulators have a track record of setting rates and establishing terms of service that allow our regulated subsidiaries to obtain a fair and reasonable return on capital invested. Further, several of our regulators have put in place programs that incentivize prudent investments in our utility system by providing for reduced regulatory lag. For example, New Jersey allows for an infrastructure rehabilitation surcharge for water utilities, while Pennsylvania, Illinois, Ohio, Indiana and North Carolina allow for the use of an infrastructure rehabilitation surcharge for both water and wastewater utility systems. Aqua Virginia is also piloting an infrastructure rehabilitation surcharge for its water and wastewater utilities to be implemented in 2019, pursuant to the final order issued in Aqua Virginia’s 2018 rate case.

S-2

In addition to our organic infrastructure investment, we expect to continue to actively explore opportunities to expand our operations through acquisitions of government-owned and regulated water and wastewater systems that provide services in areas near our existing service territories or in new service areas. With approximately 50,000 community water systems in the United States, 81% of which serve less than 3,300 customers, the water industry is the most fragmented of the major utility industries (telephone, natural gas, electric, water and wastewater). In the states where we operate regulated utilities, we believe there are approximately 14,000 community water systems of widely-varying size, with the majority of the population being served by government-owned water systems. Because of the fragmented nature of the water and wastewater utility industries, we believe that there are many potential water and wastewater system acquisition candidates throughout the United States. We believe numerous factors will drive continued consolidation of these systems, including the benefits of economies of scale, the increasing cost and complexity of environmental regulations, the need for substantial capital investment and the need for technological and managerial expertise.

Six of the states in which we operate currently have some form of fair market value legislation. This legislation allows the relevant public utility commission to utilize fair market value to set ratemaking rate base instead of the depreciated original cost of water or wastewater assets for certain qualifying municipal acquisitions. We believe that this legislation is another factor that will encourage consolidation in the water and wastewater industry, providing municipalities with an option for exiting the business if they are dealing with challenges associated with their aging, deteriorating water and wastewater assets, do not have the expertise or technical capabilities to continue to comply with ever increasing environmental regulations or simply want to focus on other community priorities. In 2018, we closed six municipal acquisitions with over 13,700 customers and over $100 million of rate base.

Maintain a Low-Risk Regulated Utility Profile

Our core skill set is operating, maintaining and growing a regulated utility platform. The vast majority of our earnings are derived from regulated utilities, and we intend to maintain our focus on regulated utility platforms. As further discussed in “—Recent Developments—Peoples Gas Acquisition—Strategic Rationale for the Acquisition,” the Acquisition is consistent with this strategy. Our focus on regulated utilities has contributed to our historically stable earnings and cash flows, which forms the foundation for our dividend policy and has allowed us to raise dividends 28 times in the last 27 years.

Maintain Our Commitment to a Strong Balance Sheet

Our goal is to maintain a strong balance sheet and liquidity position in addition to solid investment grade credit ratings. We believe maintaining these objectives affords us the financial flexibility necessary to take advantage of significant growth opportunities in our regulated utility businesses.

Our Competitive Strengths

We believe that we are well-positioned to meet our obligations to customers, grow our business and create shareholder value because of the following factors:

Extensive Track Record of Operating Stable Utilities

Our earnings are principally derived from the return on investment we earn on our utility assets. We estimate that, as of December 31, 2018, our rate base was approximately $4.5 billion. We estimate that, as of December 31, 2019, assuming consummation of the Acquisition, our rate base will be approximately $7.2 billion. Of the $7.2 billion expected rate base as of December 31, 2019, we estimate that approximately 70% will be derived from water and wastewater utilities and approximately 30% will be derived from natural gas distribution. We have more than 130 years of service experience and a proven track record of operational efficiency.

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Operations in Constructive Regulatory Jurisdictions

We currently have regulated utility operations in eight different states, which have collectively provided constructive regulatory environments for our utility operations, and following the Acquisition will have regulated utility operations in ten different states, which we believe will provide constructive regulatory environments for our expanded utility operations. Two of these ten states have in place rate decoupling mechanisms for water or gas utility businesses, which reduce the dependency of our revenues to the changes in the volume of managed water or natural gas that may result from fluctuations in the weather, gas consumption, water conservation, and other factors. Further, regulators in several of these states have put in place certain programs that incentivize prudent capital investments in our utility system by providing for accelerated recovery of and on capital. The regulatory framework in Pennsylvania, which accounted for approximately 71% of our Regulated segment’s income for 2018, is generally considered progressive and is highly rated by Regulatory Research Associates. Pennsylvania’s high rating is based on the probable level and quality of the earnings to be realized by the state’s utilities as a result of regulatory, legislative and court actions, as well as the utilization of fully forecasted test years, Distribution Systems Improvement Charges and other automatic adjustment clauses that are intended to reduce the gap between the time that a capital project is completed and the recovery of costs in rates. As further discussed in “—Recent Developments—Peoples Gas Acquisition—Strategic Rationale for the Acquisition,” the Acquisition would increase our presence in constructive regulatory jurisdictions, particularly in Pennsylvania.

Significant Infrastructure Needs & Core Competency in Infrastructure Investment

According to recent U.S. EPA surveys, there are approximately 50,000 community water systems and approximately 15,000 wastewater systems in the United States, a majority of which are municipally owned, and more than $740 billion will need to be spent to maintain and improve U.S. water and wastewater infrastructure over the next 20 years. We have historically leveraged our expertise in infrastructure improvement and pipeline replacement to improve safety and reliability throughout the states in which we operate. For example, over the last 15 years, our investment in pipe replacement in southeastern Pennsylvania has resulted in a 53% reduction in discolored water-quality-related service orders and a 60% reduction in main breaks. As municipalities face the challenges of replacing deteriorating infrastructure, we provide a viable and valuable solution to communities through our expertise and our economies of scale. In addition, we expect the Acquisition will introduce new infrastructure investment opportunities, as discussed in “—Recent Developments—Peoples Gas Acquisition—Strategic Rationale for the Acquisition.”

Consistent History of Dividend Growth. We have paid dividends consecutively for 74 years

In 2018, our Board of Directors raised the quarterly dividend on our common stock by 7%, increasing the effective annual dividend rate to $0.876 per share, beginning with the dividend payment in September 2018. This is the 28th dividend increase in the past 27 years and the 20th consecutive year that we have increased our dividend in excess of 5%.

Experienced Management Team

Our senior management team is highly experienced in the utility industry. The team is supported by a core group of employees in leadership positions with substantial experience in the operation of regulated utility businesses. In addition, as discussed in “—Recent Developments—Peoples Gas Acquisition—Strategic Rationale for the Acquisition,” the Peoples’s management team has significant experience in the natural gas utility industry. Additionally, the Aqua America CEO serves on the Board of Directors of the National Association of Water Companies.

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Recent Developments

Proposed Peoples Gas Acquisition

On October 22, 2018, we entered into a Purchase Agreement (the “Acquisition Agreement”) with LDC Parent LLC, a Delaware limited liability company (“Seller”), to acquire all of the issued and outstanding limited liability company membership interests of LDC, the parent of a group of natural gas public utility companies including Peoples Natural Gas Company LLC, a Pennsylvania limited liability company, Peoples Gas Company LLC, a Pennsylvania limited liability company, Peoples Gas WV LLC, a West Virginia limited liability company, Peoples Gas Kentucky LLC, a Kentucky limited liability company, and Delta Natural Gas Co., Inc., a Kentucky corporation, as well as other operating subsidiaries.

The Acquisition, once consummated, will expand our regulated utility business to include natural gas distribution. The cash purchase price for the Acquisition will be an amount equal to $4.275 billion (the “Default Cash Acquisition Consideration”), subject to adjustments for working capital, certain capital expenditures, transaction expenses and closing indebtedness as set forth in the Acquisition Agreement (as so adjusted, the “Cash Acquisition Consideration”). The Company expects to assume, as a result of acquiring Peoples, approximately $1,370 million of Peoples’s indebtedness upon the closing of the Acquisition, which would reduce the cash purchase price by approximately $1,370 million pursuant to the foregoing adjustments. See “—Financing Transactions” and “Use of Proceeds” for a discussion of our plans to finance the Cash Acquisition Consideration.

Closing of the Acquisition is subject to customary closing conditions set forth in the Acquisition Agreement, including, among others, (1) the absence of any law or governmental order prohibiting the consummation of the Acquisition, (2) the accuracy of the parties’ representations and warranties, subject to customary materiality standards and certain other exceptions, (3) compliance in all material respects of the parties with their applicable covenants under the Acquisition Agreement, subject to certain exceptions, (4) the absence of a “material adverse effect” with respect to LDC and its subsidiaries and (5) receipt of certain regulatory approvals, including from the public utility commission in Pennsylvania and West Virginia. The closing of the Acquisition is not subject to any financing condition. We currently expect the Acquisition will close in mid-2019.

The Acquisition Agreement contains certain termination rights for each of us and Seller. The Acquisition Agreement may be terminated at any time prior to the closing of the Acquisition in the event the Acquisition is not completed by October 22, 2019 (subject to extension, on the terms set forth in the Acquisition Agreement, to April 22, 2020 in order to obtain necessary regulatory approvals) (the “Acquisition Outside Date”). However, neither we nor Seller may terminate the Acquisition Agreement pursuant to the foregoing if our or Seller’s respective failure to fulfill any obligation under the Acquisition Agreement was the primary cause of the failure of the closing to occur on or before the Acquisition Outside Date. The Acquisition Agreement may also be terminated at any time prior to the closing of the Acquisition by mutual written consent of us and Seller, and in other customary circumstances. In the event that the Acquisition Agreement is terminated due to certain breaches by us, we would be required to pay a fee of $120 million to the Seller as liquidated damages.

The Acquisition and the Acquisition Agreement are described in more detail in our Current Report on Form 8-K filed with the SEC on October 23, 2018 (the “Acquisition 8-K”), which is incorporated by reference into this prospectus supplement and the accompanying prospectus. The foregoing summary description does not purport to be complete and is qualified in its entirety by reference to the complete text of the Acquisition Agreement, which was filed as Exhibit 2.1 to the Acquisition 8-K.

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The Acquisition Agreement has been filed as an exhibit to our public reports filed with the SEC, and has been incorporated by reference into this prospectus supplement and the accompanying prospectus, solely to provide information to current and prospective investors and security holders regarding its terms. The Acquisition Agreement and the description of certain terms of the Acquisition Agreement appearing in this prospectus supplement and some of the documents incorporated by reference in the accompanying prospectus are not intended to provide any other factual information about Aqua America, Peoples, their respective businesses, or the actual or future conduct of their respective businesses or to modify or supplement any factual disclosures about Aqua America or Peoples included in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference therein or Aqua America’s other public reports. The Acquisition Agreement and any descriptions thereof should not be relied upon as representations or warranties about Aqua America or Peoples or, other than with respect to the terms of the Acquisition Agreement, as disclosure about Aqua America or Peoples. No one should rely on the representations, warranties and covenants in the Acquisition Agreement or any descriptions thereof as characterizations of the actual state of facts or conditions of Aqua America or Peoples or any of their respective subsidiaries or affiliates. The representations and warranties contained in the Acquisition Agreement are the product of negotiations among the parties thereto and that the parties made to, and solely for the benefit of, each other as of specified dates. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties and are also qualified in important part by confidential disclosure schedules delivered in connection with the Acquisition Agreement. In addition, those representations and warranties were made for the purpose of allocating contractual risk between the parties to the Acquisition Agreement instead of establishing these matters as facts, and may be subject to standards of materiality used by the contracting parties that differ from those applicable to investors and security holders. Moreover, information concerning the subject matter of the representations and warranties may change after the dates contemplated by the Acquisition Agreement, which subsequent information may or may not be reflected in this prospectus supplement or the documents incorporated by reference in this prospectus supplement and the accompanying prospectus or in Aqua America’s other public reports. The Acquisition Agreement and any such descriptions thereof should not be read alone, but should instead be read in conjunction with the other information regarding Aqua America or Peoples that is contained in, or incorporated by reference into, this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein.

The consummation of this offering is not conditioned upon the closing of the Acquisition. There can be no assurance that the Acquisition will be consummated on the terms or by the time currently contemplated, or at all, or, if consummated, that the terms of the Acquisition, including the financing thereof and the closing date, will not differ, perhaps substantially, from those currently contemplated or described in this prospectus supplement or the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The closing of the Acquisition is subject to, among other conditions, the receipt of regulatory approval by the Pennsylvania Public Utility Commission. We filed an application for approval by the Pennsylvania Public Utility Commission, and several entities have intervened in the proceeding. The procedural schedule requires rebuttal testimony to be filed on April 30, 2019. We have initiated settlement discussions with the intervenors and those negotiations are ongoing. Whether through a settlement agreement or through a litigated proceeding, we may be required to agree to certain actions, undertakings, terms, or other measures, including those that may require increased capital or other expenditures by the Company. See “Risk Factors—Risks Related to the Acquisition and the Financing Transactions” in this prospectus supplement, “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and “Risk Factors” in our Current Report on Form 8-K/A filed with the SEC on April 15, 2019 (as updated by annual, quarterly and other reports and documents we file with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus).

About Peoples

Headquartered in Pittsburgh, Pennsylvania, Peoples primarily engages in regulated distribution and transportation of natural gas to approximately 740,000 residential, commercial and industrial customers in Pennsylvania, West Virginia and Kentucky. For the year ended December 31, 2018, Peoples’s operating revenues amounted to $914 million.

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For a discussion of Peoples’s business, operations, financial condition and financial results and the specific risks related to Peoples’s business, operations, financial condition and financial results, please see the “Peoples’s Business,” “Risk Factors related to Peoples” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Peoples” in our Current Report on Form 8-K/A filed with the SEC on April 15, 2019 and incorporated by reference in this prospectus supplement and the accompanying prospectus.

Strategic Rationale for the Acquisition

We believe the Acquisition is a strategically compelling transaction that brings together two high-quality regulated utility companies in regions with constructive regulatory environments and attractive demographics. Consistent with our strategy of growing our regulated utility platform, we expect that the Acquisition will introduce a new platform for regulated growth, creating a leading water and natural gas utility in the United States with scale across the water, wastewater and natural gas distribution sectors. We believe this enhanced growth platform will present opportunities for the Company to grow our rate base through a wider range of infrastructure investment opportunities. In addition, as a larger publicly traded utility, we expect to have better access to capital to fund our infrastructure and capital expenditure needs. We also believe our enhanced scale and better access to the capital markets will support our commitment to strong investment grade credit ratings.

Both Aqua America and Peoples have demonstrated the ability to earn a return on and recover invested capital, with a history of sustained growth in earnings and cash flow. We believe the Acquisition will diversify the Company’s cash flow while preserving our low-risk regulated utility profile, resulting in a multi-platform utility with operations spanning ten states.

We expect that the Acquisition will increase our presence in constructive regulatory jurisdictions, particularly Pennsylvania, where the regulatory framework is generally considered progressive and is highly rated by Regulatory Research Associates. Pennsylvania’s high rating is based on the probable level and quality of the earnings to be realized by the state’s utilities as a result of regulatory, legislative, and court actions, as well as the utilization of fully forecasted test years, Distribution Systems Improvement Charges and other automatic adjustment clauses that are intended to reduce the gap between the time that a capital project is completed and the recovery of costs in rates. The Peoples’s management team will bring significant experience investing in and operating critical energy and safety infrastructure; their experience and knowledge is expected to be highly complementary to our core focus of operating our businesses in a safe and efficient manner to provide exceptional service to our customers.

We expect the Acquisition to increase our scale, cash flow diversity and rate base and strengthen our financial foundation, creating an enhanced platform for long-term growth. However, there can be no assurance that the Acquisition will be consummated on the terms or by the time currently contemplated, or at all, or, if consummated, that we will realize the anticipated benefits of the Acquisition. See “Risk Factors—Risks Related to the Acquisition and the Financing Transactions” in this prospectus supplement and “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (as updated by annual, quarterly and other reports and documents we file with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus).

Financing Transactions

In addition to the sale of the Units in connection with this offering, we expect to obtain additional financing to (1) fund the Acquisition, (2) complete the redemption of approximately $314 million aggregate principal amount of our privately placed notes (such notes, the “PPNs,” and such redemption, the “Company Debt Refinancing”) and (3) pay related costs and expenses as described below. In addition, we intend to use $150 million of proceeds of the Debt Financings for general corporate purposes, including working capital and capital needs. For information regarding sources and uses of funds in connection with the Acquisition and the Financing Transactions, see “Use of Proceeds.”

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Common Stock Offering

Concurrently with this offering, we are offering, by means of a separate prospectus supplement, $1,000 million of our common stock, par value $0.50 per share (“our common stock”), or up to $1,150 million aggregate offering value if the underwriters of such offering exercise their option to purchase additional shares of our common stock (the “Common Stock Offering”). Assuming a public offering price of $36.60 per share (the last reported sale price of our common stock on the NYSE on April 10, 2019), the Common Stock Offering would result in the issuance of 27,322,404 shares of our common stock (or approximately 31,420,765 shares if the underwriters exercise their option with respect to such offering in full) although there can be no assurance that the Common Stock Offering will be completed. The number of shares of our common stock sold in that offering may increase or decrease based on market conditions relating to that security.

Private Placement

On March 29, 2019, we entered into a Stock Purchase Agreement (the “CPPIB Agreement”) with Canada Pension Plan Investment Board (“CPPIB”) pursuant to which CPPIB agreed to purchase an aggregate of 21,661,095 newly issued shares of our common stock (the “Private Placement”) at the lower of (1) $34.62 per share and (2) the volume weighted average price per share in our public offerings of Common Stock to fund the Acquisition, the Company Debt Refinancing and pay related costs and expenses related thereto.

We expect the Private Placement to close concurrently with the consummation of the Acquisition, subject to certain closing conditions, including the closing of the Acquisition, the completion of additional equity offerings (including this offering and the Common Stock Offering) which raise gross proceeds in an aggregate amount of at least $1,600 million and the execution and delivery of a shareholder’s agreement between CPPIB and the Company. The completion of the Private Placement is not conditioned upon the consummation of the Company Debt Refinancing or the Debt Financings.

Pursuant to the CPPIB Agreement, the shares purchased by CPPIB in the Private Placement will be subject to certain transfer restrictions until the earlier of 15 months following the completion of the Private Placement or specified change of control events with respect to the Company, subject to certain exceptions. In addition, subject to ownership thresholds and other customary requirements, CPPIB will have, pursuant to the shareholder’s agreement to be entered into in connection with the closing of the Private Placement, (1) the right to appoint a member of our board of directors, (2) certain pre-emptive rights, (3) certain registration rights in respect of the shares purchased by CPPIB in the Private Placement and (4) certain “standstill” obligations with respect to the Company, subject to certain exceptions. Upon closing of the Private Placement, the Company has agreed to reimburse CPPIB for reasonable out-of-pocket diligence expenses of up to $4 million, subject to certain exceptions.

The foregoing description of the Private Placement does not purport to be complete and is qualified in its entirety by reference to the full text of the CPPIB Agreement, which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on March 29, 2019 and incorporated by reference herein.

Debt Financings

We intend to obtain or otherwise incur up to approximately $1,009 million of senior indebtedness in connection with the Acquisition and the Company Debt Refinancing and approximately $150 million of senior indebtedness to be used for general corporate purposes, including working capital and capital needs. We refer to this $1,159 million of senior indebtedness financing as the “Debt Financings”. The Debt Financings may include some combination of the following:

•	Notes Offering. Subsequent to this offering we expect to offer, pursuant to one or more separate prospectus supplements, one or more series of senior unsecured notes (such notes, the “New Notes” and, such offerings, the “Notes Offering”).
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•	Bridge Facility. On October 22, 2018, we obtained a commitment (the “Bridge Commitment”) from Goldman Sachs Bank USA and Royal Bank of Canada to provide 364-day senior unsecured bridge loans (the “Bridge Facility”), in an aggregate amount of up to $5,100 million, subject to customary conditions set forth in the Bridge Commitment. As of the date of this prospectus supplement, we have terminated approximately $1,633 million of commitments under the Bridge Commitment in connection with, among other things, the replacement of our prior unsecured revolving credit facility, the expected refinancing of Peoples’s revolving credit facility using our senior unsecured revolving credit facility (our “Revolving Credit Facility”) and the expected assumption of Peoples’s private placement notes. The Bridge Commitment may only be drawn upon to fund the Acquisition, the Company Debt Refinancing and related fees and expenses, and will expire upon the earliest to occur of (1) the termination of the Acquisition Agreement prior to the consummation of the Acquisition, (2) the closing of the Acquisition or (3) the Acquisition Outside Date.

In addition, if and to the extent that the Common Stock Offering and/or the Private Placement is not completed, or such offerings are completed for less aggregate net proceeds than anticipated, we currently intend to fund any shortfall through the issuance of additional shares of common stock or equity-linked securities prior to the consummation of the Acquisition. However, if we are unable to issue such shares or equity-linked securities, we would fund any shortfall with additional debt financings, which may include borrowings under the Bridge Facility and/or the Revolving Credit Facility.

In this prospectus supplement, references to the “Financing Transactions” refer to this offering, the Common Stock Offering, the Private Placement and the Debt Financings, and references to the “Transactions” refer to the Financing Transactions, the Acquisition and the Company Debt Refinancing, including the application of the net proceeds from the Financing Transactions to complete such transactions as described herein. In addition, unless otherwise specified or the context requires otherwise, references in this prospectus supplement to the “consummation of the Acquisition” or similar expressions shall be deemed to include the application of the net proceeds from the Financing Transactions to complete such transactions as described herein, including the consummation of the Company Debt Refinancing.

This offering and certain of the other Financing Transactions are not conditioned upon the consummation of any other Financing Transactions, the Acquisition or the Company Debt Refinancing. In addition, the indebtedness or other securities to be incurred or issued in certain of the Financing Transactions may not be incurred or issued, or may be redeemed, repaid, or repurchased, if the Acquisition is not consummated or is not consummated by a specified date. Accordingly, even if the Acquisition, the Company Debt Refinancing or other Financing Transactions do not occur, the Units issued in this offering will remain outstanding, unless, in the event the Acquisition does not occur by April 22, 2020 or is terminated prior to such date, we elect to redeem the outstanding purchase contracts (in which case holders can require us to repurchase their amortizing notes) as described herein. Purchasers of the Units in this offering should not place undue reliance on the pro forma and as adjusted information included and incorporated by reference in this prospectus supplement and the accompanying prospectus because this offering is not contingent upon the completion of any of the other Financing Transactions, the Acquisition or the Company Debt Refinancing, some or all of which are reflected in the adjustments included in that information, and because the actual amount of proceeds from the sale of shares and from any other Financing Transaction, and the actual terms of each of the Transactions, may differ, perhaps substantially, from those reflected in the prospectus supplement.

We cannot assure you that we will complete the Acquisition or any of the other Financing Transactions on the terms contemplated by this prospectus supplement, or at all.

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The Offering

The summary below describes the principal terms of the Units, the purchase contracts and the amortizing notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of the Units,” Description of the Purchase Contracts” and “Description of the Amortizing Notes” sections of this prospectus supplement, together with the “Description of Debt Securities” section of the accompanying prospectus, contain a more detailed description of the terms and conditions of the Units, the purchase contracts and the amortizing notes.

As used in this section, unless the context otherwise requires, references to “Aqua America,” the “Company,” “we,” “us,” “our” and similar references refer only to Aqua America, Inc. and not to its consolidated subsidiaries.

The Units

Issuer	Aqua America, Inc., a Pennsylvania corporation

Number of Units Offered	14,500,000 Units

Underwriters’ Option	We have granted the underwriters an option to purchase within 13 days beginning on, and including, the date of initial issuance of the Units up to an additional 2,175,000 Units at the public offering price less the underwriting discount. This option may be exercised by the underwriters solely to cover over-allotments, if any.

Stated Amount of Each Unit	$50.00 for each Unit

Components of Each Unit	Each Unit is comprised of two parts:

• a prepaid stock purchase contract issued by us (a “purchase contract”); and

• a senior amortizing note issued by us (an “amortizing note”).

Unless earlier redeemed by us in connection with an acquisition termination redemption or settled earlier at the holder’s option or at our option, each purchase contract will, subject to postponement in certain limited circumstances, automatically settle on April 30, 2022 (such date, as so postponed (if applicable), the “mandatory settlement date”). Upon any settlement on the mandatory settlement date, we will deliver not more than shares and not less than shares of our common stock per purchase contract, subject to adjustment, based upon the applicable settlement rate and applicable market value of our common stock, as described below under “Description of the Purchase Contracts—Delivery of Common Stock.”

Each amortizing note will have an initial principal amount of $ , will bear interest at the rate of % per annum and will have a final installment payment date of April 30, 2022. On each January 30, April 30, July 30 and October 30, commencing on July 30, 2019, we will pay equal quarterly cash installments of $ per amortizing note (except for the July 30, 2019 installment payment, which will be $ per amortizing note), which cash payment in the aggregate per year will be equivalent to % per year with respect to each $50.00 stated amount of Units.

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Each installment payment will constitute a payment of interest and a partial repayment of principal, allocated as set forth under “Description of the Amortizing Notes—Amortization Schedule.”

The return to an investor on a Unit will depend upon the return provided by each component. The overall return will consist of the value of the shares of our common stock delivered upon settlement of the purchase contracts and the cash installments paid on the amortizing notes.

Each Unit May Be Separated into Its Components	Each Unit may be separated by a holder into its constituent purchase contract and amortizing note on any business day during the period beginning on, and including, the business day immediately following the date of initial issuance of the Units to, but excluding, the second scheduled trading day immediately preceding April 30, 2022 or, if earlier, the second scheduled trading day immediately preceding any “early mandatory settlement date” or the second scheduled trading day immediately preceding any “acquisition redemption settlement date” and also excluding the business day immediately preceding any installment payment date (provided, the right to separate the Units shall resume after such business day). Prior to separation, the purchase contracts and amortizing notes may only be purchased and transferred together as Units. See “Description of the Units—Separating and Recreating Units.”

A Unit May Be Recreated from Its Components	If you hold a separate purchase contract and a separate amortizing note, you may combine the two components to recreate a Unit. See “Description of the Units—Separating and Recreating Units.”

Listing	We have applied to list the Units on the NYSE under the symbol “WTRU”, subject to satisfaction of its minimum listing standards with respect to the Units. However, we cannot assure you that the Units will be approved for listing. If approved for listing, we expect trading on the NYSE to begin within 30 calendar days after the Units are first issued. We will not initially apply to list the separate purchase contracts or the separate amortizing notes on any securities exchange or automated inter-dealer quotation system, but we may apply to list such separate purchase contracts and separate amortizing notes in the future as described under “Description of the Units—Listing of Securities.” Prior to this offering, there has been no public market for the Units.

Our common stock is listed on the NYSE under the symbol “WTR.”

Use of Proceeds	We estimate that the net proceeds from this Units offering, after deducting underwriting discounts and estimated offering expenses, will be approximately $ million (or approximately $ million if the underwriters exercise their option to purchase additional Units in full).

We intend to use the net proceeds from this offering, together with the net proceeds from the other Financing Transactions, to (1) fund the Acquisition, (2) complete the Company Debt Refinancing and (3) pay related costs and expenses as described below. See “—Recent Developments—Proposed

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Peoples Gas Acquisition.” In addition, we intend to use $150 million of proceeds of the Debt Financings for general corporate purposes, including working capital and capital needs.

If for any reason the Acquisition is not consummated, we expect we would use the net proceeds from this offering, after payment of any cash redemption amount and/or repurchase price (if applicable), for general corporate purposes, which may include the Company Debt Refinancing, the redemption of securities issued in connection with the other Financing Transactions, repurchases of our common stock, debt repayment, capital expenditures and investments. See “Use of Proceeds.”

Concurrent Common Stock Offering	Concurrently with this offering of Units, we are offering, by means of a separate prospectus supplement, $1,000 million of our common stock (or up to $1,150 million aggregate offering value if the underwriters for that offering exercise their option to purchase additional shares of common stock). This prospectus supplement is not an offer to sell or a solicitation of an offer to buy any securities being offered in the Common Stock Offering. There can be no assurance that the Common Stock Offering will be completed. Neither this offering nor the Common Stock Offering is conditioned upon the consummation of the Acquisition or completion of any other Financing Transactions. See “—Recent Developments—Financing Transactions—Common Stock Offering.”

Private Placement	On March 29, 2019, we entered into the CPPIB Agreement pursuant to which CPPIB agreed to purchase an aggregate of 21,661,095 shares of our common stock at the lower of (1) $34.62 per share and (2) the volume weighted average price per share in our public offerings of Common Stock to fund the Acquisition, the Company Debt Refinancing and pay related costs and expenses related thereto. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy any securities being offered in the Private Placement. This offering is not conditioned upon completion of the Private Placement. The completion of the Private Placement is subject to certain closing conditions, including the closing of the Acquisition, the completion of additional equity offerings (including this offering and the Common Stock Offering) which raise gross proceeds in an aggregate amount of at least $1,600 million and the execution and delivery of a shareholders agreement between CPPIB and the Company. See “—Recent Developments—Financing Transactions—Private Placement.”

Risk Factors	Investing in our Units involves risks. See “Risk Factors” in this prospectus supplement, the accompanying prospectus and in the documents we incorporate by reference into this prospectus supplement and the accompanying prospectus for a discussion of some of the risks and other factors you should carefully consider before deciding to invest in the Units.

United States Federal Income Tax Consequences	There is no authority directly on point regarding the characterization of the Units or instruments similar to the Units for U.S. federal income tax purposes and therefore the characterization of the Units for these purposes is not entirely free from doubt. We will take the position that each Unit will be treated as an investment unit composed of two separate instruments for U.S.

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federal income tax purposes: (i) a purchase contract to acquire our common stock and (ii) an amortizing note that is our indebtedness. Under this treatment, a holder of Units will be treated as if it held each component of the Units for U.S. federal income tax purposes. By acquiring a Unit, you will agree to treat (i) a Unit as an investment unit composed of two separate instruments in accordance with its form and (ii) the amortizing notes as indebtedness of Aqua America, Inc. for U.S. federal income tax purposes. If, however, the components of a Unit were treated as a single instrument, the U.S. federal income tax consequences could differ from the consequences described herein.

Prospective investors should consult their tax advisors regarding the tax treatment of an investment in Units and whether a purchase of a Unit is advisable in light of the investor’s particular tax situation and the tax treatment described under “Certain United States Federal Income and Estate Tax Consequences.”

Governing Law	The Units, the purchase contract agreement, the purchase contracts, the indenture and the amortizing notes will all be governed by, and construed in accordance with, the laws of the State of New York.

The Purchase Contracts

Issuer	Aqua America, Inc., a Pennsylvania Corporation

Mandatory Settlement Date	April 30, 2022, subject to postponement in limited circumstances.

Mandatory Settlement	On the mandatory settlement date, unless such purchase contract has been earlier redeemed by us in connection with an acquisition termination redemption or earlier settled at the holder’s option or at our option, each purchase contract will automatically settle, and we will deliver a number of shares of our common stock, based on the applicable settlement rate.

Settlement Rate for the Mandatory Settlement Date	The “settlement rate” for each purchase contract will be not more than shares and not less than shares of our common stock (each subject to adjustment as described herein) depending on the applicable market value of our common stock, calculated as follows:

• if the applicable market value (as defined below) is greater than the threshold appreciation price (as defined below), you will receive shares of common stock per purchase contract (the “minimum settlement rate”);

• if the applicable market value is less than or equal to the threshold appreciation price but greater than or equal to the reference price, you will receive a number of shares of our common stock per purchase contract equal to $50.00, divided by the applicable market value; and

• if the applicable market value is less than the reference price, you will receive shares of common stock per purchase contract (the “maximum settlement rate”).

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Each of the maximum settlement rate and the minimum settlement rate is subject to adjustment as described below under “Description of the Purchase Contracts—Adjustments to the Fixed Settlement Rates.”

The “applicable market value” means the arithmetic average of the VWAP (as defined below under “Description of the Purchase Contracts—Delivery of Common Stock”) per share of our common stock over the settlement period (as defined below)

The “settlement period” means the 20 consecutive trading day period beginning on, and including, the 21st scheduled trading day immediately preceding April 30, 2022.

The “reference price” is calculated by dividing $50.00 by the then applicable maximum settlement rate and is initially approximately equal to $ , which is the per share public offering price of our common stock in the Common Stock Offering.

The “threshold appreciation price” is calculated by dividing $50.00 by the then applicable minimum settlement rate. The threshold appreciation price, which is initially approximately $ , represents a premium of approximately % over the reference price.

No fractional shares of our common stock will be issued to holders upon settlement or redemption of purchase contracts. In lieu of fractional shares otherwise issuable, holders will be entitled to receive a cash payment of equivalent value calculated as described herein. Other than cash payments in lieu of fractional shares or, under certain circumstances, in the event of an acquisition termination redemption, holders of purchase contracts will not receive any cash distributions.

The following table illustrates the settlement rate per purchase contract and the value of our common stock issuable upon settlement on the mandatory settlement date, determined using the applicable market value shown, subject to adjustment.

Applicable Market Value of Our Common Stock	Settlement Rate	Value of Common Stock Delivered (Based on the Applicable Market Value Thereof)
Less than the reference price	shares of our common stock	Less than $50.00

Less than or equal to the threshold appreciation price but greater than or equal to the reference price	A number of shares of our common stock equal to $50.00 divided by the applicable market value	$50.00

Greater than the threshold appreciation price	shares of our common stock	Greater than $50.00

Early Settlement at Your Election	At any time prior to 5:00 p.m., New York City time, on the second scheduled trading day immediately preceding April 30, 2022, you may settle any or all of your purchase contracts early, in which case we will deliver a number of shares of our common stock per purchase contract equal to the minimum settlement rate, which is subject to adjustment as described below under “Description of the Purchase Contracts—Adjustments to the Fixed

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Settlement Rates” (unless such early settlement occurs in connection with a fundamental change, in which case the provisions described under “—Early Settlement Upon a Fundamental Change” below will apply). That is, the market value of our common stock on the early settlement date will not affect the early settlement rate. Your right to settle your purchase contracts prior to the second scheduled trading day immediately preceding April 30, 2022 is subject to the delivery of your purchase contracts.

Upon early settlement at the holder’s election of a purchase contract that is a component of a Unit, the corresponding amortizing note will remain outstanding and beneficially owned by or registered in the name of, as the case may be, the holder who elected to settle the related purchase contract early.

Early Settlement Upon a Fundamental Change	At any time prior to the second scheduled trading day immediately preceding April 30, 2022, if a “fundamental change” (as defined herein) occurs, you may settle any or all of your purchase contracts early. If you elect to settle your purchase contracts early in connection with such fundamental change, you will receive a number of shares of our common stock (and any cash payable for fractional shares) per purchase contract equal to the “fundamental change early settlement rate” as described under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change.”

Upon early settlement at the holder’s election in connection with a fundamental change of a purchase contract that is a component of a Unit, the corresponding amortizing note will remain outstanding and beneficially owned by or registered in the name of, as the case may be, the holder who elected to settle the related purchase contract early upon such fundamental change.

Early Mandatory Settlement at Our Election	On or after January 30, 2020, we may elect to settle all, but not less than all, outstanding purchase contracts early at the “early mandatory settlement rate” (as described under “Description of the Purchase Contracts — Early Mandatory Settlement at Our Election”) on a date fixed by us upon not less than five business days’ notice (the “early mandatory settlement date”).

The “early mandatory settlement rate” will be the maximum settlement rate as of the “notice date” (as defined under “Description of the Purchase Contracts—Early Mandatory Settlement at Our Election”), unless the closing price per share of our common stock for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the notice date in a period of 30 consecutive trading days ending on, and including, the trading day immediately preceding the notice date exceeds 130% of the threshold appreciation price in effect on each such trading day, in which case the “early mandatory settlement rate” will be the minimum settlement rate as of the notice date.

If we elect to settle all the purchase contracts early, you will have the right to require us to repurchase your amortizing notes on the repurchase date and at the repurchase price as described under “Description of the Amortizing Notes—Repurchase of Amortizing Notes at the Option of the Holder.”

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Acquisition Termination Redemption	If the closing of the Acquisition has not occurred on or prior to April 22, 2020, or if, prior to such date, the Acquisition Agreement is terminated, we may elect to redeem all, but not less than all, of the outstanding purchase contracts (an “acquisition termination redemption”), for the applicable redemption amount, as described below under “Description of the Purchase Contracts—Acquisition Termination Redemption,” by delivering notice during the five business day period immediately following the earlier of (x) April 22, 2020 if the closing the Acquisition has not occurred on or prior to such date and (y) the date on which the Acquisition Agreement is terminated.

If the “acquisition termination stock price” (as defined under “Description of the Purchase Contracts—Acquisition Termination Redemption”) is equal to or less than the reference price, the redemption amount will be an amount of cash as described under “Description of the Purchase Contracts—Acquisition Termination Redemption.” Otherwise, the redemption amount will be a number of shares of our common stock equal to the acquisition redemption rate, calculated in the manner described under “Description of the Purchase Contracts—Acquisition Termination Redemption;” provided, however, that we may elect to pay cash in lieu of delivering any or all of such shares in an amount equal to such number of shares multiplied by the redemption market value thereof.

The “redemption market value” means the arithmetic average of the VWAPs of our common stock for the 20 consecutive trading day period beginning on, and including, the 21st scheduled trading day immediately preceding the scheduled acquisition redemption settlement date.

In the event of an acquisition termination redemption, you will have the right to require us to repurchase your amortizing notes, as described under “Description of the Amortizing Notes—Repurchase of Amortizing Notes at the Option of the Holder.”

The Amortizing Notes

Issuer	Aqua America, Inc., a Pennsylvania corporation

Initial Principal Amount of Each Amortizing Note	$

Installment Payments	Each installment payment of $ per amortizing note (except for the July 30, 2019 installment payment, which will be $ per amortizing note) will be paid in cash and will constitute a partial repayment of principal and a payment of interest, computed at an annual rate of %. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Payments will be applied first to the interest due and payable and then to the reduction of the unpaid principal amount, allocated as set forth on the amortization schedule set forth under “Description of the Amortizing Notes—Amortization Schedule.”

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Installment Payment Dates	Each January 30, April 30, July 30 and October 30, commencing on July 30, 2019, with a final installment payment date of April 30, 2022.

Ranking	The amortizing notes will be our general unsecured senior obligations and will rank equally with all of our other existing and future unsecured senior indebtedness from time to time outstanding. See “Description of the Amortizing Notes—Ranking” in this prospectus supplement.

At December 31, 2018, on a pro forma basis after giving effect to the Transactions:

• Aqua America would have had approximately $2,096 million of indebtedness outstanding, of which none would have been secured indebtedness; and

• our subsidiaries (including LDC and its subsidiaries) would have had a total of approximately $5,856 million of outstanding liabilities, including indebtedness, owed to non-affiliated third parties.

Repurchase of Amortizing Notes at the Option of the Holder	If we elect to settle the purchase contracts early or in the event of an acquisition termination redemption, holders will have the right to require us to repurchase their amortizing notes for cash at the repurchase price as described under “Description of the Amortizing Notes—Repurchase of Amortizing Notes at the Option of the Holder.”

Sinking Fund	None.

Trustee	U.S. Bank National Association

Assuming a public offering price of $36.60 per share (the last reported sale price of our common stock on the NYSE on April 10, 2019), immediately after the consummation of the Common Stock Offering we would have 205,414,025 shares of common stock (or 209,512,386 shares if the underwriters for the Common Stock Offering exercise their option to purchase additional shares in full) issued and outstanding. The number of shares of common stock to be outstanding immediately after the Common Stock Offering is based on 178,091,621 shares of common stock outstanding as of December 31, 2018, and does not reflect:

•	21,611,095 shares of our common stock issuable upon completion of the Private Placement;

•	shares of our common stock issuable upon settlement of the purchase contracts, assuming the maximum number of shares issuable upon automatic settlement of such purchase contracts that are components of the Units offered hereby; and

•	18,738,059 shares of our common stock reserved for issuance upon exercise of stock options outstanding, upon vesting of our time based restricted stock units, upon vesting of our performance based restricted stock units or performance share units, as well as additional shares we may issue under our dividend reinvestment program, employee stock purchase plan or 401(k) savings plans.
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RISK FACTORS

Investing in the Units involves risks. You should review and carefully consider the risks, uncertainties and other factors described below and all of the information included elsewhere in this prospectus supplement, the accompanying prospectus, any free writing prospectus we may provide to you in connection with this offering and the documents incorporated by reference herein and therein before deciding to invest in the Units. We also urge you to consider carefully the risks, uncertainties and other factors set forth under the headings “Forward-Looking Statements” and “Market and Industry Data.” However, additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business, operations, financial condition and financial results and the value of the Units.

Risks Related to Our Business

For a discussion of specific risks related to our business, operations, financial condition and financial results, including certain risks related to the Acquisition, please see the “Business,” Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections in our Annual Report on Form 10-K for our fiscal year ended December 31, 2018, as updated by our annual, quarterly and other reports and documents we file with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find Additional Information; Incorporation of Certain Documents by Reference,” in this prospectus supplement. In addition, we provide the following risk factor.

Changes in our earnings may differ from changes in our rate base.

Our business is capital intensive and requires significant capital investments for additions to or replacement of property, plant and equipment. These capital investments create assets that are used and useful in providing regulated utility service, and as a result, increase our rate base, on which we generate earnings through the regulatory process. Changes in our reported earnings, however, may differ from changes in our rate base in a given period due to several factors, including rate case timing and the terms of such rate cases; over-or under-earnings in a given period due to changes in operating costs; the effects of tax rates or tax treatment of capital investments, including the effect of repair tax; capital expenditures that are not eligible for DSIC between rate cases; and acquisitions which have not yet been included in rate base. We anticipate that we may experience periods in which growth in earnings is less than growth in rate base; such differences may be significant and may persist over multiple reporting periods.

Risks Related to Peoples’s Business

For a discussion of specific risks related to Peoples’s business, please see “Risk Factors related to Peoples” in our Current Report on Form 8-K/A filed on April 15, 2019 and incorporated by reference in this prospectus supplement and the accompanying prospectus. These risks, uncertainties and other factors are not the only ones that Peoples faces. Additional risks, uncertainties and other factors not presently known to us or that we currently deem immaterial may also impair Peoples’s business, operations, financial condition and financial results. Any of these risks could, if the Acquisition is consummated, impair the combined company’s business, operations, financial condition and financial results or could otherwise adversely impact our investment in Peoples, in which case you may lose all or part of your investment in the Units.

Risks Related to the Acquisition and the Financing Transactions

Aqua America expects to incur significant additional indebtedness in connection with the Acquisition. As a result, it may be more difficult for Aqua America to pay or refinance its debts or take other actions, and Aqua America may need to divert cash to fund debt service payments.

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As discussed herein, Aqua America expects to incur significant additional indebtedness to finance the Cash Acquisition Consideration and the Company Debt Refinancing and pay related transaction costs. Additionally, in connection with the Acquisition, Aqua America currently intends to assume approximately $1,370 million of Peoples’s indebtedness. Moreover, although Aqua America currently plans to fund a significant portion of the Cash Acquisition Consideration and the Company Debt Refinancing through the sales of its equity securities, if and to the extent that such sales are not completed or are completed for less aggregate net proceeds than anticipated, the amount of indebtedness it will incur to finance the Acquisition, the Company Debt Refinancing and associated transactions costs would increase, perhaps substantially. The increase in Aqua America’s debt service obligations resulting from additional indebtedness could have a material adverse effect on the results of operations, financial condition and prospects of the combined company.

Aqua America’s increased indebtedness could also:

•	make it more difficult and/or costly for Aqua America to pay or refinance its debts as they become due, particularly during adverse economic and industry conditions, because a decrease in revenues or increase in costs could cause cash flow from operations to be insufficient to make scheduled debt service payments;

•	limit Aqua America’s flexibility to pursue other strategic opportunities or react to changes in its business and the industry sectors in which it operates and, consequently, put Aqua America at a competitive disadvantage to its competitors that have less debt;

•	require a substantial portion of Aqua America’s available cash to be used for debt service payments, thereby reducing the availability of its cash to fund working capital, capital expenditures, development projects, acquisitions, dividend payments and other general corporate purposes, which could harm Aqua America’s prospects for growth and the market price of our common stock, Units and debt securities, among other things;

•	result in a downgrade in the credit ratings on Aqua America’s indebtedness, which could limit Aqua America’s ability to borrow additional funds on favorable terms or at all (including in order to refinance the Bridge Facility (if drawn) and/or its other debt), increase the interest rates under its credit facilities and under any new indebtedness it may incur, and reduce the trading prices of its outstanding debt securities, common stock and Units (see “Summary Information—Recent Developments—Financing Transactions”);

•	make it more difficult for Aqua America to raise capital to fund working capital, make capital expenditures, pay dividends, pursue strategic initiatives or for other purposes;

•	result in higher interest expense, which could be further increased in the event of increases in interest rates on Aqua America’s current or future borrowings subject to variable rates of interest; and

•	require that additional materially adverse terms, conditions or covenants be placed on Aqua America under its debt instruments, which covenants might include, for example, limitations on additional borrowings and specific restrictions on uses of its assets, as well as prohibitions or limitations on its ability to create liens, pay dividends, receive distributions from its subsidiaries, redeem or repurchase its stock or make investments, any of which could hinder its access to capital markets and limit or delay its ability to carry out its capital expenditure program or otherwise limit its flexibility in the conduct of its business and make it more vulnerable to economic downturns and adverse competitive and industry conditions.
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It is possible that the Notes Offering will not be completed or, if completed, will generate less aggregate net proceeds than anticipated, which is a scenario in which we may incur borrowings under the Bridge Facility and/ or incur borrowings under the Revolving Credit Facility. It is also possible that this offering, the Common Stock Offering and the Private Placement will not be completed or, if completed, will generate less aggregate net proceeds than anticipated, in which case we intend to fund any shortfall through the issuance of additional shares of common stock or equity-linked securities prior to the consummation of the Acquisition, but may ultimately fund any shortfall with additional debt financings (which could include borrowings under the Bridge Facility) and/or borrowings under the Revolving Credit Facility. Any such borrowings under the Bridge Facility or the Revolving Credit Facility may cause us to incur significantly higher borrowing costs than the contemplated long-term financing, which would increase the overall cost of the Acquisition and could harm our business, financial condition, results of operations, and cash flows. Any borrowings under the Bridge Facility will mature 364 days after they are incurred. We may not be able to refinance borrowings under the Bridge Facility on favorable terms or at all before their maturity. In addition, the interest rate applicable to borrowings under the Bridge Facility will increase at the end of each three-month period after the borrowing date. Accordingly, we may incur additional interest expense if we are unable to refinance borrowings under the Bridge Facility before the interest rate increases take effect.

The increased indebtedness in connection with the Acquisition could cause us to place more reliance on cash flow from operations to pay principal and interest on debt and to satisfy our other obligations. Based on the current and expected results of operations and financial condition of Aqua America and its subsidiaries and the currently anticipated financing structure for the Acquisition, Aqua America believes that its cash flow from operations, together with the proceeds from borrowings, issuances of equity and debt securities in the capital markets, and equity sales will generate sufficient cash on a consolidated basis to make all of the principal and interest payments when such payments are due under Aqua America’s and its current subsidiaries’ existing credit facilities, indentures and other instruments governing their outstanding indebtedness, under the indebtedness anticipated to be incurred to fund the Cash Acquisition Consideration and the Company Debt Refinancing and under the indebtedness of Peoples anticipated to be assumed as a result of the Acquisition. However, Aqua America’s expectation is based upon numerous estimates and assumptions and is subject to numerous uncertainties. LDC and its subsidiaries will not guarantee any indebtedness of Aqua America or any of its other subsidiaries, nor will any of them have any obligation to provide funds (nor will we have any ability to require them to provide funds), whether in the form of dividends, loans or otherwise, to enable Aqua America to pay dividends on its common stock or to enable Aqua America and its other subsidiaries to make required debt service payments or meet its other cash needs (including those described above under “Summary Information—Recent Developments”). In addition, as described above in “—Aqua America’s ability to pay dividends and to meet its debt obligations largely depends on the performance of its subsidiaries and the ability to utilize the cash flows from those subsidiaries,” certain of LDC and its subsidiaries may face limitations on their ability to provide funds to Aqua America. As a result, Aqua America may substantially increase its debt services obligations in anticipation of the Acquisition without any assurance that Aqua America will receive any cash from LDC or any of its subsidiaries to assist Aqua America in servicing its indebtedness, paying dividends on its common stock or meetings its other cash needs. Even if the Acquisition is consummated, Aqua America may not have access to the cash or other assets of certain of LDC and its subsidiaries.

In order to maintain its credit ratings, Aqua America may consider it appropriate to reduce the amount of its indebtedness outstanding following the Acquisition. Aqua America may seek to reduce this indebtedness with the proceeds from the issuance of additional shares of common stock and, possibly, other equity-linked securities, cash on hand and proceeds from asset sales, which may dilute the voting rights and economic interests of holders of Aqua America’s common stock. However, the ability of Aqua America to raise additional equity financing after completion of the Acquisition will be subject to market conditions and a number of other risks and uncertainties, including whether the results of operations of the combined company meet the expectations of investors and securities analysts. Aqua America may not be able to issue additional shares of its common stock or other equity securities after the Acquisition on terms that it considers acceptable or at all, and Aqua America may not be able to reduce the amount of its outstanding indebtedness after the Acquisition, should it elect to do so, to a level that permits it to maintain its investment grade credit ratings.

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The unaudited pro forma consolidated combined financial information and other adjusted information included or incorporated by reference in this prospectus supplement and the accompanying prospectus are presented for illustrative purposes only and do not purport to represent what the financial position or results of operations of the combined company would have been had the Transactions been completed on the dates assumed for purposes of that information, nor do they represent the actual financial position or results of operations of the combined company following the Transactions, if consummated.

The unaudited pro forma consolidated combined financial information and other adjusted information included or incorporated by reference in this prospectus supplement and the accompanying prospectus are presented for illustrative purposes only, are based on numerous adjustments, assumptions and estimates, are subject to numerous other uncertainties and do not purport to reflect what the combined company’s financial position or results of operations would have been had the Transactions been completed as of the dates assumed for purposes of that information, nor do they reflect the financial position or results of operations of the combined company following the Transactions, if consummated. Such unaudited pro forma consolidated combined financial information and other adjusted information reflects the assumptions of our management at the time that such information was initially prepared, and therefore does not reflect the amount of proceeds we will receive from, and certain pricing and other terms of, each of the Debt Financings, the Common Stock Offering, the Private Placement and this offering, the number of shares of our common stock sold in the Common Stock Offering and in the Private Placement and the number of Units sold in this offering, and the actual amount of costs and expenses and underwriting discounts we will pay in connection with the Transactions. Therefore, actual amounts, including the actual amount of net proceeds from the respective Financing Transactions, may differ, perhaps substantially, from the assumed amounts set forth in the unaudited pro forma consolidated combined financial information and the other adjusted information included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

The unaudited pro forma consolidated combined financial information and other adjusted information has also been prepared on the assumption that the Transactions will be completed on the terms and in accordance with the assumptions set forth in such unaudited pro forma consolidated combined financial information or such adjusted information, as applicable. Any changes relative to these assumptions, including, without limitation, any changes in the assumed types or sizes of the Financing Transactions, the assumed interest on debt we will issue or otherwise incur, the assumed number of shares of common stock or Units we issue, the assumed amount of our Transactions costs, the assumed amounts of net proceeds we receive from the respective Financing Transactions would result in a change relative to such unaudited pro forma consolidated combined financial information or such other adjusted information, which could be material. In addition, none of the Financing Transactions (other than the Private Placement) will be contingent upon completion of any of the other Financing Transactions, and it is possible that one or more of the Financing Transactions will not be completed. Likewise, because certain of the Financing Transactions are not contingent upon completion of the Acquisition, it is possible that this offering and certain of the other Financing Transactions may be completed even if the Acquisition is not consummated, in which case we may be required to redeem or otherwise repay certain indebtedness or debt securities we may issue in the Debt Financings, and we may elect to redeem all of the purchase contracts (if issued), in which case holders of Units would have the right to require us to repurchase their outstanding amortizing notes. It is also possible that this offering, the Common Stock Offering, the Private Placement and the Notes Offering, if completed, will not generate the anticipated amount of net proceeds, in which case we may draw upon the Bridge Commitment and/ or incur borrowings under our Revolving Credit Facility and/or issue additional shares of common stock or equity-linked securities. In any event, our and Peoples’s actual financial positions and results of operations prior to the Acquisition and those of the combined company following the Acquisition, if consummated, may not be consistent with, or evident from, the unaudited pro forma consolidated combined financial information or other adjusted information included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

For purposes of the unaudited pro forma consolidated combined financial information, the Cash Acquisition Consideration has been preliminarily allocated to the identifiable assets acquired and liabilities assumed based on limited information presently available to estimate fair values. The Cash Acquisition Consideration will be

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allocated among the relative fair values of the identifiable assets acquired and liabilities assumed based on their estimated fair values as of the date of the Acquisition. The relative fair values of the assets acquired and liabilities assumed are estimates, which are subject to change pending further review. The actual amounts recorded at the completion of the Acquisition, if completed, may differ materially from the information presented in the unaudited pro forma consolidated combined financial information.

Although the unaudited pro forma consolidated combined financial information and other adjusted information included or incorporated by reference in this prospectus supplement and the accompanying prospectus include sensitivity analyses that are intended to assist you in quantifying the impact of changes in certain of the assumptions used in preparing such information, those sensitivity analyses reflect the pro forma impact of only a limited number of those assumptions and therefore do not allow you to quantify the impact of changes in certain other assumptions made in calculating this information. Changes in such other assumptions may have a material impact on such information. Likewise, the sensitivity analyses we have provided do not necessarily address the impact of all possible changes in the assumptions contemplated by such analyses. We do not intend to provide you with updated unaudited pro forma consolidated combined financial information or other adjusted information that reflects the actual size and terms of the Financing Transactions (other than to disclose the actual size and pricing terms of this offering and the Common Stock Offering in one or more free writing prospectuses) prior to the time you will be required to make a decision whether or not to invest in this offering.

As a result of the foregoing, investors should not place undue reliance on unaudited pro forma consolidated combined financial information and other adjusted information included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

We may not complete the Acquisition. If we incur indebtedness or issue debt securities to finance a portion of the Acquisition, and we do not complete the Acquisition on or before a specified date or if other specified events occur, we may be required to redeem or repay any such indebtedness or debt securities. We may not have the financial resources necessary to effect such redemption or repayment. It is possible that our failure to complete Acquisition may have a material adverse effect on our financial condition and the market price of the Units and our common stock.

The Acquisition is subject to a number of customary closing conditions. See “Summary Information—Recent Developments—Proposed Peoples Gas Acquisition.” Satisfaction of many of these conditions is beyond our control. If these conditions are not satisfied or waived, the Acquisition will not be completed. As a result, the Acquisition may not close as scheduled or at all. Among other conditions, the closing of the Acquisition is subject to the receipt of regulatory approval by the Pennsylvania Public Utility Commission. Whether through a settlement agreement or through a litigated proceeding, we may be required to agree to certain actions, undertakings, terms, or other measures, including those that may require increased capital or other expenditures by the Company. Any additional items we agree to in order to resolve this matter may have an adverse effect on our business, financial condition or results of operations. The closing of this offering is not conditioned on, and is expected to be consummated before, the closing of the Acquisition. Accordingly, if you decide to purchase Units in this offering, you should be willing to do so whether or not we complete the Acquisition.

We expect to incur a substantial amount of additional indebtedness as part of the Financing Transactions. See “Summary Information—Recent Developments—Financing Transactions” and “Use of Proceeds.” To the extent we incur indebtedness or issue debt securities as part of the Financing Transactions and we do not complete the Acquisition by a specified date or if certain other specified events, such as termination of the Acquisition Agreement, occur, we expect that we will be required to redeem or repay some or all of such indebtedness and debt securities and that the redemption or repayment price will include a premium.

We will not be required to deposit the proceeds from the Financing Transactions into an escrow account pending completion of the Acquisition or to grant any security interest or other lien on those proceeds to secure

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any required repayment or redemption of any Financing Transactions. If we are required to redeem or repay any indebtedness or debt securities issued in the Financing Transactions under the circumstances described above, our ability to pay the redemption or repayment price may be limited by our financial resources at the time and the terms of our debt instruments or other instruments and agreements and it is possible that we will not have sufficient financial resources available to satisfy our obligation to effect such redemption or repayment. Any failure to pay the mandatory redemption or repayment price of any Financing Transactions as and when required could have a material adverse effect on our business, results of operations and financial condition and the market price of our securities, including the Units, our common stock, or any indebtedness incurred or other securities issued as part of the Financing Transactions. If the Acquisition is not completed by April 22, 2020 or the Acquisition Agreement is terminated prior to such date, we will have the option, but not the obligation, to redeem all, but not less than all, of the outstanding purchase contracts. If we elect to redeem the purchase contracts, holders will have the right to require us to repurchase their amortizing notes. It is possible that our failure to complete the Acquisition, or the expenditure of our funds to redeem or repay any securities issued or borrowings incurred in the other Financing Transactions, may have a material adverse effect on the market price of the Units and our common stock.

Risks Related to the Units, the Separate Purchase Contracts, the Separate Amortizing Notes and our Common Stock

If the closing of the Acquisition has not occurred on or prior to April 22, 2020, or if, prior to such date, the Acquisition Agreement is terminated, we may redeem the purchase contracts, in which case holders of Units would have the right to require us to repurchase the amortizing notes, for an amount of cash and/or a number of shares of our common stock (depending on the price of our common stock at the time of redemption) with a value that may not adequately compensate you for any lost option value.

The Acquisition may not be consummated. See “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and “—Risks Related to the Acquisition and the Financing Transactions” herein. If the closing of the Acquisition has not occurred on or prior to April 22, 2020, or if, prior to such date, the Acquisition Agreement is terminated, we may elect to redeem all, but not less than all, of the outstanding purchase contracts by delivering notice during the five business day period immediately following the earlier of (x) the April 22, 2020 if the closing of the Acquisition has not occurred on prior to such date and (y) the date on which the Acquisition Agreement is terminated. We will pay or deliver, as the case may be, a redemption amount to be determined based on the price of our common stock at that time in cash or in shares of our common stock in accordance with the terms of the purchase contracts (as described under “Description of the Purchase Contracts—Acquisition Termination Redemption”). If we elect to redeem the purchase contracts, the holders thereof would have the right to require us to repurchase the amortizing notes at the relevant repurchase price set forth under “Description of the Amortizing Notes—Repurchase of Amortizing Notes at the Option of the Holder.” The redemption amount that you receive upon an acquisition termination redemption may not adequately compensate you for any lost option value of the purchase contracts. In addition, if the Acquisition is not consummated, the net proceeds from this offering and of the Common Stock Offering, if completed, will not be used to consummate the Acquisition. Instead, we intend to use the net proceeds from this offering and the Common Stock Offering, after payment of any cash redemption amount and/or repurchase price (if applicable), for general corporate purposes, which may include the Company Debt Refinancing, the redemption of securities issued in connection with the other Financing Transactions, repurchases of our common stock, debt repayment, capital expenditures and investments.

Upon redemption of the purchase contracts included in Units or separate purchase contracts upon an acquisition termination redemption, our common stock may incur immediate net tangible book value dilution on a per share basis. In addition, if the purchase contracts are redeemed for cash and the holders thereof require us to repurchase the amortizing notes, we would experience reduced liquidity, which could limit our flexibility in the conduct of our business and make us more vulnerable to economic downturns and adverse competitive and industry conditions.

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You will bear the risk that the market value of our common stock may decline.

The purchase contracts, pursuant to which we will deliver to you shares of our common stock, are components of the Units. The number of shares of common stock that you will receive upon settlement of a purchase contract on the mandatory settlement date (subject to earlier settlement or redemption), whether as a component of a Unit or a separate purchase contract, will depend upon the applicable market value, which is equal to the arithmetic average of the VWAP per share of our common stock on each of the 20 consecutive trading day period beginning on, and including, the 21st scheduled trading day immediately preceding April 30, 2022. There can be no assurance that the market value of the common stock received by you will be greater than or equal to the reference price of approximately $          . If the applicable market value of our common stock is less than the reference price, then the market value of the common stock issued to you on the mandatory settlement date (assuming that the market value is the same as the applicable market value of the common stock) will be less than the effective price per share paid by you for such common stock on the date of issuance of the Units. Furthermore, because we will in no event deliver more than          shares (subject to adjustment as described herein) upon settlement of a purchase contact, the market value of the common stock delivered to you upon any early settlement may be less than the effective price per share paid to you for such common stock on the date of the issuance of the Units. Therefore, you assume the entire risk that the market value of our common stock may decline before the mandatory settlement date, early settlement date, fundamental change early settlement date, acquisition redemption settlement date or early mandatory settlement date, as applicable. Any decline in the market value of our common stock may be substantial.

The opportunity for equity appreciation provided by an investment in the Units is less than that provided by a direct investment in our common stock.

The aggregate market value of our common stock delivered to you upon settlement of a purchase contract on the mandatory settlement date generally will exceed the $50.00 stated amount of each Unit only if the applicable market value of our common stock exceeds the threshold appreciation price. Therefore, during the period prior to the mandatory settlement date, an investment in a Unit affords less opportunity for equity appreciation than a direct investment in our common stock. If the applicable market value exceeds the reference price but is less than the threshold appreciation price, you will realize no equity appreciation on our common stock above the reference price. Furthermore, if the applicable market value exceeds the threshold appreciation price, you would receive only a portion of the appreciation in the market value of the shares of our common stock you would have received had you purchased shares of common stock with $50.00 at the public offering price in the Common Stock Offering. See “Description of the Purchase Contracts—Delivery of Common Stock” for a table showing the number of shares of common stock that you would receive at various applicable market values.

We may not be able to settle or redeem your purchase contracts and deliver shares of our common stock, or make payments on the amortizing notes or repurchase the amortizing notes, in the event that we file for bankruptcy.

Pursuant to the terms of the purchase contract agreement, your purchase contracts will automatically accelerate upon the occurrence of specified events of bankruptcy, insolvency or reorganization with respect to us.

A bankruptcy court may prevent us from delivering our common stock to you in settlement or redemption of your purchase contracts. In such circumstances or if for any other reason the accelerated purchase contracts are not settled by the delivery of common stock, your resulting claim for damages against us following such acceleration will rank pari passu with the claims of holders of our common stock in the relevant bankruptcy proceeding. As such, to the extent we fail to deliver common stock to you upon such an acceleration, you will only be able to recover damages to the extent holders of our common stock receive any recovery. See “Description of the Purchase Contracts—Consequences of Bankruptcy.”

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In addition, with respect to the amortizing notes, bankruptcy law and bankruptcy-related court orders generally prohibit the payment of pre-bankruptcy debt by a company that has commenced a bankruptcy case while the case is pending. If we become a debtor in a bankruptcy case, so long as the case was pending, you would likely not receive timely installment payments under, or, if you exercised your right to require repurchase following an acquisition termination redemption or early mandatory settlement, receive any repurchase price on, the amortizing notes.

The Units are not protected by restrictive covenants.

Neither the purchase contracts nor the indenture contains any financial or operating covenants or restrictions on the payments of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by us or any of our subsidiaries. Neither the purchase contracts nor the indenture contains any covenants or other provisions to afford protection to holders of the purchase contracts or the amortizing notes in the event of a fundamental change involving Aqua America, Inc. except, with respect to the purchase contracts, to the extent described under “Description of the Units—Early Settlement Upon a Fundamental Change.”

The amortizing notes will be subject to the prior claims of any secured creditors, and if a default occurs, we may not have sufficient funds to fulfill our obligations under the amortizing notes.

The amortizing notes are unsecured obligations, ranking equally with our other senior unsecured indebtedness and effectively junior to any existing and future secured indebtedness we may incur. The indenture that will govern the amortizing notes will not restrict our or our subsidiaries’ ability to incur additional debt (including secured debt) and, if we do incur additional secured debt, our assets securing any such indebtedness will be subject to prior claims by our secured creditors. In the event of the bankruptcy, insolvency, liquidation, reorganization, dissolution or other winding up of the Company, our assets that secure debt will be available to pay obligations on the amortizing notes only after all debt secured by those assets has been repaid in full. Holders of the amortizing notes will participate in any remaining assets ratably with all of the Company’s other unsecured and unsubordinated creditors, including trade creditors If there are not sufficient assets remaining to pay all creditors, then all or a portion of the amortizing notes then outstanding would remain unpaid. Additionally, if any portion of the amount payable on the amortizing notes upon acceleration is considered by a court to be unearned interest, the court could disallow recovery of any such portion. As of December 31, 2018, on a pro forma basis after giving effect to the Transactions, the Company would have had no secured indebtedness.

The amortizing notes are structurally subordinated to the liabilities of our subsidiaries, which will include the liabilities of Peoples and its subsidiaries if the Acquisition is consummated.

The amortizing notes are our obligations exclusively and not of any of our subsidiaries. Therefore, the amortizing notes will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries (including, upon consummation of the Acquisition, indebtedness and other liabilities of LDC and its subsidiaries that we assume in connection with the Acquisition). Any right of the Company to receive assets of any of its subsidiaries upon the liquidation or reorganization thereof, and the consequent right of the holders of the amortizing notes to receive the proceeds of those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, except to the extent that the Company is itself recognized as a creditor of such subsidiary. If the Company is recognized as a creditor of such subsidiary, its claims would still be subordinate in right of payment to any security interest in the assets of that subsidiary and any indebtedness of that subsidiary senior to that held by the Company. At December 31, 2018, on a pro forma basis after giving effect to the Transactions, (i) Aqua America, Inc. would have had approximately $2,096 million of indebtedness outstanding, of which none would have been secured indebtedness and (ii) our subsidiaries (including LDC and its subsidiaries) would have had a total of approximately $5,856 million of outstanding liabilities, including indebtedness, owed to non-affiliated third parties.

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Aqua America’s ability to pay dividends and to meet its debt obligations largely depends on the performance of its subsidiaries and the ability to utilize the cash flows from those subsidiaries.

Aqua America is a holding company substantially all of whose assets are owned by its subsidiaries and substantially all of whose operations are conducted through its subsidiaries. Aqua America’s ability to pay dividends and meet its debt and other obligations depends almost entirely on cash flows from its subsidiaries and, in the short term, its ability to raise capital from external sources. In the long term, cash flows from its subsidiaries depend on their ability to generate operating cash flows in excess of their own expenditures, common and preferred stock dividends (if any), and debt or other obligations. Its subsidiaries are separate and distinct legal entities that are not obligated to pay dividends or make loans or distributions to Aqua America (whether to enable Aqua America to pay dividends on its common stock, to pay principal and interest on its debt, to settle, repurchase or redeem its debt (including the amortizing notes) or other securities (including the purchase contracts), or to satisfy its other obligations). In addition, notwithstanding its controlling interest in such subsidiaries, many of them are limited in their ability to pay dividends or make loans or distributions to Aqua America, including, without limitation, as a result of legislation, regulation, court order, contractual restrictions and other restrictions or in times of financial distress. Likewise, certain of LDC and its subsidiaries face similar restrictions that, if the Acquisition is consummated, will limit their ability to pay dividends or make loans or distributions to Aqua America. As a result, the Company may not be able to cause its subsidiaries (including, following the Acquisition, LDC and its subsidiaries) and other entities to distribute funds or provide loans sufficient to enable it to pay dividends and meet its debt and other obligations.

The trading prices for the Units, the purchase contracts and the amortizing notes will be directly affected by the trading prices for our common stock, the general level of interest rates and our credit quality, each of which is impossible to predict.

It is impossible to predict whether the prices of our common stock, interest rates or our credit quality will rise or fall. The market price for our common stock has historically experienced, and may continue to experience, volatility, which could materially reduce our stock price and cause the market price of the Units to decline. In addition, the sale or issuance of substantial amounts of our common stock, or the perception that such sales or issuances could occur, could adversely affect the market price of our common stock and/or the Units. Shares of our common stock will be issuable upon settlement or redemption of the purchase contracts and the number of shares may be substantial. The settlement rates for the purchase contracts will be subject to certain anti-dilution adjustments that could increase, potentially significantly, the number of shares of our common stock issuable upon such settlement. Similarly, although CPPIB is currently subject to restrictions on resale, if the Private Placement is completed, a significant portion of our common stock will be available for resale into the market by a small number of investors following the expiration of such restrictions. The issuance or sale of shares, or the perception that such issuances or sales could occur, could adversely affect the market price of our common stock, even if our business is doing well. Any of the foregoing may also impair our ability to raise additional capital through the sale of our equity securities.

The market price of our common stock may be influenced by many factors, some of which are beyond our control, including the factors discussed above under “Forward-Looking Statements” and “Market and Industry Data” or elsewhere in this Risk Factors section and the following:

•	actual or anticipated fluctuations in our operating results or our competitors’ or peers’ operating results;

•	actions by applicable regulatory authorities, including the Pennsylvania Public Utility Commission;

•	announcements by us, our competitors or our partners of significant contracts, acquisitions, divestitures or strategic investments;

•	our growth rate and our competitors’ or peers’ growth rates;
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•	the financial markets and general economic conditions;

•	changes in stock market analyst recommendations regarding us, our competitors, our peers or the energy infrastructure, gas and electricity services industries generally, or lack of analyst coverage of our common stock;

•	sales of our common stock by our executive officers, directors and significant shareholders or sales of substantial amounts of our common stock or securities convertible into or exchangeable for our common stock;

•	changes in the amount of our common stock dividends per share, the common stock dividends per share paid by our competitors and interest rates; and

•	changes in tax laws and regulations.

The market for our common stock likely will influence, and be influenced by, any market that develops for the Units or the separate purchase contracts. For example, investors’ anticipation of the distribution into the market of the additional shares of common stock issuable upon settlement of the purchase contracts could depress the price of our common stock and increase the volatility of the common stock price, which could in turn depress the price of the Units or the separate purchase contracts. The price of our common stock also could be affected by possible sales of such common stock by investors who view the Units as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that is likely to develop involving the Units, separate purchase contracts and the common stock. Such hedging or arbitrage activity could, in turn, affect the trading prices of the Units, the separate purchase contracts and the common stock.

In addition, in general, as market interest rates rise, notes (such as the amortizing notes) bearing interest at a fixed rate generally decline in value because the premium, if any, over market interest rates will decline. Consequently, if you purchase Units and market interest rates increase, the market value of the amortizing notes forming a portion of the Units may decline. We cannot predict the future level of market interest rates.

Regulatory actions and other events may adversely affect the trading price and liquidity of the Units.

We expect that many investors in, and potential purchasers of, the Units will employ, or seek to employ, an equity-linked arbitrage strategy with respect to the Units. Investors would typically implement such a strategy by selling short the common stock underlying the Units and dynamically adjusting their short position while continuing to hold the Units. Investors may also implement this type of strategy by entering into swaps on our common stock in lieu of or in addition to short selling the common stock. As a result, any specific rules regulating equity swaps or short selling of securities or other governmental action that interferes with the ability of market participants to effect short sales or equity swaps with respect to our common stock would adversely affect the ability of investors in, or potential purchasers of, the Units to conduct the arbitrage strategy that we believe they will employ, or seek to employ, with respect to the Units. This could, in turn, adversely affect the trading price and liquidity of the Units.

The SEC and other regulatory and self-regulatory authorities have implemented various rules and taken certain actions, and may in the future adopt additional rules and take other actions, that may impact those engaging in short selling activity involving equity securities (including our common stock). Such rules and actions include Rule 201 of SEC Regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc. and the national securities exchanges of a “Limit Up-Limit Down” program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Any governmental or regulatory action that restricts the ability of investors in, or potential

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purchasers of, the Units to effect short sales of our common stock, borrow our common stock or enter into swaps on our common stock could adversely affect the trading price and the liquidity of the Units.

In addition, if investors and potential purchasers seeking to employ an equity-linked arbitrage strategy are unable to borrow or enter into swaps on our common stock, in each case, on commercially reasonable terms, the trading price and liquidity of the Units may be adversely affected.

You may receive shares of common stock upon settlement or redemption of the purchase contracts that are lower in value than the price of the common stock just prior to the mandatory settlement date or acquisition redemption settlement date, as the case may be.

Because the applicable market value of the common stock is determined over (i) the 20 consecutive trading day period beginning on, and including, the 21st scheduled trading day immediately preceding April 30, 2022, in the case of settlement on the mandatory settlement date, or (ii) the five business day period ending on, and including, the trading day immediately preceding April 22, 2020 (or, if prior to such date, the Acquisition Agreement is terminated, the five business day period immediately following such date of termination), in the case of an acquisition termination redemption, the number of shares of common stock delivered for each purchase contract may, on the mandatory settlement date or the acquisition redemption settlement date, as the case may be, be greater than or less than the number of shares that would have been delivered based on the closing price (or VWAP) per share of the common stock on the last trading day in the related 20 or five trading day period. In addition, you will bear the risk of fluctuations in the market price of the shares of common stock deliverable upon settlement of the purchase contracts between the end of such period and the date such shares are delivered.

If you elect to settle your purchase contracts early, you may not receive the same return on your investment as purchasers whose purchase contracts are settled on the mandatory settlement date.

Holders of the Units or separate purchase contracts have the option to settle their purchase contracts early at any time beginning on, and including, the business day immediately following the date of initial issuance of the Units until the second scheduled trading day immediately preceding April 30, 2022. However, if you settle your purchase contracts prior to the second scheduled trading day immediately preceding April 30, 2022, you will receive for each purchase contract a number of shares of common stock equal to the minimum settlement rate, regardless of the current market value of our common stock, unless you elect to settle your purchase contracts early in connection with a fundamental change, in which case you will be entitled to settle your purchase contracts at the fundamental change early settlement rate, which may be greater than the minimum settlement rate. In either case, you may not receive the same return on your investment as purchasers whose purchase contracts are settled on the mandatory settlement date.

Upon issuance of the shares of common stock in the Common Stock Offering and the Private Placement and the issuance of the Units, our common stock will incur immediate dilution.

Upon the issuance of the shares of common stock in the Common Stock Offering and the Private Placement and the issuance of the Units, holders of our common stock will incur immediate and substantial net tangible book value dilution on a per share basis.

We expect that we will need to raise additional capital, and raising additional funds by issuing additional equity securities or with additional debt financing may cause dilution to shareholders or restrict our operations.

If and to the extent that any of the Common Stock Offering or the Private Placement is not completed, or such offerings are completed for less aggregate net proceeds than anticipated, we currently intend to fund any shortfall through the issuance of additional shares of common stock or equity-linked securities prior to the consummation of the Acquisition. However, if we are unable to issue such shares or equity-linked securities,

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we would fund any shortfall with additional Debt Financings, which may include borrowings under the Bridge Facility and/or the Revolving Credit Facility. In addition, we expect that we will need to raise additional capital in the future in order to, among other things, repay indebtedness and fund our operations and future acquisitions, which we may do through equity and equity-linked securities offerings or additional debt financings, as well as borrowings under our credit facilities. Additional issuances of equity securities, including shares of our common stock, or debt or other securities that are convertible into or exchangeable for, or that represent the right to receive, common stock, including the Units, could dilute the economic and other rights and interests of holders of shares of our common stock and cause the market price of our common stock and/or the Units to decline. Subject to certain exceptions, such issuances may be made without any action or approval by our shareholders.

Any new debt financing we enter into may involve covenants that restrict our operations more than our current outstanding debt and credit facilities. These restrictive covenants could include limitations on additional borrowings, and specific restrictions on the use of our assets, as well as prohibitions or limitations on our ability to create liens, pay dividends, receive distributions from our subsidiaries, redeem or repurchase our stock or make investments. These covenants could hinder our access to capital markets and limit or delay our ability to carry out our capital expenditure program.

The fundamental change early settlement rate or the amount of cash and/or number of shares of our common stock paid or delivered, as the case may be, upon an acquisition termination redemption, may not adequately compensate you.

If a “fundamental change” occurs and you elect to exercise your fundamental change early settlement right, you will be entitled to settle your purchase contracts at the fundamental change early settlement rate. In addition, in connection with any acquisition termination redemption, upon redemption of the purchase contracts, you will be paid an amount of cash equal to the redemption amount (or, in certain circumstances, a number of shares of our common stock or any combination of cash and shares of our common stock). Although the fundamental change early settlement rate or the redemption amount, as the case may be, is designed to compensate you for the lost option value of your purchase contracts as a result of the early settlement of the purchase contracts, this feature may not adequately compensate you for such loss. In addition, if the stock price in the fundamental change is greater than $         per share (subject to adjustment), this feature of the purchase contracts will not compensate you for any additional loss suffered in connection with a fundamental change. See “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change” and “Description of the Purchase Contracts—Acquisition Termination Redemption.”

Our obligation to settle the purchase contracts at the fundamental change early settlement rate or to redeem the purchase contracts pursuant to an acquisition termination redemption could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

The minimum settlement rate and maximum settlement rate of the purchase contracts may not be adjusted for all dilutive events and any adjustment may not be adequate compensation for lost value.

The minimum settlement rate and maximum settlement rate of the purchase contracts are subject to adjustment for certain events, including, but not limited to, certain dividends on our common stock, the issuance of certain rights, options or warrants to holders of our common stock, subdivisions or combinations of our common stock, certain distributions of assets, debt securities, capital stock or cash to holders of our common stock and certain tender offers or exchange offers, as described under “Description of the Purchase Contracts—Adjustments to the Fixed Settlement Rates” in this prospectus supplement. The minimum settlement rate, maximum settlement rate, reference price and threshold appreciation price will not be adjusted for other events that may adversely affect the trading price of the purchase contracts or the Units and the market price of our common stock, such as employee stock options grants, offerings of our common stock for cash (including pursuant to the Common Stock Offering), certain exchanges of our common stock for our other securities or in

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connection with acquisitions and other transactions. The terms of the Units and the separate purchase contracts do not restrict our ability to engage in these activities, and events may occur that are adverse to the interests of the holders of the purchase contracts or the Units and their value, but that do not result in an adjustment to the minimum settlement rate, maximum settlement rate, reference price and threshold appreciation price, or that result in an adjustment that is not adequate compensation for lost value.

Until the purchase contracts are settled with, or redeemed for, common stock, you will not be entitled to any rights with respect to our common stock, but you will be subject to all changes made with respect to our common stock.

Until the date on which you are treated as the record holder of common stock on account of a redemption or settlement of the purchase contracts for or with, as the case may be, common stock, you will not be entitled to any rights with respect to our common stock, including voting rights and rights to receive any dividends or other distributions on our common stock, but you will be subject to all changes affecting the common stock. You will be treated as the record holder of any shares of our common stock issuable upon settlement or redemption of the purchase contracts only as follows:

•	in the case of (x) settlement of purchase contracts on the mandatory settlement date or (y) an acquisition termination redemption if the acquisition termination stock price is greater than the reference price and we elect to pay cash in lieu of delivering a portion of any shares of common stock that would otherwise be included in the redemption amount, as of 5:00 p.m., New York City time, on the last trading day of the 20 consecutive trading day period during which the applicable market value or redemption market value, as the case may be, is determined;

•	in the case of settlement of purchase contracts in connection with any early settlement at the holder’s option, as of 5:00 p.m., New York City time, on the early settlement date;

•	in the case of settlement of purchase contracts following exercise of a holder’s fundamental change early settlement right, as of 5:00 p.m., New York City time, on the fundamental change early settlement date;

•	in the case of settlement of purchase contracts following exercise by us of our early mandatory settlement right, as of 5:00 p.m., New York City time, on the notice date; and

•	in the case of an acquisition termination redemption where we elect (or are deemed to have elected) to settle the redemption amount solely by delivering shares of common stock, as of 5:00 p.m., New York City time, on the date of the acquisition redemption notice.

For example, in the event that an amendment is proposed to our amended and restated articles of incorporation or amended and restated bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the date specified above on which you are treated as the record holder of the shares of our common stock, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock once you become a stockholder.

Some significant restructuring transactions may not constitute fundamental changes, in which case we would not be obligated to early settle the purchase contracts, and you will not have the right to require repurchase of your amortizing notes upon a fundamental change.

Upon the occurrence of specified fundamental changes, you will have the right to require us to settle the purchase contracts. You will not have the right to require repurchase of your amortizing notes upon a fundamental change, however. Additionally, the definition of “fundamental change” herein is limited to specified corporate

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events and may not include other events that might adversely affect our financial condition or the value of the purchase contracts. For example, events such as leveraged recapitalizations, refinancings, restructurings or acquisitions initiated by us may not constitute a fundamental change requiring us to settle the purchase contracts at the applicable fundamental change early settlement rate. In the event of any such events, the holders of the purchase contracts would not have the right to require us to settle the purchase contracts at the applicable fundamental change early settlement rate, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the trading price of the purchase contracts and/or the amortizing notes.

We may not have the ability to raise the funds necessary to repurchase the amortizing notes following the exercise of our early mandatory settlement right or in connection with an acquisition termination redemption, and our debt outstanding at that time may contain limitations on our ability to repurchase the amortizing notes.

If we elect to exercise our early mandatory settlement right or effect an acquisition termination redemption, holders of the amortizing notes will have the right to require us to repurchase the amortizing notes on the repurchase date at the repurchase price described under “Description of the Amortizing Notes—Repurchase of Amortizing Notes at the Option of the Holder.” However, we may not have enough available cash or be able to obtain financing at the time we are required to make repurchases of amortizing notes surrendered for repurchase. In addition, our ability to pay the relevant repurchase price for the amortizing notes may be limited by agreements governing our current and future indebtedness. Our failure to repurchase amortizing notes at a time when the repurchase is required by the indenture would constitute a default under the indenture. A default under the indenture could also lead to a default under agreements governing our indebtedness outstanding at that time. If the repayment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness and the repurchase price for the amortizing notes.

The secondary market for the Units, the purchase contracts and the amortizing notes may be illiquid.

We have applied to list the Units on the NYSE under the symbol “WTRU”, subject to satisfaction of its minimum listing standards with respect to the Units. However, we cannot assure you that the Units will be approved for listing. If the Units are approved for listing, we expect that the Units will begin trading on the NYSE within 30 calendar days after the Units are first issued. In addition, the underwriters have advised us that they intend to make a market in the Units, but the underwriters are not obligated to do so. However, listing on the NYSE does not guarantee that a trading market will develop, and the underwriters may discontinue market making at any time in their sole discretion without prior notice to Unit holders. Accordingly we cannot assure you that a liquid trading market will develop for the Units (or, if developed, that a liquid trading market will be maintained), that you will be able to sell Units at a particular time or that the prices you receive when you sell will be favorable.

Beginning on the business day immediately succeeding the date of initial issuance of the Units, purchasers of Units will be able to separate each Unit into a purchase contract and an amortizing note. We are unable to predict how the separate purchase contracts or the separate amortizing notes will trade in the secondary market, or whether that market will be liquid or illiquid. We will not initially apply to list the separate purchase contracts or the separate amortizing notes on any securities exchange or automated inter-dealer quotation system, but we may apply to list such separate purchase contracts and separate amortizing notes in the future as described herein. If (i) a sufficient number of Units are separated into separate purchase contracts and separate amortizing notes and traded separately such that applicable listing requirements are met and (ii) a sufficient number of holders of such separate purchase contracts and separate amortizing notes request that we list such separate purchase contracts and separate amortizing notes, we may endeavor to list such separate purchase contracts and separate amortizing notes on an exchange of our choosing (which may or may not be the NYSE) subject to applicable listing requirements. However, even if we do so apply to list such separate purchase contracts or separate amortizing notes, we cannot assure you that such securities will be approved for listing.

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The purchase contract agreement will not be qualified under the Trust Indenture Act, and the obligations of the purchase contract agent are limited.

The purchase contract agreement between us and the purchase contract agent will not be qualified as an indenture under the Trust Indenture Act of 1939, and the purchase contract agent will not be required to qualify as a trustee under the Trust Indenture Act. Thus, you will not have the benefit of the protection of the Trust Indenture Act with respect to the purchase contract agreement or the purchase contract agent. The amortizing notes constituting a part of the Units will be issued pursuant to an indenture, which has been qualified under the Trust Indenture Act. Accordingly, if you hold Units, you will have the benefit of the protections of the Trust Indenture Act only to the extent applicable to the amortizing notes. The protections generally afforded the holder of a security issued under an indenture that has been qualified under the Trust Indenture Act include:

•	disqualification of the indenture trustee for “conflicting interests,” as defined under the Trust Indenture Act;

•	provisions preventing a trustee that is also a creditor of the issuer from improving its own credit position at the expense of the security holders immediately prior to or after a default under such indenture; and

•	the requirement that the indenture trustee deliver reports at least annually with respect to certain matters concerning the indenture trustee and the securities.

The U.S. federal income tax consequences relating to the Units are uncertain.

The Units are complex financial instruments and no statutory, judicial or administrative authority directly addresses all aspects of the treatment of the Units or instruments similar to the Units for U.S. federal income tax purposes, and no assurance can be given that the Internal Revenue Service (“IRS”) will agree with the tax consequences described herein. As a result, the U.S. federal income tax consequences of the purchase, ownership and disposition of the Units are unclear. We have not sought any rulings concerning the treatment of the Units, and the tax consequences described herein are not binding on the IRS or the courts, either of which could disagree with the explanations or conclusions contained in this summary. Accordingly, you should consult your tax advisor regarding the consequences to you of the possible recharacterization of the components of a Unit as a single instrument. See “Certain United States Federal Income and Estate Tax Consequences.”

You may be subject to tax upon an adjustment to the settlement rate of the purchase contracts even though you do not receive a corresponding cash distribution.

You might be treated as receiving a constructive distribution from us if (i) the fixed settlement rates are adjusted and as a result of such adjustment your proportionate interest in our assets or earnings and profits is increased and (ii) the adjustment is not made pursuant to a bona fide, reasonable anti-dilution formula. An adjustment in the fixed settlement rates would not be considered made pursuant to such a formula if the adjustment were made to compensate you for taxable distributions with respect to our common stock (for example, if we increase the cash dividend on our common stock). Certain of the possible settlement rate adjustments (including, without limitation, adjustments in respect of taxable dividends to holders of our common stock and as discussed in “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change”) may not qualify as being pursuant to a bona fide reasonable adjustment formula. Thus, under certain circumstances, an increase in the fixed settlement rates might give rise to a constructive distribution to you even though you would not receive any cash related thereto. In addition, in certain situations, you might be treated as receiving a constructive distribution if we fail to adjust the fixed settlement rates. Any constructive distribution will be taxable as a dividend, return of capital, or capital gain in accordance with the earnings and profits rules described below in “Certain United States Federal Income and Estate Tax Consequences—U.S. Holders—Common Stock Acquired under a Purchase Contract—Distributions” and “Certain United States Federal Income and Estate Tax Consequences—Non-U.S. Holders—U.S. Federal Income Tax.” If you are a “non-U.S. holder”

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(as defined in “Certain United States Federal Income and Estate Tax Consequences—Non-U.S. Holders”), a deemed dividend may be subject to U.S. federal withholding tax (currently at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty), which may be withheld from shares of common stock or sales proceeds subsequently paid or credited to you. It is possible that U.S. withholding tax on deemed dividends would be withheld from any interest or other amounts paid to a non-U.S. holder. See “Certain United States Federal Income and Estate Tax Consequences—Non-U.S. Holders—U.S. Federal Withholding Tax.”

Any adverse rating action with respect to the Units may cause their trading price to fall.

We do not intend to seek a rating on the Units. However, if a rating service were to rate the Units and if such rating service were to lower its rating on the Units below the rating initially assigned to the Units or otherwise announces its intention to put the Units on credit watch, the trading price of the Units could decline.

Anti-takeover provisions in our organizational documents and under Pennsylvania law might discourage, delay or prevent changes in control of our company and may result in an entrenchment of management and diminish the value of our common stock.

Certain provisions of our articles of incorporation and bylaws could have the effect of delaying, deterring or preventing another party from acquiring or seeking to acquire control of us. These provisions are intended to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage anyone seeking to acquire control of us to negotiate first with our board of directors. However, these provisions could also delay, deter or prevent a change of control or other takeover of our company that our shareholders might consider to be in their best interests, including transactions that might result in a premium being paid over the market prices of our common stock and Units, and may also limit the prices that investors are willing to pay in the future for our common stock and Units. These provisions may also have the effect of preventing changes in our management.

For example, our articles of incorporation and bylaws include anti-takeover provisions that:

•	authorize our board of directors, without a vote or other action by our shareholders, to cause the issuance of preferred stock in one or more series and, with respect to each series, to fix the number of shares constituting that series and to establish the rights, preferences, privileges and restrictions of that series, which may include, among other things, dividend and liquidation rights and preferences, rights to convert such shares into common stock, voting rights and other rights which may adversely affect the voting or other rights and the economic interests of holders of our common stock and Units;

•	require that certain fundamental transactions must be approved by the holders of 75% of the outstanding shares of our capital stock entitled to vote on the matter unless at least a majority of the members of the board of directors has approved the transaction, in which case the required shareholder approval will be the minimum approval required by applicable law;

•	establish advance notice requirements and procedures for shareholders to submit nominations of candidates for election to our board of directors and to propose other business to be brought before a shareholders meeting;

•	provide that vacancies in our board of directors, including vacancies created by the removal of any director, or any increase in the number of directors may be filled by a majority of the directors then in office or by the sole remaining director;

•	provide that no shareholder may cumulate votes in the election of directors, which means that the holders of a majority of our outstanding shares of common stock can elect all directors standing for election by our common shareholders;
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•	require that any action to be taken by our shareholders must be taken either (1) at a duly called annual or special meeting of shareholders or (2) by the unanimous written consent of all of our shareholders;

•	require action by shareholders entitled to cast a majority of the votes which all shareholders are entitled to cast at the particular meeting in order for our shareholders to call a special meeting of shareholders; and

•	provide that a state court located within Montgomery County, Pennsylvania (or, in the event such court lacks jurisdiction over such action or proceeding, the United States District Court for the Eastern District of Pennsylvania) will be the exclusive forum for the adjudication of certain disputes, including derivative actions.

In addition, anti-takeover provisions in Pennsylvania law could make it more difficult for a third party to acquire control of us including, but not limited to, provisions relating to (1) control share acquisitions, (2) disgorgement of profits by certain controlling persons, (3) business combination transactions with interested shareholders, and (4) the rights of shareholders to demand fair value for their stock following a control transaction. Pennsylvania law permits corporations to opt-out of these anti-takeover provisions, but we have not done so. Such provisions could have the effect of deterring takeovers or delaying changes in control or management of us. Additionally, such provisions could limit the price that some investors might be willing to pay in the future for shares of our common stock.

In addition, other debt financings may include certain terms that may have anti-takeover effects.

This offering is not conditioned upon the completion of the Acquisition. If the Acquisition is not consummated, we will have broad discretion on the use of the net proceeds of this offering.

This offering is not conditioned upon the completion of the Acquisition. Accordingly, your purchase of Units in this offering may be an investment in Aqua America on a stand-alone basis without any of the assets of Peoples or anticipated benefits of the Acquisition. We will have broad discretion to use the net proceeds of this offering if the Acquisition does not occur. If the Acquisition does not occur, we expect to use the net proceeds from this offering, after payment of any cash redemption amount and/or repurchase price (if applicable), for general corporate purposes, which may include the Company Debt Refinancing, the redemption of securities issued in connection with the other Financing Transactions, repurchases of our common stock, debt repayment, capital expenditures and investments. See “Use of Proceeds.”

We may be unable to, or may choose not to, continue to pay dividends on our common stock at current or planned rates or at all.

Any future payments of cash dividends, and the amount of any cash dividends we pay, on our common stock will depend on, among other things, our financial condition, capital requirements and results of operations, and the ability of our subsidiaries to distribute cash to us, as well as other factors that our board of directors may consider relevant. If we were to reduce the amount of cash dividends per share payable on our common stock, fail to increase the amount of those cash dividends per share in the future or cease paying those cash dividends altogether, it would likely have an adverse impact on the market price of our common stock and the Units. In addition, under Pennsylvania law, our board of directors (or an authorized committee thereof) may not declare and pay dividends on shares of our common stock if, after giving effect to the dividend (1) we would be unable to pay our debts as they become due in the ordinary course of business, or (2) our total assets would be less than the sum of our total liabilities plus the amount that would be needed, if we were to be dissolved as of the date for measuring the dividend, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the dividend.

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USE OF PROCEEDS

We estimate that the net proceeds to us from this offering, after deducting underwriting discounts and estimated offering expenses, will be approximately $          million (or approximately $          million if the underwriters exercise their option to purchase additional Units in full).

We intend to use the net proceeds from this offering, together with net proceeds from the Common Stock Offering, the Private Placement and the Debt Financings, to (1) fund the Acquisition, (2) complete the redemption of approximately $314 million aggregate principal amount of the PPNs and (3) pay related costs and expenses as described below. In addition to the $1,009 million aggregate principal amount of Debt Financings we intend to incur to fund the Acquisition, complete the Company Debt Refinancing and pay related costs and expenses, we expect to incur $150 million aggregate principal amount of Debt Financings, the net proceeds of which we intend to use for general corporate purposes, including working capital and capital needs.

This offering and certain of the other Financing Transactions are not conditioned upon the consummation of any other Financing Transactions, the Acquisition or the Company Debt Refinancing. In addition, the indebtedness or other securities to be incurred or issued in certain of the Financing Transactions may not be incurred or issued, or may be redeemed, repaid, or repurchased, if the Acquisition is not consummated or is not consummated by a specified date. Even if the Acquisition, the Company Debt Refinancing and/or other Financing Transactions do not occur, the Units issued in this offering will remain outstanding (unless we elect to redeem the Units in the event the Acquisition does not occur by April 22, 2020 or the Acquisition Agreement is terminated prior to such date). If for any reason the Acquisition is not consummated, we expect we would use the net proceeds for this offering, after payment of any cash redemption amount and/or repurchase price (if applicable), for general corporate purposes, which may include the Company Debt Refinancing, the redemption of securities issued in connection with the other Financing Transactions, repurchases of our common stock, debt repayment, capital expenditures and investments. Pending application of the net proceeds of this offering for the foregoing purposes, the net proceeds may be invested temporarily in investment-grade securities or similar instruments, or be used to temporarily reduce borrowings under the Revolving Credit Facility.

The following table outlines the estimated sources and uses of funds for the Acquisition, the Company Debt Refinancing and the related costs and expenses. The actual net proceeds from the Financing Transactions and the costs and expenses related to the Transactions will likely vary from the estimates reflected in the following table. See “Summary Information–Recent Developments—Financing Transactions.”

The following table does not reflect the sale of any shares or Units that may be sold to the underwriters of this offering or of the Common Stock Offering upon exercise of their respective options to purchase additional shares and Units. To the extent the underwriters exercise such options, we expect that the net proceeds from such sales will be used to fund a portion of the purchase price of the Acquisition, which would reduce, by a corresponding amount, the amount of the debt financings we expect to incur to fund a portion of the purchase price of the Acquisition.

Sources of Funds(1)		Uses of Funds
(in millions)
Units offered hereby	$725	Cash Acquisition Consideration(2)	$2,905
Common Stock Offering	1,000	Company Debt Refinancing(3)	314
Private Placement	750	Transactions costs and expenses, including
		discounts and financing fees	265
Debt Financings(4)	1,009	Assumption of Peoples’s existing debt	1,370
Assumption of Peoples’s existing debt	1,370
Total sources of funds	$4,854	Total uses of funds	$4,854
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(1)	All amounts are estimated proceeds before underwriting discounts and offering expenses. If and to the extent that any of this offering, the Common Stock Offering or the Private Placement is not completed, or if the aggregate net proceeds from this offering, the Common Stock Offering and the Private Placement are less than the aggregate amount set forth in this table, we intend to fund any shortfall by issuing additional shares of common stock or equity-linked securities prior to the consummation of the Acquisition. However, if we are unable to issue such shares or equity-linked securities, we would fund any shortfall with additional debt financings, which may include borrowings under the Bridge Facility and/or the Revolving Credit Facility.
(2)	Assumes the only adjustment to the Default Cash Acquisition Consideration is a reduction of $1,370 million based upon the assumption by the Company of $1,370 million aggregate principal amount of Peoples’s indebtedness upon closing of the Acquisition. To the extent we assume less than $1,370 million aggregate principal amount of Peoples’s existing indebtedness, we may issue additional shares of common stock, equity-linked securities and/or New Notes and/or incur borrowings under the Bridge Facility and/or the Revolving Credit Facility.
(3)	In connection with the Acquisition and the Financing Transactions, we expect to redeem approximately $314 million in aggregate principal amount of our PPNs prior to the closing of the Acquisition. Estimated premiums payable in connection with the Company Debt Refinancing are included in “Transaction costs and expenses, including discounts and financing fees” above. The PPNs we intend to redeem in the Company Debt Refinancing have maturities ranging from 2019-2037 and interest rates ranging from 3.57-5.83%.
(4)	In addition to the $1,009 million aggregate principal amount of Debt Financings we intend to incur to fund the Acquisition, complete the Company Debt Refinancing and pay related costs and expenses, we expect to incur $150 million aggregate principal amount of Debt Financings, the net proceeds of which we intend to use for general corporate purposes, including working capital and capital needs.
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CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents and capitalization as of December 31, 2018:

•	on an actual basis;

•	on an as adjusted basis to give effect to this offering;

•	on an as further adjusted basis to give effect to this offering and the Common Stock Offering; and

•	on a pro forma basis to give effect to the Transactions, including this offering, the Common Stock Offering, the Acquisition, the Company Debt Refinancing, the Private Placement and the Debt Financings.

The following table does not reflect the sale of any Units that may be sold to the underwriters of this offering upon exercise of their option to purchase additional Units or the sale of any shares of common stock that may be sold to the underwriters of the Common Stock Offering upon exercise of their option to purchase additional shares in the Common Stock Offering. If such underwriters exercise their respective options to purchase additional Units and/or shares, we expect that the proceeds from such sales will be used to fund a portion of the purchase price of the Acquisition, which would reduce, by a corresponding amount, the amount of the Debt Financings we expect to incur to fund a portion of the purchase price of the Acquisition.

The completion of this offering is not conditioned upon the consummation of any of the other Transactions, including the Acquisition. Accordingly, investors should not place undue reliance on the as further adjusted and pro forma information included in this prospectus supplement because this offering is not conditioned upon the consummation of any of the other transactions reflected in such information. In addition, even if the Transactions are completed, actual amounts may vary from such information depending on several factors, including potential changes in our financing plans as a result of market conditions or the timing of the consummation of the Acquisition.

The following data are qualified in their entirety by our financial statements and related notes and other information incorporated by reference in this prospectus supplement and the accompanying prospectus. This table should be read in conjunction with “Summary Information–Recent Developments—Proposed Peoples Gas Acquisition,” “Risk Factors,” “Use of Proceeds,” and our pro forma and consolidated financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus, and the other information contained in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

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			As Further
			Adjusted for this
		As Adjusted for	Offering and the Common Stock	Pro Forma for the
(dollars in thousands)	Actual	this Offering	Offering	Transactions
Cash and cash equivalents(1)	$3,627	$	$	$

Debt:
Long-term debt of subsidiaries(2)	$1,604,233	$1,604,233	$1,604,233	$1,604,233
Revolving Credit Facility(3)	370,000	370,000	370,000	370,000
Privately placed notes(4)	589,427	589,427	589,427	275,927
Debt Financings(5)	—	—	—	1,159,000
Assumed People’s indebtedness(6)	—	—	—	1,329,227
Amortizing notes that are components of the Units(7)	—	128,400	128,400	128,400
Total debt	$2,563,660	$2,692,060	$2,692,060	$4,866,787

Equity:
Preferred stock, $1.00 par value (1,770,819 shares authorized, none issued)	—	—	—	—
Common stock, $0.50 par value (300,000,000 shares authorized; 181,151,827 issued, actual and as adjusted; 208,474,231 issued, as further adjusted and 230,135,326 issued, pro forma)(8)	90,576	90,576	104,237	115,068
Capital in excess of par value(8)(9)	820,378	1,403,555	2,365,465	3,083,445
Retained earnings(10)	1,174,245	1,174,245	1,174,245	1,130,168
Treasury stock, at cost (3,060,206 shares)	(75,835)	(75,835)	(75,835)	(75,835)
Total stockholders’ equity	$2,009,364	$2,592,541	$3,568,112	$4,252,846
Total capitalization	$4,573,024	$5,284,601	$6,260,172	$9,119,633

(1)	Cash and cash equivalents may increase or decrease depending on, among other things, actual costs and expenses incurred in connection with the Transactions.
(2)	Such amounts do not include subsidiary debt that is reflected in “Privately placed notes” or in “Assumed Peoples’s indebtedness”.
(3)	In December 2018, we entered into a five-year $550 million unsecured Revolving Credit Facility, which replaced our prior unsecured revolving credit facility. Subject to customary conditions, we may request that the lenders under the Revolving Credit Facility provide an incremental unsecured revolving credit facility of up to $450 million upon the closing of the Acquisition. As described below in note 6, at the closing of the Acquisition, we expect to borrow $270 million under the Revolving Credit Facility in order to repay $270 million under the Peoples’s revolving credit facility that is expected to be assumed at the closing of the Acquisition and terminated).
(4)	In connection with the Acquisition and the Financing Transactions, we expect to redeem approximately $314 million in aggregate principal amount of our PPNs, of which $150.9 million in aggregate principal amount is indebtedness of our subsidiaries, prior to the closing of the Acquisition.
(5)	The pro forma amount of $1,159 million represents the assumed aggregate principal amount of the Debt Financings, including the $150 million aggregate principal amount we intend to use for general corporate purposes. If we do not consummate the Common Stock Offering or the Private Placement, or if such offerings are completed for less aggregate net proceeds than anticipated, we may issue additional shares of common stock or equity-linked securities prior to the consummation of the Acquisition. However, if we are unable to issue such shares or equity-linked securities, we would fund any shortfall with additional debt financings, which may include borrowings under the Bridge Facility and/or the Revolving Credit Facility.
We expect the terms of one or more series of New Notes issued in the Debt Financings will include a special mandatory redemption provision requiring us to redeem such New Notes if the Acquisition is not consummated by a specified date. If the Acquisition is not consummated, we do not expect to incur any borrowings under the Bridge Facility.
(6)	The pro forma amount reflects approximately $1,329 million aggregate principal amount of Peoples’s existing indebtedness expected to be assumed in connection with the Acquisition as of December 31, 2018. We expect the amount of such assumed debt will be $1,370 million as of the closing of the Acquisition. Of the $1,370 million of expected assumed Peoples’s indebtedness at closing, $270 million is expected to be borrowings under the Peoples’s revolving credit facility which is expected to be repaid at the closing of the Acquisition with borrowings under the Revolving Credit Facility and terminated.

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(7)	Each Unit will include an amortizing note. The principal amount of these amortizing notes will not be determined until the pricing of this offering. We have assumed that 17.7% of the stated amount of the Units, $128.4 million, will be represented by the amortizing notes. If the Acquisition does not occur by April 22, 2020 or if the Acquisition Agreement is terminated prior to such date, we may elect to redeem all, but not less than all, of the outstanding purchase contracts in accordance with the terms thereof, in which case holders of Units would have the right to require us to repurchase their outstanding amortizing notes at the relevant repurchase price. See “Description of the Amortizing Notes—Repurchase of Amortizing Notes at the Option of the Holder.”
(8)	As further adjusted and pro forma share numbers and amounts ($13.7 million with respect to “Common stock” and $961.9 million with respect to “Capital in excess of par value”) with respect to the Common Stock Offering are based on an assumed offering price of $36.60 per share (the last reported sale price of our common stock on the NYSE on April 10, 2019) and assumed gross proceeds of $1,000 million and reflects assumed related underwriting discounts and estimated offering expenses.

The pro forma share number and amount also reflects the expected issuance of 21,661,095 shares of our common stock in the Private Placement at an assumed offering price of $34.62 per share (an incremental $10.8 million with respect to “Common stock” and an incremental $718.0 million with respect to “Capital in excess of par value”) and reflects assumed placement agent fees and other issuance costs. In addition to other closing conditions, the completion of the Private Placement is conditioned upon the completion of at least $1.6 billion in common stock and equity-linked securities offerings and the consummation of the Acquisition.

If and to the extent that any of this offering, the Common Stock Offering or the Private Placement is not completed, or if the aggregate net proceeds from such offerings is less than anticipated, we currently intend to issue additional shares of common stock or equity-linked securities prior to the consummation of the Acquisition. However, if we are unable to issue such shares or equity-linked securities, we would fund any shortfall with additional debt financings, which may include borrowings under the Bridge Facility and/or the Revolving Credit Facility.

Share numbers and amounts do not reflect shares of our common stock, issuable upon settlement of the purchase contracts, shares of our common stock reserved for issuance upon exercise of stock options outstanding, shares of our common stock reserved for issuance upon vesting of our time based restricted stock units (including reinvested dividends), shares of our common stock reserved for issuance upon the vesting of our performance based restricted stock units or performance share units or additional shares we may issue under our dividend reinvestment program, employee stock purchase plan or 401(k) savings plans.

(9)	Each Unit will include a purchase contract. We will account for the purchase contracts that are components of the Units as equity and will record the initial fair value of these purchase contracts, net of the assumed related underwriting discounts and estimated offering expenses allocated to the purchase contracts, as capital in excess of par value, $583.2 million. The exact amount we record as capital in excess of par value will not be determined until the pricing of this offering and our determination of the final offering expenses. See footnote (7) above. We have assumed that 82.3% of the stated amount of the Units will be represented by the purchase contracts and assumed the underwriting discounts and estimated offering expenses allocated to the purchase contracts. If the offering is completed but the Acquisition is not consummated, we may redeem all, but not less than all, of the outstanding purchase contracts by issuing a redemption notice during the five business day period immediately following the earlier of (x) the April 22, 2020 if the closing of the Acquisition has not occurred on or prior to such date and (y) the date on which the Acquisition Agreement is terminated. We will pay a redemption price to be determined based on our common stock price at the time in cash or in shares of our common stock in accordance with the terms of the purchase contracts. If we elect to redeem the purchase contracts, we may be required by the holders thereof to repurchase the amortizing notes at the repurchase price set forth in the amortizing notes as described under “Description of the Amortizing Notes—Repurchase of Amortizing Notes at the Option of the Holder.”
(10)	The pro forma amount, a reduction of $44.1 million, reflects the payment of additional Acquisition-related expenses and the write-off of unamortized debt issuance costs.
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LISTING OF OUR COMMON STOCK AND THE UNITS AND DIVIDENDS

Our common stock is listed on the NYSE under the symbol “WTR.” As of March 31, 2019, there were (i) 178,369,078 shares of our common stock outstanding and (ii) options to acquire 1,112,210 shares of our common stock outstanding.

On April 12, 2019, the last reported sale price of our common stock on the NYSE was $36.78. As of December 31, 2018, there were approximately 23,476 holders of record of our common stock.

We have applied to list the Units on the NYSE under the symbol “WTRU”, subject to satisfaction of its minimum listing standards with respect to the Units. We will not initially apply to list the separate purchase contracts or the separate amortizing notes on any securities exchange or automated inter-dealer quotation system, but we may apply to list such separate purchase contracts and separate amortizing notes in the future as described herein. Prior to this offering, there has been no public market for the Units.

We have historically paid quarterly dividends on our common stock; however, the declaration, amount, timing and payment of any future dividends are subject to the determination and approval of our board of directors based on then-current or anticipated future conditions including our results of operations, capital requirements, financial condition, legal requirements or other factors deemed relevant by our board of directors. See “Risk Factors—Risks Related to the Units, the Separate Purchase Contracts, the Separate Amortizing Notes and our Common Stock—We may be unable to, or may choose not to, continue to pay dividends on our common stock at current or planned rates or at all.”

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DESCRIPTION OF THE UNITS

We are offering 14,500,000 Units (or 2,175,000 Units if the underwriters exercise their option to purchase additional Units in full), each with a stated amount of $50.00. Each Unit is comprised of a prepaid stock purchase contract (a “purchase contract”) issued by us and a senior amortizing note issued by us. The following summary of the terms of the Units, the summary of the terms of the purchase contracts set forth under the caption “Description of the Purchase Contracts” and the summary of the terms of the amortizing notes set forth under the caption “Description of the Amortizing Notes” in this prospectus supplement and under the caption “Description of Debt Securities” in the accompanying prospectus contain a description of certain terms of the Units and their components but are not complete and are subject to, and qualified in their entirety by reference to, the related contracts. We refer you to:

•	the purchase contract agreement (the “purchase contract agreement”), to be dated the date of first issuance of the Units, to be entered into among us, U.S. Bank National Association, as purchase contract agent (the “purchase contract agent”) and attorney-in-fact for the holders of purchase contracts from time to time, and U.S. Bank National Association, as trustee (the “trustee”) under the indenture described below, pursuant to which the purchase contracts and Units will be issued; and

•	the indenture between us, as issuer, and the trustee, and a related supplemental indenture, between us, as issuer, and U.S. Bank National Association, as trustee, each to be dated the date of first issuance of the Units, under which the amortizing notes will be issued.

The form of indenture has been filed as an exhibit to the registration statement of which this prospectus supplement forms a part, and a supplemental indenture related to a change in governing law to New York law, among other matters, and a supplemental indenture for the amortizing notes and the purchase contract agreement will be filed as exhibits to a current report on Form 8-K and incorporated by reference as exhibits to that registration statement. Whenever particular sections or defined terms are referred to, such sections or defined terms are incorporated herein by reference.

As used in this section, unless the context otherwise requires, references to “Aqua America,” “we,” “us” or “our” refer to Aqua America, Inc. and do not include any of its existing or future subsidiaries.

Components of the Units

Each Unit offered is comprised of:

•	a prepaid stock purchase contract issued by us pursuant to which we will deliver to the holder, not later than 5:00 p.m., New York City time, on April 30, 2022 (subject to postponement in certain limited circumstances, the “mandatory settlement date”), unless earlier redeemed or settled, a number of shares of our common stock, par value $0.50 per share (the “common stock”), per purchase contract equal to the settlement rate described below under “Description of the Purchase Contracts—Delivery of Common Stock;” and

•	a senior amortizing note issued by us with an initial principal amount of $ that pays equal quarterly installments of $ per amortizing note (except for the July 30, 2019 installment payment, which will be $ per amortizing note), which cash payment in the aggregate will be equivalent to % per year with respect to the $50.00 stated amount per Unit.

Unless previously settled at your option as described in “Description of the Purchase Contracts—Early Settlement” or “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change,” settled at our option as described in “Description of the Purchase Contracts—Early Mandatory Settlement at Our Election” or redeemed at our option as described in “Description of the Purchase Contracts—Acquisition

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Termination Redemption,” we will deliver to you not more than          shares and not less than          shares of our common stock on the mandatory settlement date, based upon the applicable “settlement rate” (as defined under “Description of the Purchase Contracts—Delivery of Common Stock”), which is subject to adjustment as described herein, and the “applicable market value” (as defined under “Description of the Purchase Contracts—Delivery of Common Stock”) of our common stock, as described below under “Description of the Purchase Contracts—Delivery of Common Stock.”

Each amortizing note will have an initial principal amount of $          . On each January 30, April 30, July 30 and October 30, commencing on July 30, 2019, we will pay equal cash installments of $          on each amortizing note (except for the July 30, 2019 installment payment, which will be $          per amortizing note). Each installment payment will constitute a payment of interest (at a rate of          % per annum) and a partial repayment of principal on the amortizing note, allocated as set forth on the amortization schedule set forth under “Description of the Amortizing Notes—Amortization Schedule.”

The stated amount of each Unit must be allocated between the amortizing note and the purchase contract based upon their relative fair market values. We have determined that the fair market value of each amortizing note is $          and the fair market value of each purchase contract is $          , as set forth in the purchase contract agreement. Each holder agrees to such allocation and this position will be binding upon each holder (but not on the Internal Revenue Service).

Separating and Recreating Units

Upon the conditions and under the circumstances described below, a holder of a Unit will have the right to separate a Unit into its component parts, and a holder of a separate purchase contract and a separate amortizing note will have the right to combine the two components to recreate a Unit.

Separating Units

At initial issuance, the purchase contracts and amortizing notes may be purchased and transferred only as Units and will trade under the CUSIP number for the Units.

On any business day during the period beginning on, and including, the business day immediately following the date of initial issuance of the Units to, but excluding, the second scheduled trading day immediately preceding April 30, 2022 or, if earlier, the second scheduled trading day immediately preceding any “early mandatory settlement date” (as defined under “Description of the Purchase Contracts”) or the second scheduled trading day immediately preceding any “acquisition redemption settlement date” (as defined under “Description of the Purchase Contracts”) and also excluding the business day immediately preceding any installment payment date (provided, the right to separate the Units shall resume after such business day), you will have the right to separate your Unit into its constituent purchase contract and amortizing note (which we refer to as a “separate purchase contract” and a “separate amortizing note,” respectively, and which will thereafter trade under their respective CUSIP numbers), in which case that Unit will cease to exist. If you beneficially own a Unit, you may separate it into its component purchase contract and component amortizing note by delivering written instructions to the broker or other direct or indirect participant through which you hold an interest in your Unit (your “participant”) to notify The Depository Trust Company (“DTC”) through DTC’s Deposit/Withdrawal at Custodian (“DWAC”) system of your desire to separate the Unit. Holders who elect to separate a Unit into its constituent purchase contract and amortizing note shall be responsible for any fees or expenses payable in connection with such separation.

“Business day” means any day other than a Saturday, Sunday or any day on which banking institutions in New York, New York are authorized or obligated by applicable law or executive order to close or be closed.

Separate purchase contracts and separate amortizing notes will be transferable independently from each other.

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Recreating Units

On any business day during the period beginning on, and including, the business day immediately following the date of initial issuance of the Units to, but excluding, the second scheduled trading day immediately preceding April 30, 2022 or, if earlier, the second scheduled trading day immediately preceding any early mandatory settlement date or the second scheduled trading day immediately preceding any acquisition redemption settlement date and also excluding the business day immediately preceding any installment payment date (provided, the right to recreate the Units shall resume after such business day), you may recreate a Unit from your separate purchase contract and separate amortizing note. If you beneficially own a separate purchase contract and a separate amortizing note, you may recreate a Unit by delivering written instruction to your participant to notify DTC through DTC’s DWAC system of your desire to recreate the Unit. Holders who elect to recreate Units shall be responsible for any fees or expenses payable in connection with such recreation.

Global Securities

Your Unit, purchase contract and amortizing note will be represented by global securities registered in the name of a nominee of DTC. You will not be entitled to receive definitive physical certificates for your Units, purchase contracts or amortizing notes, except under the limited circumstances described under “Book-Entry Procedures and Settlement.” Beneficial interests in a Unit and, after separation, the separate purchase contract and separate amortizing note will be represented through book-entry accounts of, and transfers will be effected through, direct or indirect participants in DTC.

Deemed Actions by Holders by Acceptance

Each holder of Units or separate purchase contracts, by acceptance of such securities, will be deemed to have:

•	irrevocably authorized and directed the purchase contract agent to execute, deliver and perform on its behalf the purchase contract agreement, and appointed the purchase contract agent as its attorney-in-fact for any and all such purposes;

•	in the case of a purchase contract that is a component of a Unit, or that is evidenced by a separate purchase contract, irrevocably authorized and directed the purchase contract agent to execute, deliver and hold on its behalf the separate purchase contract or the component purchase contract evidencing such purchase contract, and appointed the purchase contract agent as its attorney-in-fact for any and all such purposes;

•	consented to, and agreed to be bound by, the terms and provisions of the purchase contract agreement; and

•	represented that either (i) no portion of the assets used to acquire or hold the Units, common stock issuable on upon settlement of the purchase contracts or amortizing notes constitutes assets of any (a) employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (b) plan, individual retirement account or other arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or provisions under any other U.S. or non-U.S. federal, state, local or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), or (c) entity which is deemed to hold the assets of any of the foregoing types of plans, accounts or arrangements described in clauses (a) and (b) (each of the foregoing described in clause (a), (b) and (c) referred to as a “Plan”) or (ii) (1) the acquisition and holding of the Units, common stock issuable upon settlement of the purchase contracts or amortizing notes and any of its constituent parts will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws and (2) neither Aqua America, the underwriters or any of their respective affiliates is, or is undertaking to be, a fiduciary with respect to the Plan in connection

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with the Plan’s acquisition, holding or disposition of the Units, common stock issuable upon settlement of the purchase contracts or amortizing notes, as applicable;

•	in the case of a holder of a Unit, agreed, for all purposes, including U.S. federal income tax purposes, to treat:

•	a Unit as an investment unit composed of two separate instruments, in accordance with its form;

•	the amortizing notes as indebtedness of ours; and

•	the allocation of the $50.00 stated amount per Unit between the purchase contract and the amortizing note so that such holder’s initial tax basis in each purchase contract will be $ and such holder’s initial tax basis in each amortizing note will be $ .

Listing of Securities

We have applied to list the Units on the NYSE under the symbol “WTRU,” subject to satisfaction of its minimum listing standards with respect to the Units. However, we can give no assurance that the Units will be so listed. If the Units are approved for listing, we expect that the Units will begin trading on the NYSE within 30 calendar days after the Units are first issued. In addition, the underwriters have advised us that they intend to make a market in the Units, but the underwriters are not obligated to do so. However, listing on the NYSE does not guarantee that a trading market will develop, and the underwriters may discontinue market making at any time in their sole discretion without notice. Accordingly, we cannot assure you that a liquid trading market will develop for the Units (or, if developed, that a liquid trading market will be maintained), that you will be able to sell Units at a particular time or that the prices you receive when you sell will be favorable.

We will not initially apply to list the separate purchase contracts or the separate amortizing notes on any securities exchange or automated inter-dealer quotation system. If (i) a sufficient number of Units are separated into separate purchase contracts and separate amortizing notes and traded separately such that applicable listing requirements are met and (ii) a sufficient number of holders of such separate purchase contracts and separate amortizing notes request that we list such separate purchase contracts and separate amortizing notes, we may endeavor to list such separate purchase contracts and separate amortizing notes on an exchange of our choosing (which may or may not be the NYSE) subject to applicable listing requirements.

Our common stock is listed on the NYSE under the symbol “WTR.” We have applied to have the shares of our common stock deliverable upon settlement of all purchase contracts approved for listing on the NYSE.

Title

We, the purchase contract agent and the trustee will treat the registered owner, which we expect at initial issuance to be a nominee of DTC, of any Unit or separate purchase contract or separate amortizing note as the absolute owner of the Unit or separate purchase contract or separate amortizing note for the purpose of settling the related purchase contract or making payments on the separate amortizing note and for all other purposes.

Accounting for the Units

We expect to record the issuance of the purchase contract portion of the Units as additional paid-in-capital, net of issuance costs of the purchase contracts, in our financial statements. We also expect to record the amortizing notes portion of the Units as long-term debt and to record the issuance costs of the amortizing notes as an adjustment to the carrying amount of the amortizing notes. The amortization of the amortizing notes will be

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calculated using the effective interest method over the life of the amortizing notes. We will allocate the proceeds from the issuance of the Units to the purchase contracts and amortizing notes based on the relative fair values of the respective components, determined as of the date of issuance of the Units. We have determined that the allocation of the purchase price of each Unit as between the amortizing note and the purchase contract will be $          for the amortizing note and $          for the purchase contract, as set forth in the purchase contract agreement.

Based on the expected structure of the Units, Aqua America expects the purchase contracts to meet equity classification, which has been reflected as such in the unaudited pro forma consolidated combined balance sheet presented in “Unaudited Pro Forma Consolidated Combined Financial Information” included or incorporated by reference in this prospectus supplement. The classification of the Units will be subject to detailed assessment once finalized and a different conclusion may result in a material impact on the information presented in “Unaudited Pro Forma Consolidated Combined Financial Information” included or incorporated by reference in this prospectus supplement.

Based on U.S. GAAP, we do not expect the purchase contract component of the Units to be revalued under fair value accounting principles.

Our earnings per share calculations will reflect the shares issuable upon settlement of the purchase contracts portion of the Units. Our basic earnings per share will include the minimum shares issuable under the purchase contract for each period and our diluted earnings per share will include any incremental shares that would be issuable assuming a settlement of the purchase contract at the end of each accounting period, if dilutive.

Replacement of Unit Certificates

In the event that physical certificates evidencing the Units have been issued, any mutilated Unit certificate will be replaced by us at the expense of the holder upon surrender of the certificate to the purchase contract agent. Unit certificates that become destroyed, lost or stolen will be replaced by us at the expense of the holder upon delivery to us and the purchase contract agent of evidence of their destruction, loss or theft satisfactory to us and the purchase contract agent. In the case of a destroyed, lost or stolen Unit certificate, an indemnity satisfactory to us and the purchase contract agent may be required at the expense of the holder of the Units before a replacement will be issued.

Notwithstanding the foregoing, we will not be obligated to replace any Unit certificates on or after the second scheduled trading day immediately preceding April 30, 2022 or the second scheduled trading day immediately preceding any early mandatory settlement date or the second scheduled trading day immediately preceding any acquisition redemption settlement date. In those circumstances, the purchase contract agreement will provide that, in lieu of the delivery of a replacement Unit certificate, the purchase contract agent, upon delivery of the evidence and indemnity described above, will deliver or arrange for delivery of the shares of common stock issuable (and/or, in the case of an acquisition redemption settlement date, make the required cash payment, if any) pursuant to the purchase contracts included in the Units evidenced by the Unit certificate.

Miscellaneous

The purchase contract agreement will provide that we will pay all fees and expenses related to the offering of the Units and the enforcement by the purchase contract agent of the rights of the holders of the Units or the separate purchase contracts or separate amortizing notes, other than expenses (including legal fees) of the underwriters.

Should you elect to separate or recreate Units, you will be responsible for any fees or expenses payable in connection with that separation or recreation, and we will have no liability therefor.

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DESCRIPTION OF THE PURCHASE CONTRACTS

The purchase contracts will be issued pursuant to the terms and provisions of the purchase contract agreement. The following summary of the terms of the purchase contracts contains a description of certain terms of the purchase contracts, but is not complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the purchase contract agreement, including the definitions of specified terms in the purchase contract agreement. We refer you to the purchase contract agreement which will be filed as an exhibit to a current report on Form 8-K and incorporated by reference as an exhibit to the registration statement of which this prospectus supplement forms a part. See “Where You Can Find More Information.”

Each purchase contract will initially form a part of a Unit. Each Unit may be separated by a holder into its constituent purchase contract and amortizing note on any business day during the period beginning on, and including, the business day immediately following the date of initial issuance of the Units to, but excluding, the second scheduled trading day immediately preceding April 30, 2022 or, if earlier, the second scheduled trading day immediately preceding any “early mandatory settlement date” or the second scheduled trading day immediately preceding any “acquisition redemption settlement date,” and also excluding the business day immediately preceding any installment payment date (provided, the right to separate the Units shall resume after such business day). Following such separation, purchase contracts may be transferred separately from amortizing notes.

As used in this section, unless the context otherwise requires, references to:

•	“Aqua America,” “we,” “us” or “our” refer to Aqua America, Inc. and do not include any of its existing or future subsidiaries;

•	“close of business” refer to 5:00 p.m., New York City time; and

•	“open of business” refer to 9:00 a.m., New York City time.

Delivery of Common Stock

Unless previously redeemed or settled early at your or our option, for each purchase contract we will deliver to you on April 30, 2022 (subject to postponement in certain limited circumstances described below, the “mandatory settlement date”) a number of shares of our common stock. The number of shares of our common stock issuable upon settlement of each purchase contract (the “settlement rate”) will be determined as follows:

•	if the “applicable market value” (as defined below) of our common stock is greater than the “threshold appreciation price” (as defined below), then you will receive shares of common stock for each purchase contract (the “minimum settlement rate”);

•	if the applicable market value of our common stock is less than or equal to the threshold appreciation price but greater than or equal to the “reference price” (as defined below), then you will receive a number of shares of common stock for each purchase contract equal to the Unit stated amount of $50.00, divided by the applicable market value; and

•	if the applicable market value of our common stock is less than the reference price, then you will receive shares of common stock for each purchase contract (the “maximum settlement rate”).

The maximum settlement rate and the minimum settlement rate are each subject to adjustment as described under “—Adjustments to the Fixed Settlement Rates” below. Each of the minimum settlement rate and the maximum settlement rate is referred to as a “fixed settlement rate.”

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The reference price is calculated by dividing $50.00 by the then applicable maximum settlement rate and initially is approximately equal to $          , which is the per share public offering price of our common stock in the concurrent common stock offering.

The threshold appreciation price is calculated by dividing $50.00 by the then applicable minimum settlement rate. The threshold appreciation price, which is initially approximately $          , represents a premium of approximately          % over the reference price.

“Applicable market value” means the arithmetic average of the VWAP per share of our common stock over the settlement period.

“Settlement period” means the 20 consecutive trading day period beginning on, and including, the 21st scheduled trading day immediately preceding April 30, 2022.

“VWAP” per share of our common stock on any trading day means the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg (or any successor service) page “WTR <Equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open until the scheduled close of trading of the primary trading session on such trading day; or, if such price is not available, the market value per share of our common stock on such trading day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by us for this purpose. For the avoidance of doubt, “VWAP” will be determined without regard to after hours trading or any other trading outside of the regular trading session trading hours.

“Trading day” means a day on which:

•	there is no “market disruption event” (as defined below); and

•	trading in our common stock (or other security for which a VWAP must be determined) generally occurs on the relevant stock exchange (as defined below);

provided, that if our common stock (or such other security) is not so listed or traded, “trading day” means a “business day.”

“Relevant stock exchange” means the NYSE or, if our common stock (or other security for which a VWAP or closing price must be determined) is not then listed on the NYSE, on the principal other U.S. national or regional securities exchange on which our common stock (or such other security) is then listed or, if our common stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock (or such other security) is then listed or admitted for trading.

“Scheduled trading day” means a day that is scheduled to be a trading day on the relevant stock exchange. If our common stock (or other such security) is not listed or admitted for trading on a relevant stock exchange, “scheduled trading day” means a “business day.”

“Market disruption event” means:

•	a failure by the relevant stock exchange to open for trading during its regular trading session; or

•	the occurrence or existence on the relevant stock exchange prior to 1:00 p.m., New York City time, on any scheduled trading day for our common stock (or such other security) for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in our common stock (or such other security) or in any options contracts or futures contracts relating to our common stock (or such other security).

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On the mandatory settlement date, our common stock will be issued and delivered to you or your designee, upon:

•	surrender of certificates representing the purchase contracts, if such purchase contracts are held in certificated form; and

•	payment by you of any transfer or similar taxes payable in connection with the issuance of our common stock to any person other than you.

As long as the purchase contracts are evidenced by one or more global purchase contract certificates deposited with DTC, procedures for settlement will be governed by DTC’s applicable procedures.

If one or more of the 20 consecutive scheduled trading days in the settlement period is not a trading day, the mandatory settlement date will be postponed until the second scheduled trading day immediately following the last trading day of the settlement period.

Prior to the close of business on the last trading day of the settlement period, the shares of common stock underlying each purchase contract will not be outstanding, and the holder of such purchase contract will not have any voting rights, rights to dividends or other distributions or other rights of a holder of our common stock by virtue of holding such purchase contract. The person in whose name any shares of our common stock shall be issuable upon settlement of the purchase contract on the mandatory settlement date will be treated as the holder of record of such shares as of the close of business on the last trading day of the settlement period.

We will pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of our common stock upon settlement or redemption of the purchase contracts, unless the tax is due because the holder requests any shares to be issued in a name other than the holder’s name, in which case the holder will be obligated to pay that tax.

Hypothetical Settlement Values

For illustrative purposes only, the following table shows the number of shares of common stock issuable upon settlement of a purchase contract at assumed applicable market values. The table assumes that there will be no adjustments to the fixed settlement rates described under “—Adjustments to the Fixed Settlement Rates” below and that the purchase contracts have not been redeemed as described under “—Acquisition Termination Redemption” below or settled early at the option of holders or at our option as described under “—Early Settlement,” “—Early Settlement Upon a Fundamental Change” or “—Early Mandatory Settlement at Our Election” below. The actual applicable market value may differ from those set forth in the table below. Based on a reference price of approximately $             and a threshold appreciation price of approximately $             , a holder of a Unit or a separate purchase contract, as applicable, would receive on the mandatory settlement date the number of shares of common stock for each Unit or separate purchase contract set forth below:

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Assumed Applicable Market Value	Number of Shares of Common Stock to be Received on the Mandatory Settlement Date	Assumed Settlement Value (Calculated as Applicable Market Value multiplied by the Number of Shares of Common Stock to be received on the Mandatory Settlement Date)

$		$
$		$
$		$
$		$
$		$
$		$
$		$
$		$
$		$
$		$
$		$
$		$
$		$
$		$
$		$
$		$
$		$
$		$
$		$
$		$

As the above table illustrates, if, on the mandatory settlement date, the applicable market value is greater than the threshold appreciation price, we would be obligated to deliver           shares of common stock for each purchase contract. As a result, if the applicable market value exceeds the threshold appreciation price, you will receive only a portion of the appreciation in the market value of the shares of our common stock you would have received had you purchased $50.00 worth of shares of common stock at the public offering price in the concurrent common stock offering.

If, on the mandatory settlement date, the applicable market value is less than or equal to the threshold appreciation price but greater than or equal to the reference price of approximately $           , we would be obligated to deliver a number of shares of our common stock on the mandatory settlement date equal to $50.00, divided by the applicable market value. As a result, we would retain all appreciation in the market value of our common stock underlying each purchase contract between the reference price and the threshold appreciation price.

If, on the mandatory settlement date, the applicable market value is less than the reference price of approximately $           , we would be obligated to deliver upon settlement of the purchase contract shares of common stock for each purchase contract, regardless of the market price of our common stock. As a result, the holder would realize the entire loss on the decline in market value of the common stock underlying each purchase contract since the date of the pricing of Units.

Because the applicable market value of the common stock is determined over the settlement period, the number of shares of common stock delivered for each purchase contract may be greater than or less than the number that would have been delivered based on the closing price (or VWAP) per share of the common stock on the last trading day in the settlement period. In addition, you will bear the risk of fluctuations in the market price

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of the shares of common stock deliverable upon settlement of the purchase contracts between the last trading day in the settlement period and the date such shares are delivered.

Early Settlement

Prior to the close of business on the second scheduled trading day immediately preceding April 30, 2022, you, as a holder of Units or a holder of separate purchase contracts, may elect to settle your purchase contracts early, in whole or in part, and receive a number of shares of common stock per purchase contract equal to the “early settlement rate” (and any cash payable for fractional shares). The early settlement rate is equal to the minimum settlement rate in effect on the early settlement date unless you elect to settle your purchase contracts early in connection with a fundamental change, in which case you will receive upon settlement of your purchase contracts a number of shares of our common stock based on the “fundamental change early settlement rate” as described under “—Early Settlement Upon a Fundamental Change.”

Your right to receive common stock (and any cash payable for fractional shares) upon early settlement of a purchase contract is subject to:

•	delivery of a written and signed notice of election (an “early settlement notice”) to the purchase contract agent electing early settlement of such purchase contract;

•	if the Unit that includes such purchase contract or such purchase contract is held in certificated form, surrendering the certificates representing the purchase contract, or if held in global form, surrendering in accordance with DTC’s applicable procedures; and

•	payment by you of any transfer or similar taxes payable in connection with the issuance of our common stock to any person other than you.

As long as the purchase contracts or the Units are evidenced by one or more global certificates deposited with DTC, procedures for early settlement will be governed by DTC’s applicable procedures.

Upon surrender of the Unit or the separate purchase contract and payment of any applicable transfer or similar taxes due because of any issue of such shares in a name of a person other than the holder, you will receive the applicable number of shares of common stock (and any cash payable for fractional shares) due upon early settlement on the second business day following the “early settlement date” (as defined below).

If you comply with the requirements for effecting early settlement of your purchase contracts earlier than the close of business on any business day, then that day will be considered the “early settlement date.” If you comply with such requirements at or after the close of business on any business day or at any time on a day that is not a business day, then the next succeeding business day will be considered the “early settlement date.” Prior to the close of business on the early settlement date, the shares of common stock underlying each purchase contract will not be outstanding, and the holder of such purchase contract will not have any voting rights, rights to dividends or other distributions or other rights of a holder of our common stock by virtue of holding such purchase contract. The person in whose name any shares of our common stock shall be issuable upon such early settlement of the purchase contract will be treated as the holder of record of such shares as of the close of business on the relevant early settlement date.

Upon early settlement at the holder’s election of the purchase contract component of a Unit, the amortizing note underlying such Unit will remain outstanding and be beneficially owned by or registered in the name of, as the case may be, the holder who elected to settle the related purchase contract early and will no longer constitute a part of the Unit.

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Early Settlement Upon a Fundamental Change

If a “fundamental change” occurs and you elect to settle your purchase contracts early in connection with such fundamental change, you will receive per purchase contract a number of shares of our common stock (and any cash payable for fractional shares) (or, if a reorganization event has occurred, cash, securities or other property, as applicable) equal to the “fundamental change early settlement rate,” as described below. An early settlement will be deemed for these purposes to be “in connection with” such fundamental change if you deliver your early settlement notice to the purchase contract agent, and otherwise satisfy the requirements for effecting early settlement of your purchase contracts, during the period beginning on, and including, the effective date of the fundamental change and ending at the close of business on the 35th business day thereafter (or, if earlier, the second scheduled trading day immediately preceding April 30, 2022) (the “fundamental change early settlement period”). We refer to this right as the “fundamental change early settlement right.”

A holder’s right to common stock (and any cash payable for fractional shares) (or, if a reorganization event has occurred, cash, securities or other property, as applicable) upon early settlement in connection with a fundamental change is subject to compliance with the conditions described under “—Early Settlement.”

Upon surrender of the Unit or the separate purchase contract and payment of any applicable transfer or similar taxes due because of any issue of such shares in a name of a person other than the holder, you will receive the applicable number of shares of common stock (and any cash payable for fractional shares) (or, if a reorganization event has occurred, cash, securities or other property, as applicable) issuable as a result of your exercise of the fundamental change early settlement right on the second business day following the “fundamental change early settlement date” (as defined below).

If you comply with the requirements for effecting early settlement of your purchase contracts in connection with a fundamental change prior to the close of business on any business day during the fundamental change early settlement period, then that day will be considered the “fundamental change early settlement date.” If you comply with such requirements at or after the close of business on any business day during the fundamental change early settlement period or at any time on a day during the fundamental change early settlement period that is not a business day, then the next succeeding business day will be considered the “fundamental change early settlement date.”

We will provide the purchase contract agent, the trustee and the holders of Units and separate purchase contracts with a notice of a fundamental change within five business days after its effective date and issue a press release announcing such effective date. The notice will also set forth, among other things:

•	the applicable fundamental change early settlement rate;

•	if not common stock, the kind and amount of cash, securities and other property receivable by the holder upon settlement; and

•	the deadline by which each holder’s fundamental change early settlement right must be exercised.

A “fundamental change” will be deemed to have occurred upon the occurrence of any of the following:

•	any “person” or “group” within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than us, any of our subsidiaries and any of our and their employee benefit plans, files a Schedule TO or any other schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of our common stock representing more than 50% of the voting power of our common stock;
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•	the consummation of (A) any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination) as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of us pursuant to which our common stock will be converted into cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person or persons other than one of our wholly owned subsidiaries;

•	our stockholders approve any plan or proposal for the liquidation or dissolution of us; or

•	our common stock (or other common stock receivable upon settlement of your purchase contracts, if applicable) ceases to be listed or quoted on any of the NYSE, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors).

A transaction or transactions described in clauses (1) or (2) above will not constitute a fundamental change, however, if (a) at least 90% of the consideration received or to be received by our common stockholders (excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of the NYSE, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors), or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions, and (b) as a result of such transaction or transactions such consideration becomes the consideration receivable upon settlement of your purchase contracts, if applicable, excluding cash payments for fractional shares.

If any transaction in which our common stock is replaced by the securities of another entity occurs, following completion of any related fundamental change early settlement period (or, in the case of a transaction that would have been a fundamental change but for the immediately preceding paragraph, following the effective date of such transaction), references to us in the definition of “fundamental change” above shall instead be references to such other entity.

The “fundamental change early settlement rate” will be determined by us by reference to the table below, based on the date on which the fundamental change occurs or becomes effective (the “effective date”) and the “stock price” in the fundamental change, which will be:

•	in the case of a fundamental change described in clause (2) of the definition of “fundamental change” in which all holders of shares of our common stock receive only cash in the fundamental change, the stock price will be the cash amount paid per share of our common stock; and

•	in all other cases, the stock price will be the arithmetic average of the VWAPs of our common stock over the five consecutive trading day period ending on, and including, the trading day immediately preceding the effective date.

The stock prices set forth in the column headings of the table below will be adjusted as of any date on which the fixed settlement rates are adjusted. The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the maximum settlement rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the maximum settlement rate as so adjusted. The fundamental change early settlement rates per purchase contract in the table below will be adjusted in the same manner and at the same time as the fixed settlement rates as set forth under “—Adjustments to the Fixed Settlement Rates.”

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The following table sets forth the fundamental change early settlement rate per purchase contract for each stock price and effective date set forth below:

Stock Price
Effective Date	$	$	$	$	$	$	$	$	$	$	$	$	$
, 2019
April 30, 2020
April 30, 2021
April 30, 2022

The exact stock price and effective date may not be set forth in the table above, in which case:

•	if the applicable stock price is between two stock prices in the table or the applicable effective date is between two effective dates in the table, the fundamental change early settlement rate will be determined by straight line interpolation between the fundamental change early settlement rates set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-or 366-day year, as applicable;

•	if the applicable stock price is greater than $ per share (subject to adjustment in the same manner and at the same time as the stock prices set forth in the column headings of the table above), then the fundamental change early settlement rate will be the minimum settlement rate; or

•	if the applicable stock price is less than $ per share (subject to adjustment in the same manner and at the same time as the stock prices set forth in the column headings of the table above, the “minimum stock price”), the fundamental change early settlement rate will be determined as if the stock price equaled the minimum stock price, and using straight line interpolation, as described in the first bullet of this paragraph, if the effective date is between two effective dates in the table.

The maximum number of shares of our common stock deliverable under a purchase contract is          , subject to adjustment in the same manner and at the same time as the fixed settlement rates as set forth under “—Adjustments to the Fixed Settlement Rates.”

Our obligation to settle the purchase contracts at the fundamental change early settlement rate could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

We will deliver the shares of our common stock (and any cash payable for fractional shares) (or, if a reorganization event has occurred, cash, securities or other property, as applicable) payable as a result of your exercise of the fundamental change early settlement right on the second business day following the fundamental change early settlement date.

Prior to the close of business on the fundamental change early settlement date, the shares of common stock or other securities, if applicable, underlying each purchase contract will not be outstanding, and the holder of such purchase contract will not have any voting rights, rights to dividends or other distributions or other rights of a holder of our common stock or such other securities by virtue of holding such purchase contract. The person in whose name any shares of our common stock or such other securities shall be deliverable following exercise of a holder’s fundamental change early settlement right will be treated as the holder of record of such shares or such other securities as of the close of business on the fundamental change early settlement date.

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Upon early settlement at the holder’s election upon a fundamental change of the purchase contract component of a Unit, the amortizing note underlying such Unit will remain outstanding and will be beneficially owned by or registered in the name of, as the case may be, the holder who elected to settle the related purchase contract early upon the fundamental change and will no longer constitute a part of the Unit.

If you do not elect to exercise your fundamental change early settlement right, your purchase contracts will remain outstanding and will be subject to normal settlement on any subsequent early settlement date, any subsequent fundamental change early settlement date, any subsequent early mandatory settlement date or the mandatory settlement date or redemption on any subsequent acquisition redemption settlement date, as the case may be.

For the avoidance of doubt, each of the calculation methodologies and adjustments described above also shall apply if the fundamental change repurchase rate is being used as the acquisition redemption rate as described below under “—Acquisition Termination Redemption.”

Early Mandatory Settlement at Our Election

We have the right to settle the purchase contracts on or after January 30, 2020, in whole but not in part, on a date fixed by us as described below at the “early mandatory settlement rate” described below. We refer to this right as our “early mandatory settlement right.”

The “early mandatory settlement rate” will be the maximum settlement rate as of the date (the “notice date”) of the early mandatory settlement notice (as defined below) unless the closing price (as defined below) per share of our common stock for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the notice date in a period of 30 consecutive trading days ending on, and including, the trading day immediately preceding the notice date exceeds 130% of the threshold appreciation price in effect on each such trading day, in which case the “early mandatory settlement rate” will be the minimum settlement rate as of the notice date.

The “closing price” per share of our common stock (or any other security) on any day means:

•	the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the relevant stock exchange;

•	if our common stock (or any other security) is not listed for trading on a relevant stock exchange on the relevant date, the last quoted bid price for our common stock (or such other security) in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization; and

•	if our common stock (or any other security) is not so quoted, the average of the mid-point of the last bid and ask prices for our common stock (or such other security) on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose.

In the event we elect to settle the purchase contracts early, holders of the amortizing notes (whether as components of Units or separate amortizing notes) will have the right to require us to repurchase some or all of their amortizing notes on the repurchase date and at the repurchase price, as described under “Description of the Amortizing Notes—Repurchase of Amortizing Notes at the Option of the Holder.” If we exercise our early mandatory settlement right and the holder of any Unit does not require us to repurchase the amortizing note that is a component of such Unit, such amortizing note will remain outstanding and will be beneficially owned by or registered in the name of, as the case may be, such holder. If we exercise our early mandatory settlement right and the holder of any Unit requires us to repurchase the amortizing note that is a component of such Unit

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but the related repurchase date falls after the early mandatory settlement date, such amortizing note will remain outstanding (pending such repurchase date) and will be beneficially owned by or registered in the name of, as the case may be, such holder.

If we elect to exercise our early mandatory settlement right, we will provide the purchase contract agent and the holders of Units, separate purchase contracts and separate amortizing notes with a notice of our election (the “early mandatory settlement notice”) and issue a press release announcing our election. The early mandatory settlement notice will specify, among other things:

•	the early mandatory settlement rate;

•	the date on which we will deliver shares of our common stock (and any cash payable for fractional shares) following exercise of our early mandatory settlement right (the “early mandatory settlement date”), which will be on or after January 30, 2020 and at least five but not more than 20 business days following the notice date;

•	that holders of Units and separate amortizing notes will have the right to require us to repurchase their amortizing notes that are a component of the Units or their separate amortizing notes, as the case may be (subject to certain exceptions described under “Description of the Amortizing Notes—Repurchase of Amortizing Notes at the Option of the Holder”);

•	if applicable, the “repurchase price” and “repurchase date” (each as defined below under “Description of the Amortizing Notes—Repurchase of Amortizing Notes at the Option of the Holder”);

•	if applicable, the last date on which holders of amortizing notes may exercise their repurchase right; and

•	if applicable, the procedures that holders of amortizing notes must follow to require us to repurchase their amortizing notes.

We will deliver the shares of our common stock (and any cash payable for fractional shares) to you on the early mandatory settlement date.

Prior to the close of business on the notice date, the shares of common stock underlying each purchase contract will not be outstanding, and the holder of such purchase contract will not have any voting rights, rights to dividends or other distributions or other rights of a holder of our common stock by virtue of holding such purchase contract. The person in whose name any shares of our common stock shall be issuable following exercise of our early mandatory settlement right will be treated as the holder of record of such shares as of the close of business on the notice date.

Acquisition Termination Redemption

If the closing of the Acquisition has not occurred on or prior to April 22, 2020, or if, prior to such date, the Purchase Agreement is terminated, we may elect to redeem all, but not less than all, of the outstanding purchase contracts on the terms described below (an “acquisition termination redemption”), by delivering notice during the five business day period immediately following the earlier of (x) April 22, 2020 if the closing of the Acquisition has not occurred on or prior to such date and (y) the date on which the Purchase Agreement is terminated (such notice, the “acquisition redemption notice”) to the purchase contract agent, the trustee and all holders of Units, separate purchase contracts or separate amortizing notes and will issue a press release announcing any such election.

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In the event of an acquisition termination redemption, you will have the right to require us to repurchase your amortizing notes (whether as components of Units or separate amortizing notes) on the repurchase date and at the repurchase price, as described under “Description of the Amortizing Notes—Repurchase of Amortizing Notes at the Option of the Holder.” If we exercise our right to cause an acquisition termination redemption and the holder of any Unit or separate amortizing note does not require us to repurchase such amortizing note, such amortizing note will remain outstanding and be beneficially owned by or registered in the name of, as the case may be, such holder. If we exercise our right to cause an acquisition termination redemption and the holder of any Unit requires us to repurchase the amortizing note that is a component of such Unit but the related repurchase date falls after the acquisition termination settlement date, such amortizing note will remain outstanding (pending such repurchase date) and will be beneficially owned by or registered in the name of, as the case may be, such holder.

As further described below, redemptions of purchase contracts pursuant to an acquisition termination redemption will be settled in cash if the relevant acquisition termination stock price is equal to or less than the reference price. If the relevant acquisition termination stock price is greater than the reference price, redemptions of purchase contracts pursuant to an acquisition termination redemption will be settled in shares of our common stock, with the amount of such common stock to be determined by reference to the table set forth above in “—Early Settlement Upon a Fundamental Change”; provided that, in such case, we may elect to pay cash in lieu of delivering any or all of such number of shares of our common stock, all as further described below.

The acquisition redemption notice will specify, among other things:

•	the “acquisition termination stock price” (as defined below);

•	the “scheduled acquisition redemption settlement date” (as defined below);

•	if the “redemption amount” (as defined below) is determined pursuant to the first bullet point in the definition thereof, the redemption amount;

•	if the redemption amount is determined pursuant to the second bullet point in the definition thereof, the acquisition redemption rate, and, if applicable, the number of shares of our common stock that would otherwise be included in the applicable redemption amount that will be replaced with cash;

•	that holders of Units and separate amortizing notes will have the right to require us to repurchase their amortizing notes that are a component of the Units or their separate amortizing notes, as the case may be, as described under “Description of the Amortizing Notes—Repurchase of Amortizing Notes at the Option of the Holder”;

•	if applicable, the “repurchase price” and “repurchase date,” each as defined below under “Description of the Amortizing Notes—Repurchase of Amortizing Notes at the Option of the Holder”;

•	if applicable, the last date on which holders of amortizing notes may exercise their repurchase right; and

•	if applicable, the procedures that holders of amortizing notes must follow to require us to repurchase their amortizing notes.

If we do not specify a number of shares of common stock that will be replaced with cash in the acquisition redemption notice, we will be deemed to have elected to settle the redemption amount solely in shares of common stock.

In the event of an acquisition termination redemption, we will deliver the applicable redemption amount on the acquisition redemption settlement date. “Redemption amount” per purchase contract means:

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•	if the acquisition termination stock price is equal to or less than the reference price, an amount of cash equal to (x) $50.00 less (y) the applicable repurchase price for the amortizing notes; or

•	if the acquisition termination stock price is greater than the reference price, a number of shares of our common stock (the “acquisition redemption rate”) equal to the number of shares of our common stock determined by reference to the table set forth above in “—Early Settlement Upon a Fundamental Change” (with references to “stock price” deemed to refer to the “acquisition termination stock price,” references to “fundamental change early settlement rate” deemed to refer to the “acquisition redemption rate,” and references to “effective date” deemed to refer to the date of the related acquisition termination redemption notice); provided that we may elect to pay cash in lieu of delivering any or all of the shares of our common stock in an amount equal to such number of shares multiplied by the redemption market value; provided further that, if we so elect to pay cash, we will specify in the acquisition redemption notice the number of shares of our common stock that will be replaced with cash.

“Acquisition termination stock price” means the arithmetic average of the VWAPs of our common stock over the five consecutive trading day period ending on, and including, the trading day immediately preceding the date we provide the acquisition redemption notice.

“Redemption market value” means the arithmetic average of the VWAPs of our common stock for the 20 consecutive trading day period beginning on, and including, the 21st scheduled trading day immediately preceding the scheduled acquisition redemption settlement date.

“Acquisition redemption settlement date” means:

•	if (x) the acquisition termination stock price is greater than the reference price and (y) we elect to pay cash in lieu of delivering any or all of the shares of our common stock that would otherwise be included in the redemption amount, the second business day following the last trading day of the 20 consecutive trading day period used to determine the redemption market value; or

•	otherwise, the scheduled acquisition redemption settlement date specified in the acquisition redemption notice.

“Scheduled acquisition redemption settlement date” means:

•	if (x) the acquisition termination stock price is greater than the reference price and (y) we elect to pay cash in lieu of delivering any or all of the shares of our common stock that would otherwise be included in the redemption amount, a date that is at least 30 and no more than 60 calendar days after the date of the acquisition redemption notice; or

•	otherwise, a date that is at least 5 and no more than 30 calendar days after the date of the acquisition redemption notice.

The person in whose name any shares of our common stock shall be issuable will be treated as the holder of record of such shares as of the close of business on:

•	the date of the acquisition redemption notice, if we have elected (or are deemed to have elected) to settle the redemption amount solely in shares of our common stock, or

•	the last trading day in the 20 consecutive trading day period used to determine the redemption market value, if the acquisition termination stock price is greater than the reference price and we have elected
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to pay cash in lieu of delivering any of the shares of our common stock that would otherwise be included in the redemption amount.

Prior to such time, the shares of common stock underlying each purchase contract will not be outstanding, and the holder of such purchase contract will not have any voting rights, rights to dividends or other distributions or other rights of a holder of our common stock by virtue of holding such purchase contract, but, for the avoidance of doubt, the anti-dilution adjustments provided herein under “—Adjustments to the Fixed Settlement Rates” below will continue to apply to the purchase contracts prior to such time.

Adjustments to the Fixed Settlement Rates

The fixed settlement rates will be adjusted as described below, except that we will not make any adjustments to the fixed settlement rates if holders of the purchase contracts participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of our common stock and solely as a result of holding the purchase contracts, in any of the transactions described below without having to settle their purchase contracts as if they held a number of shares of our common stock equal to the maximum settlement rate, multiplied by the number of purchase contracts held by such holders.

(a)       If we issue common stock to all or substantially all of the holders of our common stock as a dividend or other distribution, or if we effect a share split or share combination, then each fixed settlement rate will be adjusted based on the following formula:

SR1 =	SR0 x	OS1
OS0

where,

SR0 =	the fixed settlement rate in effect immediately prior to the close of business on the record date (as defined below) for such dividend or distribution or immediately prior to the open of business on the effective date (as defined below) for such share split or share combination, as the case may be;

SR1 =	the fixed settlement rate in effect immediately after the close of business on such record date or immediately after the open of business on such effective date, as the case may be;

OS0 =	the number of shares of our common stock outstanding immediately prior to the close of business on such record date or immediately prior to the open of business on such effective date, as the case may be (in either case, prior to giving effect to such event); and

OS1 =	the number of shares of our common stock that would be outstanding immediately after, and solely as a result of, such dividend, distribution, share split or share combination.

Any adjustment made pursuant to this clause (a) will become effective immediately after the close of business on the record date for such dividend or distribution, or immediately after the open of business on the effective date for such share subdivision or share combination, as the case may be. If any dividend or distribution described in this clause (a) is declared but not so paid or made, each fixed settlement rate will be readjusted, effective as of the date our board of directors (or a committee thereof) publicly announces its decision not to make such dividend or distribution, to such fixed settlement rate that would be in effect if such dividend or distribution had not been declared. For the purposes of this clause (a), the number of shares of common stock outstanding immediately prior to the close of business on the record date for such dividend or distribution or the open of business on the effective date for such share subdivision or share combination, as applicable, will not include shares held in treasury but will include any shares issuable in respect of any scrip certificates issued in

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lieu of fractions of shares of common stock. We will not pay any such dividend or make any such distribution on shares of common stock held in treasury.

“Record date” means, when used with respect to any dividend, distribution or other transaction or event in which the holders of our common stock (or other applicable security) have the right to receive any cash, securities or other property or in which our common stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of our common stock (or other applicable security) entitled to receive such cash, securities or other property (whether such date is fixed by our board of directors or a committee thereof, or by statute, contract or otherwise).

“Effective date” means the first date on which the shares of our common stock trade on the relevant stock exchange, regular way, reflecting the relevant share split or share combination, as applicable.

(b)       If we issue to all or substantially all holders of our common stock rights, options or warrants (other than rights issued pursuant to a stockholder rights plan) entitling them, for a period of up to 45 calendar days from the date of issuance of such rights, options or warrants, to subscribe for or purchase our shares of common stock at a price per share less than the average of the closing prices (as defined under “—Early Mandatory Settlement at Our Election) per share of our common stock for the 10 consecutive trading day (as defined below) period ending on, and including, the trading day immediately preceding the date of announcement for such distribution per share of our common stock, then each fixed settlement rate will be adjusted based on the following formula:

SR1 =	SR0 x	(OS0 + X)
(OS0 + Y)

where,

SR0 =	the fixed settlement rate in effect immediately prior to the close of business on the record date for such issuance;

SR1 =	the fixed settlement rate in effect immediately after the close of business on such record date;

OS0 =	the number of shares of our common stock outstanding immediately prior to the close of business on such record date;

X =	the total number of shares of our common stock issuable pursuant to such rights, options or warrants; and

Y =	the total number of shares of our common stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the closing prices per share of our common stock for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement for such distribution.

Any adjustment made pursuant to this clause (b) will be made successively whenever any such rights, options or warrants are issued and will become effective immediately after the close of business on the record date for such issuance. In the event that such rights, options or warrants described in this clause (b) are not so issued, each fixed settlement rate will be readjusted, effective as of the date our board of directors (or a committee thereof) publicly announces its decision not to issue such rights, options or warrants, to such fixed settlement rate that would then be in effect if such issuance had not been declared. To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of our common stock are otherwise not delivered pursuant to such rights, options or warrants upon the exercise of such rights, options or warrants, each fixed

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settlement rate will be readjusted, effective as of the date of such expiration or the date it is determined such shares will not be delivered, as the case may be, to such fixed settlement rate that would then be in effect had the adjustment made upon the issuance of such rights, options or warrants been made on the basis of the delivery of only the number of shares of our common stock actually delivered.

In determining whether any rights, options or warrants entitle the holders thereof to subscribe for or purchase shares of our common stock at less than the average of the closing prices per share of our common stock for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement for such distribution, and in determining the aggregate price payable to exercise such rights, options or warrants, there will be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by our board of directors, or a committee thereof.

For the purposes of this clause (b), the number of shares of common stock at the time outstanding will not include shares held in treasury but will include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of common stock. We will not issue any such rights, options or warrants in respect of shares of common stock held in treasury.

(c) (1)   If we distribute to all or substantially all holders of our common stock shares of our capital stock (other than our common stock), evidences of our indebtedness, assets or rights, options or warrants to acquire our capital stock, indebtedness or assets, excluding:

•	any dividend or distribution (including share splits or share combinations) as to which an adjustment was effected pursuant to clause (a) above;
•	any rights, options or warrants as to which an adjustment was effected pursuant to clause (b) above;
•	except as otherwise described below, rights issued pursuant to any stockholder rights plan of ours then in effect;
•	any dividend or distribution described in clause (d) below;

•	distributions of exchange property in a transaction described in “—Recapitalizations, Reclassifications and Changes of Our Common Stock;” and
•	any spin-off (as defined below) to which the provisions set forth below in clause (c)(2) shall apply;

then each fixed settlement rate will be adjusted based on the following formula:

SR1 =	SR0 x	SP0
(SP0 - FMV)

where,

SR0 =	the fixed settlement rate in effect immediately prior to the close of business on the record date for such dividend or distribution;

SR1 =	the fixed settlement rate in effect immediately after the close of business on such record date;

SP0 =	the average of the closing prices per share of our common stock for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the ex-date for such dividend or distribution; and
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FMV =	the fair market value (as determined by our board of directors or a committee thereof) on the ex-date for such dividend or distribution, of the shares of our capital stock, evidences of our indebtedness, assets or rights, options or warrants so distributed, expressed as an amount per share of common stock.

Notwithstanding the foregoing, if FMV (as defined above) is equal to or greater than SP0 (as defined above) or if the difference between SP0 and FMV is less than $1.00, in lieu of the foregoing adjustment, provision shall be made for each holder of a Unit or separate purchase contract to receive, for each Unit or separate purchase contract, at the same time and upon the same terms as holders of our common stock, the kind and amount of our capital stock, evidences of our indebtedness, assets or rights, options or warrants that such holder would have received if such holder owned a number of shares of our common stock equal to the maximum settlement rate in effect on the record date for the dividend or distribution.

Any adjustment made pursuant to this clause (c)(1) will become effective immediately after the close of business on the record date for such dividend or distribution. In the event that such dividend or distribution is not so made, each fixed settlement rate will be readjusted, effective as of the date our board of directors (or a committee thereof) publicly announces its decision not to make such dividend or distribution, to such fixed settlement rate that would then be in effect if such dividend or distribution had not been declared. We will not make any such distribution on shares of common stock held in treasury.

“Ex-date,” when used with respect to any issuance or distribution, means the first date on which shares of our common stock (or other applicable security) trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution in question from us or, if applicable, from the seller of our common stock (or other applicable security) on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

(c)(2)   In the event that we make a dividend or distribution to all or substantially all holders of our common stock consisting of capital stock of, or similar equity interests in, or relating to, a subsidiary or other business unit of ours that, upon issuance, will be traded on a U.S. national securities exchange (herein referred to as a “spin-off”), each fixed settlement rate will be adjusted based on the following formula:

SR1 =	SR0 x	(FMV0 + MP0)
MP0

where,

SR0 =	the fixed settlement rate in effect immediately prior to the open of business on the ex-date for the spin-off;

SR1 =	the fixed settlement rate in effect immediately after the open of business on the ex-date for the spin-off;

FMV0 =	the average of the closing prices (as defined above, as if references to “common stock” therein were references to such capital stock or similar equity interest distributed to the holders of our common stock) per share of the capital stock or similar equity interests so distributed applicable to one share of our common stock for the 10 consecutive trading day period commencing on, and including, the ex-date date for the spin-off (the “valuation period”); and

MP0 =	the average of the closing prices per share of our common stock for the valuation period.

Any adjustment made pursuant to this clause (c)(2) will become effective immediately after the close of business on the last trading day of the valuation period but will be given effect as of immediately after the open

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of business on the ex-date of the spin-off. Because we will make the adjustment to each fixed settlement rate with retroactive effect, we will delay any settlement of a Unit or separate purchase contract where any date for determining the number of shares of our common stock issuable to a holder occurs during the valuation period until the second business day after the last date for determining the number of shares of our common stock issuable to such holder with respect to such settlement occurs. In the event that such dividend or distribution described in this clause (c)(2) is not so made, each fixed settlement rate will be readjusted, effective as of the date our board of directors (or a committee thereof) publicly announces its decision not to pay such dividend or distribution, to such fixed settlement rate that would then be in effect if such distribution had not been declared. We will not make any such dividend or distribution on shares of common stock held in treasury.

(d)      If we make a dividend or distribution consisting exclusively of cash to all or substantially all holders of our common stock, excluding:

•	any regular quarterly dividend that does not exceed $0.219 per share of common stock (the “dividend threshold amount”);
•	any cash that is distributed in, and will constitute exchange property as a result of, a reorganization event (as defined below) in exchange for shares of our common stock; and
•	any dividend or distribution in connection with our liquidation, dissolution or winding up);

then each fixed settlement rate will be adjusted based on the following formula:

SR1 =	SR0 x	(SP0 – T)
(SP0 - C)

where,

SR0 =	the fixed settlement rate in effect immediately prior to the close of business on the record date for such dividend or distribution;

SR1 =	the fixed settlement rate in effect immediately after the close of business on the record date for such dividend or distribution;

SP0 =

the average of the closing prices per share of our common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the ex-date for such dividend or distribution;

T =	the dividend threshold amount; provided that if the dividend or distribution is not a regular quarterly cash dividend, the dividend threshold amount will be deemed to be zero; and
C =	the amount in cash per share we distribute to holders of our common stock.

The dividend threshold amount is subject to adjustment on an inversely proportional basis whenever the fixed settlement rates are adjusted (by multiplying the dividend threshold amount by a fraction, the numerator of which will be the minimum settlement rate in effect immediately prior to the adjustment and the denominator of which will be the minimum settlement rate as adjusted), but no adjustment will be made to the dividend threshold amount for any adjustment made to the fixed settlement rates pursuant to this clause (d).

If C (as defined above) is equal to or greater than SP0 (as defined above) or if the difference between SP0 and C is less than $1.00, in lieu of the foregoing adjustment, provision shall be made for each holder of a Unit

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or separate purchase contract to receive, for each Unit or separate purchase contract, at the same time and upon the same terms as holders of our common stock, the amount of cash that such holder would have received if such holder owned a number of shares of our common stock equal to the maximum settlement rate on the record date for such cash dividend or distribution.

Any adjustment made pursuant to this clause (d) will become effective immediately after the close of business on the record date for such dividend or distribution. In the event that any dividend or distribution described in this clause (d) is not so made, each fixed settlement rate will be readjusted, effective as of the date our board of directors (or a committee thereof) publicly announces its decision not to pay such dividend or distribution, to such fixed settlement rate which would then be in effect if such dividend or distribution had not been declared. We will not make any such dividend or distribution on shares of common stock held in treasury.

(e)     If we or any of our subsidiaries successfully complete a tender or exchange offer for our common stock where the cash and the value of any other consideration included in the payment per share of our common stock validly tendered or exchanged exceeds the average of the closing prices per share of our common stock for the 10 consecutive trading day period (the “averaging period”) commencing on, and including, the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer (the “expiration date”), then each fixed settlement rate will be adjusted based on the following formula:

SR1 =	SR0 x	(AC + (SP x OS1))
(SP x OS0)

where,

SR0 =	the fixed settlement rate in effect immediately prior to the close of business on the expiration date;

SR1 =	the fixed settlement rate in effect immediately after the close of business on the expiration date;

AC =	the aggregate value of all cash and the fair market value (as determined by our board of directors, or a committee thereof) on the expiration date of any other consideration paid or payable for shares of common stock acquired pursuant to such tender offer or exchange offer;

OS1 =	the number of shares of our common stock outstanding immediately after the expiration date, after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer;

OS0 =	the number of shares of our common stock outstanding immediately prior to the expiration date, prior to giving effect to the purchase of any shares accepted for purchase or exchange in such tender or exchange offer; and

SP =	the average of the closing prices per share of our common stock over the averaging period.

Any adjustment made pursuant to this clause (e) will become effective immediately after the close of business on the expiration date. Because we will make the adjustment to each fixed settlement rate with retroactive effect, we will delay any settlement of a Unit or separate purchase contract where any date for determining the number of shares of our common stock issuable to a holder occurs during the averaging period until the second business day after the last date for determining the number of shares of our common stock issuable to such holder with respect to such settlement occurs. In the event that we are, or one of our subsidiaries is, obligated to purchase shares of our common stock pursuant to any such tender or exchange offer, but we are, or such subsidiary is, permanently prevented by applicable law from effecting any such purchases, or all such

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purchases are rescinded, then each fixed settlement rate will be readjusted to be such fixed settlement rate that would then be in effect if such tender or exchange offer had not been made.

To the extent that we have a rights plan in effect with respect to our common stock on any date for determining the number of shares of our common stock issuable to a holder, you will receive, in addition to our common stock, the rights under the rights plan, unless, prior to such determination date, the rights have separated from our common stock, in which case each fixed settlement rate will be adjusted at the time of separation as if we made a distribution to all holders of our common stock as described in clause (c)(1) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

For purposes of this “—Adjustments to the Fixed Settlement Rates” section, “trading day” means a day on which:

•	trading in our common stock (or other security for which a closing sale price must be determined) generally occurs on the relevant stock exchange, or, if our common stock (or such other security) is not then listed on a relevant stock exchange, on the principal other market on which our common stock (or such other security) is then listed or admitted for trading; and
•	a closing price per share for our common stock (or closing sale price for such other security) is available on such securities exchange or market.

If our common stock (or such other security) is not so listed or traded, “trading day” means a “business day.”

In addition, subject to applicable law and the applicable listing standards of the NYSE (or any other securities exchange where our common stock is listed) and in accordance with the provisions of the purchase contract agreement, we may make such increases in each fixed settlement rate as we determine to be in our best interests or we deem advisable. We may also (but are not required to) increase each fixed settlement rate in order to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of shares of our common stock (or issuance of rights, options or warrants to acquire shares of our common stock) or from any event treated as such for income tax purposes or for any other reason. We may only make such a discretionary adjustment if we make the same proportionate adjustment to each fixed settlement rate.

You might be treated as receiving a constructive distribution from us if (i) the fixed settlement rates are adjusted and as a result of such adjustment your proportionate interest in our assets or earnings and profits is increased and (ii) the adjustment is not made pursuant to a bona fide, reasonable anti-dilution formula. An adjustment in the fixed settlement rates would not be considered made pursuant to such a formula if the adjustment were made to compensate you for taxable distributions with respect to our common stock (for example, if we increase the cash dividend on our common stock). Certain of the possible settlement rate adjustments (including, without limitation, adjustments in respect of taxable dividends to holders of our common stock and as discussed in “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change”) may not qualify as being pursuant to a bona fide reasonable adjustment formula. Thus, under certain circumstances, an increase in the fixed settlement rates might give rise to a constructive distribution to you even though you would not receive any cash related thereto. In addition, in certain situations, you might be treated as receiving a constructive distribution if we fail to adjust the fixed settlement rates. Any constructive distribution will be taxable as a dividend, return of capital, or capital gain in accordance with the earnings and profits rules described below in “Certain United States Federal Income and Estate Tax Consequences—U.S. Holders—Common Stock Acquired under a Purchase Contract—Distributions” and “Certain United States Federal Income and Estate Tax Consequences—Non-U.S. Holders—U.S. Federal Income Tax.” If you are a “non-U.S. holder” (as defined in “Certain United States Federal Income and Estate Tax Consequences—Non-U.S. Holders”), a deemed dividend may be subject to U.S. federal withholding tax (currently at a 30% rate, or such lower rate as

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may be specified by an applicable income tax treaty), which may be withheld from shares of common stock or sales proceeds subsequently paid or credited to you. It is possible that U.S. withholding tax on deemed dividends would be withheld from any interest or other amounts paid to a non-U.S. holder. See “Certain United States Federal Income and Estate Tax Consequences—Non-U.S. Holders—U.S. Federal Withholding Tax.”

Adjustments to each fixed settlement rate will be calculated to the nearest 1/10,000th of a share. No adjustment in the fixed settlement rates will be required unless the adjustment would require an increase or decrease of at least one percent. If any adjustment is not required to be made because it would not change the fixed settlement rates by at least one percent, then the adjustment will be carried forward and taken into account in any subsequent adjustment; provided that, on any date for determining the number of shares of our common stock issuable to a holder (including any date for determining the amount of cash payable in connection with an acquisition termination redemption), adjustments to the fixed settlement rates will be made with respect to any such adjustment carried forward and which has not been taken into account before such determination date.

The fixed settlement rates will only be adjusted as set forth above and will not be adjusted:

•	upon the issuance of any common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in common stock under any plan;
•	upon the issuance of any common stock or rights, options or warrants to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;
•	upon the repurchase of any shares of our common stock pursuant to an open market share repurchase program or other buy-back transaction, including structured or derivative transactions, that is not a tender offer or exchange offer of the nature described in clause (e) above;

•	for the sale or issuance of shares of our common stock, or securities convertible into or exercisable for shares of our common stock, for cash, including at a price per share less than the fair market value thereof or otherwise or in an acquisition, except as described in one of clauses (a) through (e) above;
•	for a third-party tender offer;
•	upon the issuance of any common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the Units were first issued;
•	solely for a change in, or elimination of, the par value of our common stock; or
•	for accrued and unpaid interest, if any.

Whenever the fixed settlement rates are adjusted, we will deliver to the purchase contract agent a certificate setting forth in reasonable detail the method by which the adjustment to each fixed settlement rate was determined and setting forth each adjusted fixed settlement rate. In addition, we will, within five business days of any event requiring such adjustment, provide or cause to be provided written notice of the adjustment to the holders of the Units and separate purchase contracts and describe in reasonable detail the method by which each fixed settlement rate was adjusted.

We will adjust the fundamental change early settlement rates and acquisition redemption rates at the time we adjust the fixed settlement rates. For the avoidance of doubt, if we make an adjustment to the fixed settlement rates, it will result in a corresponding adjustment to the early settlement rate and the early mandatory settlement

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rate. For the further avoidance of doubt, if we make an adjustment to the fixed settlement rates, no separate inversely proportionate adjustment will be made either to (i) the threshold appreciation price because it is equal to $50.00 divided by the minimum settlement rate as adjusted in the manner described herein (rounded to the nearest $0.0001) or (ii) the reference price because it is equal to $50.00 divided by the maximum settlement rate as adjusted in the manner described herein (rounded to the nearest $0.0001).

Whenever the terms of the purchase contracts require us to calculate closing prices, VWAPs or any other prices or amounts over a span of multiple days (including, without limitation, the applicable market value, the redemption market value, the “stock price” or the “acquisition termination stock price”), we will make appropriate adjustments, if any, to each to account for any adjustment to the fixed settlement rates if the related record date, ex-date, effective date or expiration date occurs during the period in which the closing prices, the VWAPs or such other prices or amounts are to be calculated.

Recapitalizations, Reclassifications and Changes of our Common Stock

In the event of:

•	any consolidation or merger of us with or into another person (other than a merger or consolidation in which we are the continuing or surviving corporation and in which the shares of our common stock outstanding immediately prior to the merger or consolidation are not exchanged for cash, securities or other property of us or another person);
•	any direct or indirect sale, lease, assignment, transfer or conveyance of all or substantially all of our consolidated property or assets;
•	any reclassification of our common stock into securities, including securities other than our common stock (other than changes in par value or resulting from a subdivision or combination); or
•	any statutory exchange of our securities with another person (other than in connection with a merger or acquisition);

in each case, as a result of which our common stock would be converted into, or exchanged for, securities, cash or other property (each, a “reorganization event”), each purchase contract outstanding immediately prior to such reorganization event will, without the consent of the holders of the purchase contracts, become a contract to purchase the kind of securities, cash and/or other property that a holder of common stock would have been entitled to receive in connection with such reorganization event (such securities, cash and other property, the “exchange property” with each unit of exchange property being the kind and amount of exchange property that a holder of one share of our common stock would have received in such reorganization event) and, prior to or at the effective time of such reorganization event, we or the successor or purchasing person, as the case may be, shall execute with the purchase contract agent and the trustee a supplemental agreement pursuant to the purchase contract agreement and the purchase contracts to provide for such change in the right to settle the purchase contracts.

For purposes of the foregoing, the type and amount of exchange property in the case of any reorganization event that causes our common stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election) will be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of our common stock.

The number of units of exchange property we will deliver for each purchase contract settled or redeemed (if we elect not to deliver solely cash in respect of such redemption) following the effective date of such reorganization event will be equal to the number of shares of our common stock we would otherwise be required to deliver as determined by the fixed settlement rates then in effect on the applicable settlement date, or such

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other settlement rates or redemption rates as provided herein (without interest thereon and without any right to dividends or distributions thereon which have a record date prior to the close of business such purchase contracts are actually settled). Each fixed settlement rate will be determined using the applicable market value of a unit of exchange property, and such value will be determined, on any date of determination, with respect to:

•	in the case of any publicly traded securities that comprise all or part of the exchange property, based on the VWAP of such securities on such date;
•	in the case of any cash that comprises all or part of the exchange property, based on the amount of such cash; and
•	in the case of any other property that comprises all or part of the exchange property, based on the value of such property on such date, as determined by a nationally recognized independent investment banking firm retained by us for this purpose.

In addition, if the exchange property in respect of any reorganization event includes, in whole or in part, securities of another entity, we shall amend the terms of the purchase contract agreement and the purchase contracts, without the consent of holders thereof, to: (x) provide for anti-dilution and other adjustments that shall be as nearly equivalent as practicable, as determined by the officer executing such amendment, to the adjustments described above under the heading “—Adjustments to the Fixed Settlement Rates”; and (y) otherwise modify the terms of the purchase contract agreement and the purchase contracts to reflect the substitution of the applicable exchange property for our common stock (or other exchange property then underlying the purchase contracts). In establishing such anti-dilution and other adjustments referenced in the immediately preceding sentence, such officer shall act in a commercially reasonable manner and in good faith.

In connection with any adjustment to the fixed settlement rates described above, we will also adjust the dividend threshold amount based on the number of shares of common stock comprising the exchange property and (if applicable) the value of any non-stock consideration comprising the exchange property. If the exchange property is comprised solely of non-stock consideration, the dividend threshold amount will be zero.

Fractional Shares

No fractional shares of our common stock will be issued to holders upon settlement or redemption of the purchase contracts. In lieu of fractional shares otherwise issuable, holders will be entitled to receive an amount in cash equal to the fraction of a share of our common stock, calculated on an aggregate basis in respect of the purchase contracts being settled or redeemed (provided that, so long as the Units are in global form, we may elect to aggregate Units for purposes of these calculations on any basis permitted by the applicable procedures of DTC), multiplied by the VWAP of our common stock on the trading day immediately preceding the mandatory settlement date, early settlement date, fundamental change early settlement date, early mandatory settlement date or acquisition redemption settlement date, as the case may be.

Legal Holidays

In any case where the mandatory settlement date, early settlement date, fundamental change early settlement date, early mandatory settlement date or acquisition redemption settlement date, as the case may be, shall not be a business day, notwithstanding any term to the contrary in the purchase contract agreement or purchase contract, the settlement or redemption of the purchase contracts shall not be effected on such date, but instead shall be effected on the next succeeding business day with the same force and effect as if made on such settlement date, and no interest or other amounts shall accrue or be payable by us or to any holder in respect of such delay.

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Consequences of Bankruptcy

Pursuant to the terms of the purchase contract agreement, the mandatory settlement date for each purchase contract, whether held separately or as part of a Unit, will automatically accelerate upon the occurrence of specified events of bankruptcy, insolvency or reorganization with respect to us. Pursuant to the terms of the purchase contract agreement, upon acceleration, holders will be entitled under the terms of the purchase contracts to receive a number of shares of our common stock per purchase contract equal to the maximum settlement rate in effect immediately prior to such acceleration (regardless of the market value of our common stock at that time). If for any reason the accelerated purchase contracts are not settled by the delivery of our common stock (for example, a bankruptcy court may prevent us from delivering our common stock in settlement of the accelerated purchase contracts), a holder may have a damage claim against us for the value of the common stock that we would have otherwise been required to deliver upon settlement of the purchase contracts. We expect that any such damage claim that holders have against us following such acceleration would rank equally with the claims of holders of our common stock in the relevant bankruptcy proceeding. As such, to the extent we fail to deliver common stock to you upon such an acceleration, you will only be able to recover damages to the extent holders of our common stock receive any recovery.

Modification

The purchase contract agreement will contain provisions permitting us, the purchase contract agent and the trustee to modify the purchase contract agreement or the purchase contracts without the consent of the holders of purchase contracts (whether held separately or as a component of Units) for any of the following purposes:

•	to evidence the succession of another person to us, and the assumption by any such successor of the covenants and obligations of ours in the purchase contract agreement and the units and separate purchase contracts, if any;
•	to add to the covenants for the benefit of holders of purchase contracts or to surrender any of our rights or powers under the agreement;

•	to evidence and provide for the acceptance of appointment of a successor purchase contract agent;
•	upon the occurrence of a reorganization event, solely: (i) to provide that each purchase contract will become a contract to purchase exchange property; and (ii) to effect the related changes to the terms of the purchase contracts, in each case, as required by the applicable provisions of the purchase contract agreement;
•	to conform the provisions of the purchase contract agreement to the “Description of the Purchase Contracts” and “Description of the Units” sections in the preliminary prospectus supplement, as supplemented by the related pricing term sheet;
•	to cure any ambiguity or manifest error, to correct or supplement any provisions that may be inconsistent; and
•	to make any other provisions with respect to such matters or questions, so long as such action does not adversely affect the interest of the holders.

The purchase contract agreement will contain provisions permitting us, the purchase contract agent and the trustee, with the consent of the holders of not less than a majority of the purchase contracts at the time outstanding, to modify the terms of the purchase contracts or the purchase contract agreement. However, no

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such modification may, without the consent of the holder of each outstanding purchase contract affected by the modification,

•	reduce the number of shares of common stock deliverable upon settlement of the purchase contract (except to the extent expressly provided in the anti-dilution adjustments);
•	change the mandatory settlement date, or adversely modify the right to settle purchase contracts early or the fundamental change early settlement right;
•	reduce the redemption amount or adversely modify the right of any holder to receive such amount if we elect to redeem the purchase contract in connection with an acquisition termination redemption;
•	impair the right to institute suit for the enforcement of the purchase contracts; or
•	reduce the above-stated percentage of outstanding purchase contracts the consent of the holders of which is required for the modification or amendment of the provisions of the purchase contracts or the purchase contract agreement.

In executing any supplement, modification or amendment to the purchase contract agreement, the purchase contract agent and trustee shall be provided an officer’s certificate and an opinion of counsel stating that the execution of such supplemental agreement is authorized or permitted by the purchase contract agreement, and that any and all conditions precedent to the execution and delivery of such supplemental agreement have been satisfied.

Consolidation, Merger, Conveyance, Transfer or Lease

The purchase contract agreement will provide that Aqua America will not consolidate or merge with or into any other entity, or sell, transfer, lease or otherwise convey its properties and assets as an entirety or substantially as an entirety to any entity, unless:

•	(i) it is the continuing entity (in the case of a merger), or (ii) the successor entity formed by such consolidation or into which it is merged or which acquires by sale, transfer, lease or other conveyance of its properties and assets, as an entirety or substantially as an entirety, is a corporation organized and existing under the laws of the United States of America or any State thereof or the District of Columbia, and expressly assumes, by a supplement to the purchase contract agreement, all our obligations under the purchase contract agreement; and

•	immediately after giving effect to the transaction, no event of default, and no event which after notice or lapse of time or both would become an event of default under the purchase contract agreement or the purchase contracts, has or will have occurred and be continuing.

Although there is a limited body of case law interpreting the phrase “substantially as an entirety,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of our properties and assets “substantially as an entirety.” As a result, it may be unclear as to whether the foregoing restrictions on mergers, consolidations, sales, conveyances, transfers, leases and other dispositions would apply to a particular transaction as described above absent a decision by a court of competent jurisdiction.

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Reservation of Common Stock

We will at all times reserve and keep available out of our authorized and unissued common stock, solely for issuance upon settlement or redemption of the purchase contracts, the number of shares of common stock that would be issuable upon the settlement of all purchase contracts then outstanding, assuming settlement at the maximum settlement rate.

Governing Law

The purchase contract agreement, the Units, the purchase contracts and any claim, controversy or dispute arising under or related to the purchase contract agreement, the Units or the purchase contracts will be governed by, and construed in accordance with, the laws of the State of New York.

Waiver of Jury Trial

The purchase contract agreement will provide that we, the purchase contract agent and the trustee will waive its respective rights to trial by jury in any action or proceeding arising out of or related to the purchase contracts, the purchase contract agreement or the transactions contemplated thereby, to the maximum extent permitted by law.

Information Concerning the Purchase Contract Agent

U.S. Bank National Association will be the purchase contract agent. The purchase contract agent will act as the agent for the holders of Units and separate purchase contracts from time to time but shall have no fiduciary relationship to the holder of the Units or any other party. The purchase contract agreement will not obligate the purchase contract agent to exercise any discretionary actions in connection with a default under the terms of the purchase contracts or the purchase contract agreement.

The purchase contract agreement will contain provisions limiting the liability of the purchase contract agent. The purchase contract agreement will contain provisions under which the purchase contract agent may resign or be replaced. This resignation or replacement would be effective upon the acceptance of appointment by a successor purchase contract agent.

We maintain banking relationships in the ordinary course of business with the purchase contract agent and its affiliates.

Calculations in Respect of Purchase Contracts

We will be responsible for making all calculations called for under the Units and any separate purchase contracts. The purchase contract agent will have no obligation to make, review or verify any such calculations. All such calculations made by us will be made in good faith and, absent manifest error, will be final and binding on the purchase contract agent and the holders of the Units and any separate purchase contracts. We will provide a schedule of such calculations to the purchase contract agent and the purchase contract agent will be entitled to conclusively rely upon the accuracy of such calculations without independent verification.

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Description of the Amortizing Notes

The amortizing notes will be issued by us pursuant to an indenture, as amended, between us, as issuer, and U.S. Bank National Association, as trustee, and a related supplemental indenture, each to be dated the date of first issuance of the Units, between us and the trustee, under which the amortizing notes will be issued (collectively referred to herein as the “indenture”).

The following summary of the terms of the amortizing notes taken together with the description under “Description of Debt Securities” in the accompanying prospectus contains a description of certain terms of the amortizing notes but is not complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the indenture, including the definitions in the indenture of certain terms. We refer you to the form of indenture, which has been filed as an exhibit to the registration statement of which this prospectus supplement forms a part, and a supplemental indenture related to a change in governing law to New York law, among other matters, and a supplemental indenture related to the amortizing notes, each of which will be filed as an exhibit to a current report on Form 8-K in connection with this offering and incorporated by reference as an exhibit to that registration statement. See “Where You Can Find More Information.”

As used in this section, unless the context otherwise requires, references to “Aqua America,” “we,” “us” or “our” refer to Aqua America, Inc. and do not include any of its existing or future subsidiaries.

General

The amortizing notes will be issued as a separate series of senior debt securities under the indenture. The amortizing notes will be issued by us in an aggregate initial principal amount of $         (or $         if the underwriters exercise their option to purchase additional Units in full). The final installment payment date will be April 30, 2022. We may not redeem the amortizing notes, and no sinking fund is provided for the amortizing notes.

Each amortizing note will initially form a part of a Unit. Each Unit may be separated by a holder into its constituent purchase contract and amortizing note on any business day during the period beginning on, and including, the business day immediately following the date of initial issuance of the Units to, but excluding, the second scheduled trading day immediately preceding April 30, 2022 or, if earlier, the second scheduled trading day immediately preceding any “early mandatory settlement date” or the second scheduled trading day immediately preceding any “acquisition redemption settlement date” and also excluding the business day immediately preceding any installment payment date (provided, the right to separate the Units shall resume after such business day). Following such separation, amortizing notes may be transferred separately from purchasing contracts.

Amortizing notes may only be issued in certificated form in exchange for a global security under the circumstances described under “Book-Entry Procedures and Settlement.” In the event that amortizing notes are issued in certificated form, such amortizing notes may be transferred or exchanged at the offices described below.

Payments on amortizing notes issued as a global security will be made to DTC, or a successor depositary. In the event amortizing notes are issued in certificated form, installment payments will be made, at the corporate trust office of the trustee. Installment payments on certificated amortizing notes may be made at our option by check mailed to the address of the persons entitled thereto. See “Book-Entry Procedures and Settlement.”

The amortizing notes will not be guaranteed by any of our subsidiaries.

There are no covenants or provisions in the indenture that would afford the holders of the amortizing notes protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar

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transaction involving us that may adversely affect such holders, except to the extent set forth under “—Consolidation, Merger, Conveyance, Transfer or Lease.”

The indenture does not limit the aggregate principal amount of indebtedness that may be issued thereunder and provides that debt securities may be issued thereunder from time to time in one or more series.

Ranking

The amortizing notes will be our general unsecured senior obligations and will rank equally in right of payment with all of our other existing and future unsecured senior indebtedness and guarantees and will be structurally subordinated to the indebtedness and other liabilities of our subsidiaries, including, upon consummation of the Acquisition, indebtedness and other liabilities of LDC and its subsidiaries that we assume in connection with the Acquisition. The amortizing notes will rank senior to all of our existing and future indebtedness, if any, that is subordinated to the amortizing notes. The amortizing notes will be effectively subordinated to any of our secured indebtedness to the extent of the collateral securing that indebtedness.

The amortizing notes are our obligations exclusively, and are not the obligations of any of our subsidiaries. We conduct our operations primarily through our subsidiaries and substantially all of our consolidated assets are held by our subsidiaries and, therefore, we depend on the cash flow of our subsidiaries to meet our obligations, including our obligations under the amortizing notes. Many of our subsidiaries are limited in their ability to pay dividends or make loans or distributions to us, including, without limitation, as a result of legislation, regulation, court order, contractual restrictions and other restrictions or in times of financial distress. Likewise, certain of LDC and its subsidiaries face similar restrictions that, if the Acquisition is consummated, will limit their ability to pay dividends or make loans or distributions to us. As a result, we may not be able to cause such subsidiaries and other entities to distribute funds or provide loans sufficient to enable us to meet our debt and other obligations, including obligations under the amortizing notes. See “Risk Factors—Risks Related to the Units, the Separate Purchase Contracts, the Separate Amortizing Notes and our Common Stock—Aqua America’s ability to pay dividends and to meet its debt obligations largely depends on the performance of its subsidiaries and the ability to utilize the cash flows from those subsidiaries.”

At December 31, 2018, on a pro forma basis after giving effect to the Transactions, (i) Aqua America, Inc. would have had approximately $2,096 million of indebtedness outstanding, of which none would have been secured indebtedness and (ii) our subsidiaries (including LDC and its subsidiaries) would have had a total of approximately $5,856 million of outstanding liabilities, including indebtedness, owed to non-affiliated third parties.

Installment Payments

Each amortizing note will have an initial principal amount of $         . On each January 30, April 30, July 30 and October 30, commencing on July 30, 2019 (each, an “installment payment date”), we will pay, in cash, equal quarterly installments of $         on each amortizing note (except for the July 30, 2019 installment payment, which will be $         per amortizing note). Each installment payment will constitute a payment of interest (at a rate of          % per annum) and a partial repayment of principal on the amortizing note, allocated as set forth on the amortization schedule set forth under “—Amortization Schedule.”

Installments will be paid to the person in whose name an amortizing note is registered as of 5:00 p.m., New York City time, on January 15, April 15, July 15 and October 15, as applicable.

Each installment payment for any period will be computed on the basis of a 360-day year of twelve 30-day months. The installment payable for any period shorter or longer than a full installment payment period will be computed on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which

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an installment is payable is not a business day, then payment of the installment on such date will be made on the next succeeding day that is a business day, and without any interest or other payment in respect of any such delay.

Amortization Schedule

The total installments of principal of and interest on the amortizing notes for each installment payment date are set forth below:

Installment Payment Date	Amount of Principal	Amount of Interest
July 30, 2019	$	$
October 30, 2019	$	$
January 30, 2020	$	$
April 30, 2020	$	$
July 30, 2020	$	$
October 30, 2020	$	$
January 30, 2021	$	$
April 30, 2021	$	$
July 30, 2021	$	$
October 30, 2021	$	$
January 30, 2022	$	$
April 30, 2022	$	$

Repurchase of Amortizing Notes at the Option of the Holder

If we elect to exercise our early mandatory settlement right with respect to, or cause an acquisition termination redemption of, the purchase contracts, then holders of the amortizing notes (whether as components of Units or separate amortizing notes) will have the right (the “repurchase right”) to require us to repurchase some or all of their amortizing notes for cash at the repurchase price per amortizing note to be repurchased on the repurchase date, as described below. Holders may not require us to repurchase a portion of an amortizing note. Holders will not have the right to require us to repurchase any or all of such holder’s amortizing notes in connection with any early settlement of such holder’s purchase contracts at the holder’s option, as described above under “Description of the Purchase Contracts—Early Settlement” and “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change.”

The “repurchase date” will be a date specified by us in the early mandatory settlement notice, or acquisition redemption notice, as the case may be, which will be at least 20 but not more than 35 business days following the date of our early mandatory settlement notice as described under “Description of the Purchase Contracts—Early Mandatory Settlement at Our Election” or the date of the acquisition redemption notice as described under “Description of the Purchase Contracts—Acquisition Termination Redemption,” as the case may be (and which may or may not fall on the early mandatory settlement date or acquisition redemption settlement date, as the case may be).

The “repurchase price” per amortizing note to be repurchased will be equal to the principal amount of such amortizing note as of the repurchase date, plus accrued and unpaid interest on such principal amount from, and including, the immediately preceding installment payment date to, but not including, the repurchase date, calculated at an annual rate of          %; provided that, if the repurchase date falls after a regular record date for any installment payment and on or prior to the immediately succeeding installment payment date, the installment payment payable on such installment payment date will be paid on such installment payment date to the holder as of such regular record date and will not be included in the repurchase price per amortizing note.

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To exercise your repurchase right, you must deliver, on or before 5:00 p.m., New York City time, on the business day immediately preceding the repurchase date, the amortizing notes to be repurchased (or the Units, if the early mandatory settlement date or acquisition redemption settlement date, as the case may be, occurs on or after the repurchase date and you have not separated your Units into their constituent components), together with a duly completed written repurchase notice in the form entitled “Form of Repurchase Notice” on the reverse side of the amortizing notes (a “repurchase notice”), in each case, in accordance with appropriate DTC procedures, unless you hold certificated amortizing notes (or Units), in which case you must deliver the amortizing notes to be repurchased (or Units), duly endorsed for transfer, together with a repurchase notice, to the paying agent. Your repurchase notice must state:

•	if certificated amortizing notes (or Units) have been issued, the certificate numbers of the amortizing notes (or Units), or if not certificated, your repurchase notice must comply with appropriate DTC procedures;
•	the number of amortizing notes to be repurchased; and
•	that the amortizing notes are to be repurchased by us pursuant to the applicable provisions of the amortizing notes and the indenture.

You may withdraw any repurchase notice (in whole or in part) by a written, irrevocable notice of withdrawal delivered (in the case of an amortizing note in global form, in accordance with the appropriate DTC procedures) on or before 5:00 p.m., New York City time, on the business day immediately preceding the repurchase date. The notice of withdrawal must state:

•	if certificated amortizing notes (or Units) have been issued, the certificate numbers of the withdrawn amortizing notes (or Units), or if not certificated, your notice must comply with appropriate DTC procedures;
•	the number of the withdrawn amortizing notes; and
•	the number of amortizing notes, if any, that remain subject to the repurchase notice.

We will be required to repurchase the amortizing notes on the repurchase date. You will receive payment of the repurchase price on the later of (i) the repurchase date and (ii) the time of book-entry transfer or the delivery of the amortizing notes. If the trustee holds money sufficient to pay the repurchase price of the amortizing notes to be purchased on the repurchase date, then:

•	such amortizing notes will cease to be outstanding and interest will cease to accrue (whether or not book-entry transfer of the amortizing notes is made or whether or not the amortizing notes are delivered to the trustee); and
•	all other rights of the holder will terminate (other than the right to receive the repurchase price and, if the repurchase date falls between a regular record date and the corresponding installment payment date, the related installment payment).

Upon repurchase of the amortizing note component of a Unit prior to the related acquisition redemption settlement date, if applicable, the purchase contract component of such Unit will remain outstanding (pending such acquisition redemption settlement date) and beneficially owned by or registered in the name of, as the case may be, the holder who elected repurchase of the related amortizing note and will no longer constitute a part of the Unit.

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In connection with any repurchase offer pursuant to an early mandatory settlement notice or acquisition redemption notice, we will, if required, comply with the provisions of the tender offer rules under the Exchange Act that may then be applicable.

No amortizing notes may be repurchased at the option of holders if the principal amount thereof has been accelerated, and such acceleration has not been rescinded, on or prior to the repurchase date (except in the case of an acceleration resulting from a default by us of the payment of the repurchase price with respect to such amortizing notes).

Events of Default

Each of the following will be an “event of default” under the indenture with respect to the amortizing notes:

•	default in the payment of any installment payment on any amortizing notes as and when the same shall become due and payable and continuance of such failure for a period of 30 days;
•	default in the payment of the repurchase price of any amortizing notes when the same shall become due and payable;
•	our failure to give notice of a fundamental change as described under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change” when due and continuance of such failure for a period of five business days;
•	our failure to perform for 90 days after notice any other covenant in the amortizing notes or the indenture; and
•	certain events of bankruptcy or insolvency of Aqua America, whether voluntary or not.

Discharge and Defeasance of Indenture

The defeasance provisions described in the accompanying prospectus under “Description of Debt Securities—Defeasance” will be applicable to the amortizing notes; provided that (i) the coin or currency unit to be deposited with the trustee under such provisions shall be U.S. dollars, (ii) references therein to “principal” shall be deemed to refer to “the portion of all future scheduled installment payments constituting the payment of principal in respect of the amortizing notes and the portion of the repurchase price constituting the principal amount of the amortizing notes” and (iii) references therein to “interest” shall be deemed to refer to “the portion of all future scheduled installment payments constituting the payment of interest in respect of the amortizing notes and the portion of the repurchase price constituting the accrued but unpaid interest on the amortizing notes.”

Consolidation, Merger, Conveyance, Transfer or Lease

The indenture will provide that Aqua America will not consolidate or merge with or into any other entity, or sell, transfer, lease or otherwise convey its properties and assets as an entirety or substantially as an entirety to any entity, unless:

•	(i) it is the continuing entity (in the case of a merger), or (ii) the successor entity formed by such consolidation or into which it is merged or which acquires by sale, transfer, lease or other conveyance of its properties and assets, as an entirety or substantially as an entirety, is a corporation organized and existing under the laws of the United States of America or any State thereof or the District of Columbia,
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and expressly assumes, by supplemental indenture, the due and punctual payment of the installment payments on all the debt securities and the performance of all of the covenants under the indenture; and
•	immediately after giving effect to the transaction, no event of default, and no event which after notice or lapse of time or both would become an event of default under the indenture, has or will have occurred and be continuing.

Although there is a limited body of case law interpreting the phrase “substantially as an entirety,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of our properties and assets “substantially as an entirety.” As a result, it may be unclear as to whether the foregoing restrictions on mergers, consolidations, sales, conveyances, transfers, leases and other dispositions would apply to a particular transaction as described above absent a decision by a court of competent jurisdiction.

Modifications and Amendments

We and the trustee may amend or supplement the indenture or the amortizing notes without consent of the holders to:

•	cure any ambiguity, omission, defect or inconsistency in the indenture;
•	provide for the assumption by a successor corporation as set forth in “—Consolidation, Merger, Conveyance, Transfer or Lease;
•	comply with any requirements of the SEC in connection with the qualification of the indenture under the Trust Indenture Act;
•	to evidence and provide for the acceptance of appointment with respect to the amortizing notes by a successor trustee in accordance with the indenture, and add or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;
•	secure the notes;
•	add guarantees with respect to the notes;
•	add covenants or events of default for the benefit of the holders or surrender any right or power conferred upon us;
•	make any change that does not adversely affect the rights of any holder in any material respect; and
•	conform the provisions of the indenture or the amortizing notes to any provision of the “Description of the Amortizing Notes” section in the preliminary prospectus supplement for this Units offering, as supplemented by the related pricing term sheet.
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In addition, notwithstanding anything to the contrary in the section of the accompanying prospectus entitled “Description of Debt Securities—Modification of the Indentures,” we may not make any modification or amendment to the indenture or the amortizing notes without the consent of each holder affected thereby if that modification or amendment will:

•	change any installment payment date or reduce the amount owed on any installment payment date; or
•	reduce the repurchase price or amend or modify in any manner adverse to the holders of the amortizing notes our obligation to make such payment.

For purposes of the amortizing notes, the reference in the accompanying prospectus under the section entitled “Description of Debt Securities—Modification of the Indentures” to “the principal of,” “premium” or “interest” will be deemed to be replaced by a reference to “the repurchase price, if applicable, of or any installment payment.”

Governing Law

The indenture and the amortizing notes shall be governed by and construed in accordance with the laws of the State of New York.

Waiver of Jury Trial

The indenture will provide that we and the trustee will waive our respective rights to trial by jury in any action or proceeding arising out of or related to the amortizing notes, the indenture or the transactions contemplated thereby, to the maximum extent permitted by law.

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Certain United States Federal Income and Estate Tax Considerations

The following summary describes certain U.S. federal income tax and estate consequences for holders as of the date of this prospectus supplement, of the purchase, ownership and disposition of Units, amortizing notes, and the purchase contracts that are or may be the components of a Unit and shares of our common stock acquired under a purchase contract.

This summary deals only with Units, amortizing notes, purchase contracts, and common stock held as capital assets by a holder who purchases the Units upon original issuance at their initial offering price, as indicated on the cover of this prospectus supplement. This summary does not constitute a detailed description of the U.S. federal income tax considerations applicable to you if you are subject to special treatment under the U.S. federal income tax laws, including if you are:

•	a dealer in securities or currencies;

•	a trader in securities that has elected the mark-to-market method of tax accounting for your securities;

•	a regulated investment company;

•	a real estate investment trust;

•	a tax-exempt organization;

•	an insurance company;

•	a person holding the Units, amortizing notes, purchase contracts, or common stock as part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

•	a financial institution;

•	a person liable for alternative minimum tax;

•	a partnership or other pass-through entity for United States federal income tax purposes;

•	a “U.S. holder” (as defined below) whose “functional currency” is not the U.S. dollar;

•	a “controlled foreign corporation”;

•	a “passive foreign investment company”;

•	a foreign pension fund;

•	a person who owns or is deemed to own 10% or more of our stock (by vote or value);

•	a person required to accelerate the recognition of any item of gross income with respect to our common shares as a result of such income being recognized on an applicable financial statement; or

•	a U.S. expatriate.
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If a partnership (or other entity treated as a partnership for United States federal income tax purposes) holds the Units, amortizing notes, purchase contracts, or common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the Units, amortizing notes, purchase contracts, or common stock, you should consult your tax advisor.

The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions thereunder as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income and estate tax consequences different from those discussed below.

This summary does not address all aspects of U.S. federal income and estate taxes and does not address the Medicare tax on net investment income or the effects of any state, local or non-United States tax laws that may be relevant to holders in light of their personal circumstances. If you are considering the purchase, ownership or disposition of the Units, amortizing notes, purchase contracts or common stock, you should consult your own tax advisors concerning the U.S. federal income and estate tax consequences to you in light of your particular situation as well as any consequences arising under the laws of any other taxing jurisdiction.

Characterization of Units and Amortizing Notes

There is no authority directly addressing the characterization of the Units or instruments similar to the Units for U.S. federal income tax purposes and therefore the characterization of the Units for these purposes is not entirely free from doubt. We will take the position that each Unit will be treated as an investment unit composed of two separate instruments for U.S. federal income tax purposes: (i) a prepaid purchase contract to acquire our common stock and (ii) an amortizing note that is our indebtedness. Under this treatment, a holder of Units will be treated as if it held each component of the Units for U.S. federal income tax purposes. By acquiring a Unit, you will agree to treat (i) a Unit as an investment unit composed of two separate instruments in accordance with its form and (ii) the amortizing notes as indebtedness of Aqua America, Inc. for U.S. federal income tax purposes. If, however, the components of a Unit were treated as a single instrument, the U.S. federal income tax consequences could differ from the consequences described below. Specifically, if you are a “U.S. holder” (as defined below under “U.S. Holders”) you could be required to recognize the entire amount of each installment payment on the amortizing notes, rather than merely the portion of such payment denominated as interest, as income. In addition, if you are a “non-U.S. holder” (as defined below under “Non-U.S. Holders”), payments of principal and interest made to you on the amortizing notes could be subject to U.S. withholding tax. Even if the components of a Unit are respected as separate instruments for U.S. federal income tax purposes, (i) the amortizing notes could be recharacterized as equity for U.S. federal income tax purposes, in which case payments of interest to non-U.S. holders on the amortizing notes could potentially be subject to U.S. withholding tax and (ii) the purchase contracts could be treated as our stock on the date of issuance, in which case the tax consequences of the purchase, ownership and disposition thereof would be substantially the same as the tax consequences described herein, except that a holder’s holding period for the common stock received under a purchase contract would include the period during which the U.S. holder held the purchase contract.

The Units are complex financial instruments and no statutory, judicial or administrative authority directly addresses all aspects of the treatment of the Units or instruments similar to the Units for U.S. federal income tax purposes, and no assurance can be given that the Internal Revenue Service (“IRS”) will agree with the tax consequences described herein. As a result, the U.S. federal income tax consequences of the purchase, ownership and disposition of the Units are unclear. We have not sought any rulings concerning the treatment of the Units, and the tax consequences described herein are not binding on the IRS or the courts, either of which could disagree with the explanations or conclusions contained in this summary. Accordingly, you should consult your tax advisor regarding the consequences to you of the possible recharacterization of the components of a Unit as a single instrument. Unless stated otherwise, the remainder of this discussion assumes the characterization of the Units as two separate instruments.

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Allocation of Purchase Price

Your acquisition of a Unit will be treated as an acquisition of the amortizing note and the purchase contract constituting the Unit and, by purchasing the Unit, you will be deemed to have agreed to such treatment. In addition, we and you, by your acceptance of a beneficial ownership interest in the amortizing notes, agree to treat the notes as indebtedness of Aqua America, Inc. for all U.S. federal income tax purposes. The remainder of this discussion assumes that a holder of a Unit will be treated as owning the amortizing note and the purchase contract.

The purchase price of each Unit will be allocated between the amortizing note and the purchase contract in proportion to their respective fair market values at the time of purchase. Such allocation will establish your initial tax basis in the amortizing note and the purchase contract. We will report the initial fair market value of each amortizing note as $              and the initial fair market value of the purchase contract as $             . This allocation is binding on you (but not on the IRS), unless you explicitly disclose a contrary position on a statement attached to your timely filed U.S. Federal income tax return. The remainder of this discussion assumes that this allocation of the purchase price will be respected for U.S. Federal income tax purposes.

U.S. Holders

The following is a summary of certain U.S. federal incomes tax consequences that will apply to you if you are a U.S. holder of Units, amortizing notes, purchase contracts or common stock.

As used herein, the term “U.S. holder” means a beneficial owner of Units, amortizing notes, purchase contracts or common stock that, for U.S. federal income tax purposes, is:

•	an individual citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

Units

Separation and Recreation of the Units.

A U.S. holder will not recognize gain or loss by (i) separating a Unit into its components or (ii) recreating a Unit as both procedures are described under “Description of the Units—Separating and Recreating Units.”

Sale, Exchange or Other Taxable Disposition of Units

Upon a sale, exchange or other taxable disposition of Units, you will be treated as having sold, exchanged or disposed of both the purchase contracts and the amortizing notes that constitute such Units and you will calculate gain or loss on the purchase contracts separately from the gain or loss on the amortizing notes in proportion to their relative fair market values at the time of the disposition. It is thus possible that you could recognize a capital gain on one component of a Unit but a capital loss on the other component of the Unit. You generally will have gain or loss equal to the difference between (i) the portion of your proceeds allocable to the purchase contract and the amortizing notes and (ii) your respective adjusted tax bases in the purchase contract and the amortizing notes. For purposes of determining gain or loss, your proceeds will not include any amount

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attributable to accrued and unpaid interest, which amount will be treated as ordinary interest income to the extent not previously included in income. Such gain or loss generally will be capital gain or loss. Capital gains of individuals derived in respect of assets held for more than one year are subject to tax at preferential rates. The deductibility of capital losses is subject to limitations.

Amortizing Notes

Payments of Interest and Principal on Amortizing Notes

Stated interest on an amortizing note will be includible in your gross income as ordinary interest income at the time it is paid or at the time it accrues in accordance with your method of tax accounting, and payments on the notes other than stated interest will reduce your basis with respect to such amortizing note. It is expected, and this discussion assumes, that the amortizing notes will not be issued with more than a de minimis amount of original issue discount (“OID”). In general, however, if the amortizing notes are issued with more than de minimis OID, a U.S. holder will be required to include OID in gross income, as ordinary income, under a “constant-yield method” before the receipt of cash attributable to such income, regardless of the U.S. holder’s regular method of accounting for U.S. federal income tax purposes. Payments on the amortizing notes other than stated interest (including the portion of each installment payment that is not treated as interest) will reduce a U.S. holder’s basis with respect to the amortizing notes.

Sale, Exchange or Other Taxable Disposition of Amortizing Notes

Upon a sale, exchange or other taxable disposition of amortizing notes, you will generally have gain or loss equal to the difference between (i) the amount realized and (ii) your adjusted tax basis in the amortizing note. For purposes of determining gain or loss, your proceeds will not include any amount attributable to accrued and unpaid interest, which amount will be treated as ordinary interest income to the extent not previously included in income. Such gain or loss generally will be capital gain or loss. Capital gains of individuals derived in respect of assets held for more than one year are subject to tax at preferential rates. The deductibility of capital losses is subject to limitations.

Repurchase of Amortizing Notes

If you elect to have us repurchase your notes in connection with an early mandatory settlement or acquisition termination redemption, you will recognize gain or loss in an amount equal to the difference between the amount realized on the repurchase of your amortizing notes and your adjusted tax basis in the amortizing notes. For purposes of determining gain or loss, your amount realized will not include any amount attributable to accrued and unpaid interest, which amount will be treated as ordinary interest income to the extent not previously included in income. Such gain or loss generally will be capital gain or loss. Long-term capital gains of a non-corporate U.S. holder are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Purchase Contracts

Acquisition Termination Redemption

In the event of a acquisition termination redemption, we may elect to pay cash in lieu of delivering any or all of the shares of common stock due in settlement of the purchase contracts (unless the “acquisition termination stock price” is equal to or less than the reference price, in which case the outstanding purchase contracts will be redeemed solely for cash, the treatment of which is discussed above under “—Sale, Exchange or Other Disposition of Units”). If a U.S. holder receives cash and common stock in settlement of a purchase contract, the tax treatment of the settlement is not entirely certain. A U.S. holder should consult its own tax advisor regarding the consequences of a combination settlement.

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Although no authority directly addresses a combination settlement, we intend to take the position that (i) the cash received in respect of a purchase contract should be treated as proceeds from the sale of a portion of the purchase contract and taxed in the manner described above under “—Sale, Exchange or Other Disposition of Units” and (ii) the common stock consideration should be treated as received on settlement of the other portion of the purchase contract and therefore generally not be taxable to a U.S. holder.

In that case, the U.S. holder’s adjusted tax basis in the purchase contract would generally be allocated pro rata between the common stock received and the portion of the purchase contract that is treated as sold for cash based on the fair market value of our common stock and the cash. The holding period for our common stock received (including any fractional share deemed received) will commence on the day after the date of receipt.

Alternatively, it is possible that an acquisition termination redemption resulting in combination settlement could result in a U.S. holder recognizing gain, but not loss, equal to the excess of the fair market value of the common stock and cash received over the U.S. holder’s adjusted tax basis in the purchase contract. In no event would the gain recognized exceed the amount of cash received. Any gain would be long-term capital gain if, at the time of settlement the purchase contract has been held for more than one year. In this case, (i) a U.S. holder’s tax basis in the common stock received generally would equal its tax basis in the purchase contract that was settled, reduced by the amount of any cash received, and increased by the amount of gain, if any, recognized; (ii) the U.S. holder’s holding period for common stock received would include the period during which it held the purchase contract; and (iii) a U.S. holder that is a “significant holder” would be subject to certain recordkeeping and information reporting requirements with respect to the settlement.

Acquisition of Common Stock under a Purchase Contract

Except as may occur pursuant to an acquisition termination redemption (as discussed above under “Description of the Purchase Contracts—Acquisition Termination Redemption”), the purchase contracts are expected to physically settle. You generally will not recognize gain or loss on the purchase of common stock under a purchase contract, except with respect to any cash paid in lieu of a fractional share of common stock. Your aggregate initial tax basis in the common stock acquired under a purchase contract should equal your tax basis in the purchase contract less any such tax basis allocable to the fractional share. The holding period for common stock received under a purchase contract will commence on the day after the common stock is acquired.

Constructive Distributions and Dividends

You might be treated as receiving a constructive distribution from us if (i) the fixed settlement rates are adjusted and as a result of such adjustment your proportionate interest in our assets or earnings and profits is increased and (ii) the adjustment is not made pursuant to a bona fide, reasonable anti-dilution formula. An adjustment in the fixed settlement rates would not be considered made pursuant to such a formula if the adjustment were made to compensate you for taxable distributions with respect to our common stock (for example, if we increase the cash dividend on our common stock). Certain of the possible settlement rate adjustments (including, without limitation, adjustments in respect of taxable dividends to holders of our common stock and as discussed in “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change”) may not qualify as being pursuant to a bona fide reasonable adjustment formula. Thus, under certain circumstances, an increase in the fixed settlement rates might give rise to a constructive distribution to you even though you would not receive any cash related thereto. In addition, in certain situations, you might be treated as receiving a constructive distribution if we fail to adjust the fixed settlement rates. Any constructive distribution will be taxable as a dividend, return of capital, or capital gain in accordance with the earnings and profits rules described below.

Sale, Exchange or Other Taxable Disposition of Purchase Contracts

Except as described above under “—Acquisition of Common Stock under a Purchase Contract”, upon a sale, exchange, or other taxable disposition of a purchase contract, you will recognize capital gain or loss in an

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amount equal to the difference between the amount realized and your adjusted tax basis in the purchase contract. Such gain or loss generally will be capital gain or loss. Long-term capital gains of a non-corporate U.S. holder are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Common Stock Acquired under a Purchase Contract

Distributions

Any distribution on our common stock (other than certain pro rata distributions of common shares) paid out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) will constitute a dividend and will be includible in income by you when received. Non-corporate U.S. Holders that received dividends on our common stock are eligible for a reduced rate of taxation of certain requirements are satisfied. Any such dividend will be eligible for the dividends-received deduction if you are an otherwise qualifying corporate holder that meets the holding period and other requirements for the dividends-received deduction. Any distributions on our common stock in excess of our current and accumulated earnings and profits will first be applied to reduce your tax basis in the common stock, and any amount in excess of your tax basis will be treated as gain from the sale or exchange of your common stock, as described immediately below.

Sale, Exchange or Other Taxable Disposition of Common Stock

Upon a sale, exchange, or other taxable disposition of our common stock, you will recognize capital gain or loss in an amount equal to the difference between the amount realized and your adjusted tax basis in the common stock. Such gain or loss generally will be capital gain or loss. Long-term capital gains of a non-corporate U.S. holder are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

In general, information reporting requirements may apply to payments on the amortizing notes, the purchase contracts and common stock made to you and to the proceeds of the sale or other disposition of such instruments, unless you are an exempt recipient. Backup withholding may apply to such payments if you fail to provide a taxpayer identification number, a certification of exempt status, or fail to report in full dividend and interest income.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is timely furnished to the Internal Revenue Service.

Non-U.S. Holders

The following discussion applies only to non-U.S. holders. As used herein, a “non-U.S. holder” means a beneficial owner of Units, amortizing notes, purchase contracts or common stock that is neither a U.S. holder nor a partnership. As discussed above under “—Characterization of Units and Amortizing Notes”, this discussion assumes that a Unit is treated as two separate instruments and that the amortizing notes are treated as indebtedness of Aqua America, Inc. for U.S. federal income tax purposes. Different tax consequences would apply if the Unit was treated as a single instrument.

U.S. Federal Withholding Tax

A 30% U.S. federal withholding tax will not apply to any payment to you of principal or interest on the amortizing notes, provided that you meet the following requirements of the portfolio interest exemption:

•	interest paid on the notes is not effectively connected with your conduct of a trade or business in the United States;
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•	you do not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and the Treasury regulations;

•	you are not a controlled foreign corporation that is related to us through stock ownership;

•	you are not a bank whose receipt of interest on the amortizing notes is described in section 881(c)(3)(A) of the Code; and

(a) you provide your name and address on an IRS Form W-8BEN or W-8BEN-E (or other applicable form), and certify, under penalties of perjury, that you are not a United States person, or (b) if you hold your Units or amortizing notes through certain foreign intermediaries, you satisfy the certification requirements of applicable U.S. Treasury regulations. Special certification requirements apply to certain non-U.S. holders that are pass-through entities rather than individuals.

If you cannot satisfy the requirements described above, payments of interest made to you will be subject to the 30% U.S. federal withholding tax, unless you provide a properly executed:

•	IRS Form W-8BEN or W-8BEN-E (or other applicable form) claiming an exemption from, or reduction in the rate of, withholding under the benefit of an applicable tax treaty; or

•	IRS Form W-8ECI (or other applicable form) stating that interest paid on the amortizing notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States.

Except as described below in “—Foreign Investment in Real Property Tax Act” , the 30% U.S. federal withholding tax will generally not apply to any gain that you realize on the sale, exchange, or other disposition of the Units, amortizing notes, purchase contracts or common stock acquired under the purchase contract.

We will generally withhold tax at a 30% rate on dividends paid on common stock acquired under a purchase contract and any constructive dividends resulting from certain adjustments, or failure to make adjustments, to the settlement rate of the purchase contracts (see “—U.S. Holders—Settlement of the Purchase Contracts—Constructive Distributions and Dividends”) or such lower rate as may be specified by an applicable income tax treaty. Any applicable withholding taxes imposed in connection with a constructive distribution may be withheld from payments made on the applicable Units or purchase contract. If any withholding taxes are paid on behalf of a Non-U.S. Holder, those withholding taxes may be set off against subsequent payments on the applicable Units or purchase contracts (including any payments, including Common Stock, received upon the settlement of the purchase contracts). However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States and, where a tax treaty applies, are attributable to a U.S. permanent establishment of the non-U.S. holder, are not subject to the withholding tax, provided the relevant certification requirements are satisfied, but instead are subject to U.S. federal income tax, as described below.

A non-U.S. holder of a Unit, common stock or a purchase contract who wishes to claim the benefit of an applicable treaty rate for dividends or constructive dividends will be required to provide an IRS Form W-8BEN or W-8BEN-E (or other applicable form) claiming an exemption from, or reduction in the rate of, withholding under the benefit of an applicable tax treaty. A non-U.S. holder eligible for a reduced rate of U.S. withholding tax on payments pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

U.S. Federal Income Tax

If you are engaged in a trade or business in the United States and interest on the amortizing notes or dividends on our common stock (or constructive dividends on the purchase contracts) are effectively connected

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with the conduct of that trade or business (and, where a tax treaty applies, are attributable to a U.S. permanent establishment of the non-U.S. holder), you will be subject to U.S. federal income tax on the interest or dividends on a net income basis (although exempt from the 30% withholding tax), in the same manner as if you were a United States person as defined under the Code. Certain certification and disclosure requirements must be complied with in order for effectively connected income to be exempt from withholding. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with the conduct by you of a trade or business in the United States. For this purpose, interest on the amortizing notes or dividends on our common stock and constructive dividends on the purchase contracts will be included in earnings and profits.

Upon a disposition of Units, you will be treated as having sold, exchanged or disposed of both the purchase contracts and the amortizing notes that constitute such Units. Any gain realized on the disposition of an amortizing note, purchase contract or share of common stock generally will not be subject to U.S. federal income tax unless:

•	that gain or income is effectively connected with the conduct of a trade or business by you in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. holder); or

•	you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•	in the case of a purchase contract or our common stock, we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes (see the discussion below under “—Foreign Investment in Real Property Tax Act”).

An individual non-U.S. holder described in the first bullet above will be subject to tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates. If a non-U.S. holder that is a foreign corporation falls under the first bullet above, it will be subject to tax on its gain under regular graduated U.S. federal income tax rates and, in addition, may be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet point immediately above will be subject to a 30% (or such lower rate as may be specified by an applicable income tax treaty) tax on the gain derived from the sale or other disposition, which gain may be offset by United States source capital losses even though the individual is not considered a resident of the United States.

Foreign Investment in Real Property Tax Act

Generally, a corporation is a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for United States federal income tax purposes). We believe we are not and do not anticipate becoming a “United States real property holding corporation” for United States federal income tax purposes. If, however, we are or become a “United States real property holding corporation,” so long as our common stock is regularly traded on an established securities market during the calendar year in which the sale or other disposition occurs, only a non-U.S. holder who holds or held (at any time during the shorter of the five year period preceding the date of disposition or the holder’s holding period) more than 5% of our common stock will be subject to United States federal income tax on the sale or other disposition of our common stock.

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U.S. Federal Estate Tax

Your estate will not be subject to U.S. federal estate tax on the amortizing notes beneficially owned by you at the time of your death, provided that any payments made to you on the amortizing notes would be eligible for exemption from the 30% withholding tax under the portfolio interest exemption described above under “—U.S. Federal Withholding Tax” without regard to the certification requirement described in the fourth bullet point regarding portfolio interest.

Common stock acquired under a purchase contract and owned by you at the time of your death will be subject to U.S. federal estate tax unless an applicable estate tax treaty provides otherwise. The purchase contract owned by you at the time of your death may be subject to U.S. federal estate tax unless an applicable estate tax treaty provides otherwise.

Information Reporting and Backup Withholding

The amount of the interest and dividends (including deemed dividends) paid to you and the tax withheld with respect to such interest and dividends, regardless of whether withholding was required, must be reported annually to the IRS and to you. Copies of the information returns reporting the amount of such interest and dividends and the amount of withholding may also be made available to the tax authority in the country in which you reside under the provisions of an applicable income tax treaty.

In general, no backup withholding will be required regarding payments on amortizing notes or common stock that we make to you, provided that we do not have actual knowledge or reason to know that you are a United States person and you have complied with the certification procedures described above under “—U.S. Federal Withholding Tax.”

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition of our common stock made within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder, provided that we do not have actual knowledge or reason to know that the beneficial owner is a United States person and the beneficial owner has complied with the certification procedures described above under “—U.S. Federal Withholding Tax” or otherwise establishes an exemption.

Additional Withholding Requirements

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% United States federal withholding tax may apply to any dividends and interest paid on our Units, amortizing notes, purchase contracts or common stock, as applicable, to (i) a “foreign financial institution” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN or W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN or W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). If a dividend or payment, as applicable, is both subject to withholding under FATCA and subject to the withholding tax discussed above under “—U.S. Federal Withholding Tax,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. You should consult your own tax advisors regarding these requirements and whether they may be relevant to your ownership and disposition of our Units, amortizing notes, purchase contracts and common stock.

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Certain ERISA Considerations

The following is a summary of certain considerations associated with the purchase and holding of the Units, the common stock issuable upon settlement of the purchase contracts and the amortizing notes by (i) employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and (iii) entities which are deemed to hold the assets of any of the foregoing types of plans, accounts or arrangements (each of the foregoing described in clauses (i), (ii), and (iii) being referred to herein as a “Plan”).

General fiduciary matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (a “Covered Plan”) and prohibit certain transactions involving the assets of a Covered Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a Covered Plan or the management or disposition of the assets of such a Covered Plan, or who renders investment advice for a fee or other compensation to such a Covered Plan, is generally considered to be a fiduciary of the Covered Plan.

In considering an investment in the Units, the common stock issuable upon settlement of the purchase contracts and/or amortizing notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited transaction issues

Section 406 of ERISA and Section 4975 of the Code prohibit Covered Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Covered Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

The acquisition, holding and/or disposition of the Units, the common stock issuable upon settlement of the purchase contracts or the amortizing notes by a Covered Plan with respect to which we or an underwriter or any of our or their respective affiliates is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions (each, a “PTCE”) that may apply to the acquisition and holding of the Units, the common stock issuable upon settlement of the purchase contracts or the amortizing notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, the statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provides relief from certain prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code for certain transactions between a Covered Plan and a person who is a party in interest or disqualified person solely as a result of providing services to such Covered Plan or a relationship to such a service provider, provided that neither the person transacting

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with the Covered Plan nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Covered Plan involved in the transaction and provided, further, that the Covered Plan pays no more than, and receives no less than, adequate consideration in connection with the transaction. Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of Covered Plans considering acquiring holding the Units, the common stock issuable upon settlement of the purchase contracts or the amortizing notes in reliance on these or any other exemption should carefully review the exemption in consultation with counsel to assure it is applicable. There can be no assurance that all of the conditions of any of the foregoing exemptions or any other exemption will be satisfied.

Government plans, foreign plans and certain church plans, while not subject to the fiduciary responsibility provisions of Title I of ERISA or the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code, may nevertheless be subject to Similar Laws. Fiduciaries of such Plans should consult with their counsel before acquiring the Units, common stock issuable upon settlement of the purchase contracts, amortizing notes or any interest therein.

Because of the foregoing, neither the Units or their constituent parts may not be purchased or held by any person investing assets of any Plan, unless such purchase and holding will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a similar violation of any applicable Similar Laws.

Representation

Accordingly, by its acceptance of the Units, common stock issued upon settlement of the purchase contracts or amortizing notes, each purchaser and subsequent transferee will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the Units, the common stock upon settlement of the purchase contracts or amortizing notes, or any interest therein constitutes assets of any Plan or (ii) (1) the acquisition, holding and disposition of the Units, common stock issuable upon settlement of the purchase contracts or amortizing notes by such purchaser or transferee will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws and (2) acknowledge and agree that neither the issuer, underwriters or any of their respective affiliates is, or is undertaking to be, a fiduciary with respect to any Plan in connection with the Plan’s acquisition, holding or disposition of the Units, common stock issuable upon settlement of the purchase contracts or amortizing notes, as applicable.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing or holding the Units, common stock issuable upon settlement of the purchase contracts or amortizing notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code or any Similar Law and whether an exemption would be required. Neither this discussion nor anything provided in this prospectus supplement is, or is intended to be, investment advice directed at any potential Plan purchasers, or at Plan purchasers generally, and such purchasers of the Units or any of its constituent parts should consult and rely on their own counsel and advisers as to whether such an investment is suitable for the Plan. The sale of any of the Units, common stock issuable upon settlement of the purchase contracts or amortizing notes to any Plan is in no respect a representation by us, an Underwriter or any of our or their affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such investment is prudent or appropriate for plans generally or any particular Plan.

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Book-Entry Procedures and Settlement

The Units, the separate purchase contracts and the separate amortizing notes will initially be issued under a book-entry system in the form of global securities. We will register the global securities in the name of The Depository Trust Company, New York, New York, or DTC, or its nominee and will deposit the global securities with that depositary.

Following the issuance of a global security in registered form, the depositary will credit the accounts of its participants with the Units, the separate purchase contracts and the separate amortizing notes, as the case may be, upon our instructions. Only persons who hold directly or indirectly through financial institutions that are participants in the depositary can hold beneficial interests in the global securities. Because the laws of some jurisdictions require certain types of purchasers to take physical delivery of such securities in definitive form, you may encounter difficulties in your ability to own, transfer or pledge beneficial interests in a global security.

So long as the depositary or its nominee is the registered owner of a global security, we and the trustee will treat the depositary as the sole owner or holder of the Units, the separate purchase contracts and the separate amortizing notes, as the case may be. Therefore, except as set forth below, you will not be entitled to have Units, separate purchase contracts or separate amortizing notes registered in your name or to receive physical delivery of certificates representing the Units, the separate purchase contracts or the separate amortizing notes. Accordingly, you will have to rely on the procedures of the depositary and the participant in the depositary through whom you hold your beneficial interest in order to exercise any rights of a holder under the indenture or the purchase contract agreement, as the case may be. We understand that under existing practices, the depositary would act upon the instructions of a participant or authorize that participant to take any action that a holder is entitled to take.

As long as the separate amortizing notes are represented by the global securities, we will pay installments on those separate amortizing notes to or as directed by DTC as the registered holder of the global securities. Payments to DTC will be in immediately available funds by wire transfer. DTC will credit the relevant accounts of their participants on the applicable date. Neither we nor the trustee will be responsible for making any payments to participants or customers of participants or for maintaining any records relating to the holdings of participants and their customers, and you will have to rely on the procedures of the depositary and its participants.

Settlement

Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

Definitive Securities and Paying Agents

Book-entry securities represented by a global security will be exchanged for definitive (paper) securities only if:

•

the depositary is at any time unwilling or unable to continue as depositary for such security or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days; or

•	an Event of Default with respect to the amortizing notes, or any failure on the part of us to observe or perform any covenant or agreement in the purchase contracts, has occurred and is continuing and a beneficial owner requests that its amortizing notes and/or purchase contracts, as the case may be, be issued in physical, certificated form.
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The global security will be exchangeable in whole for definitive securities in registered form, with the same terms and of an equal aggregate principal amount. Definitive Units, separate purchase contracts or separate amortizing notes, as the case may be, will be registered in the name or names of the person or persons specified by the depositary in a written instruction to the registrar of the securities. The depositary may base its written instruction upon directions it receives from its participants.

If any of the events described above occurs, then the beneficial owners will be notified through the chain of intermediaries that definitive securities are available and notice will be published as described below under “—Notices.” Beneficial owners of book-entry Units, separate purchase contracts or separate amortizing notes, as the case may be, will then be entitled (1) to receive physical delivery in certificated form of definitive Units, separate purchase contracts or separate amortizing notes, as the case may be, equal in aggregate amount of Units, separate purchase contracts or separate amortizing notes, as the case may be, to their beneficial interest and (2) to have the definitive securities registered in their names. Thereafter, the holders of the definitive Units, separate purchase contracts and separate amortizing notes, as the case may be, will be recognized as the “holders” of the Units, separate amortizing notes and separate purchase contracts for purposes of the purchase contract agreement and indenture, respectively.

Each of the purchase contract agreement and indenture provides for the replacement of a mutilated, lost, stolen or destroyed definitive security, so long as the applicant furnishes to us and the trustee such security or indemnity and such evidence of ownership as we and it may require.

In the event definitive separate amortizing notes are issued, the holders thereof will be able to receive installment payments at the office of our paying agent. The final installment payment of a definitive separate amortizing note may be made only against surrender of the separate amortizing note to one of our paying agents. We also have the option of making installment payments by mailing checks to the registered holders of the separate certificated amortizing notes.

In the event definitive Units, separate purchase contracts or separate amortizing notes are issued, the holders thereof will be able to transfer their securities, in whole or in part, by surrendering such securities for registration of transfer at the office specified in the purchase contract agreement or the indenture, as applicable. A form of such instrument of transfer will be obtainable at the relevant office. Upon surrender, we will execute, and the purchase contract agent and the trustee will authenticate and deliver, new Units, separate purchase contracts or separate amortizing notes, as the case may be, to the designated transferee in the amount being transferred, and a new security for any amount not being transferred will be issued to the transferor. Such new securities will be delivered free of charge at the relevant office, as requested by the owner of such new Units, separate purchase contracts or separate amortizing notes. We will not charge any fee for the registration of transfer or exchange, except that we may require the payment of a sum sufficient to cover any applicable tax or other governmental charge payable in connection with the transfer.

Notices

So long as the global securities are held on behalf of DTC or any other clearing system, notices to holders of securities represented by a beneficial interest in the global securities may be given by delivery of the relevant notice to DTC or the alternative clearing system, as the case may be. So long as the amortizing notes are in the form of global securities, any notice will be deemed to have been given on the date given to DTC or the alternative clearing system, as the case may be.

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Underwriting

Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom RBC Capital Markets, LLC and Goldman Sachs & Co. LLC are acting as representatives, have severally agreed to purchase, and we have agreed to sell to them, severally, the number of Units indicated below:

Underwriters	Number of Units
RBC Capital Markets, LLC
Goldman Sachs & Co. LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. LLC
Wells Fargo Securities, LLC
PNC Capital Markets LLC
Barclays Capital Inc.
Citizens Capital Markets, Inc.
The Huntington Investment Company
MUFG Securities Americas Inc.
J.P. Morgan Securities LLC
TD Securities (USA) LLC
Robert W. Baird & Co. Incorporated
Boenning & Scattergood, Inc.
HSBC Securities (USA) Inc.
Janney Montgomery Scott LLC
Total	14,500,000

The underwriters and the representatives are collectively referred to as the “underwriters” and the “representatives,” respectively. The underwriters are offering the Units subject to their acceptance of the Units from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the Units offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the Units offered by this prospectus supplement if any such Units are taken. However, the underwriters are not required to take or pay for the Units covered by the underwriters’ option to purchase additional Units described below.

The underwriters initially propose to offer part of the Units directly to the public at the offering price listed on the cover page of this prospectus supplement and part to certain dealers. After the initial offering of the Units, the offering price and other selling terms may from time to time be varied by the representatives.

We have granted to the underwriters an option, exercisable for 13 days beginning on, and including, the date of the initial issuance of the Units, to purchase up to 2,175,000 additional Units at the public offering price listed on the cover page of this prospectus supplement, less the underwriting discount solely to cover over-allotments. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional Units as the number listed next to the underwriter’s name in the preceding table bears to the total number of Units listed next to the names of all underwriters in the preceding table.

The following table shows the per Unit and total public offering price, underwriting discount we will pay to the underwriters in this offering and proceeds before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase up to an additional 2,175,000 Units.

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Total
	Per Unit	No Exercise	Full Exercise
Public offering price	$	$	$
Underwriting discount	$	$	$
Proceeds, before expenses, to us	$	$	$

The estimated offering expenses payable by us, exclusive of the underwriting discount, are approximately $                 . We have agreed to reimburse the underwriters for expense relating to any required review of this offering by the Financial Industry Regulatory Authority, Inc.

The Units are a new issue of securities with no established trading market. We have applied to list the Units on the NYSE under the symbol “WTRU,” subject to satisfaction of its minimum listing standards with respect to the Units. If the Units are approved for listing, we expect trading on the NYSE to begin within 30 calendar days after the Units are first issued.

We and all of our continuing directors (as described in our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 22, 2019), director nominees and officers, through entering into lock-up agreements, have agreed that, without the prior written consent of the representatives on behalf of the underwriters, we and they will not, during the period ending 90 days after the date of this prospectus supplement (the “restricted period”): (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, our common stock, any options, rights or warrants to purchase our common stock or any securities convertible into or exchangeable for, or substantially similar to, our common stock (collectively, “restricted securities”); (ii) enter into any swap or other agreement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock or any such other securities, whether any such transaction described in (i) or (ii) is to be settled by delivery of common stock or such other securities, in cash or otherwise or (iii) publicly disclose the intention to take any of the foregoing actions. In addition, we agreed not to file with the SEC any registration statement relating to any restricted securities, and our continuing directors, director nominees and officers each agreed not to make any demand for, or exercise any right with respect to, the registration of any restricted securities, in each case during the restricted period and without the prior written consent of the representatives on behalf of the underwriters.

The restrictions described in the immediately preceding paragraph do not apply to:

•	the Units to be sold in this offering and any shares of common stock issued pursuant to the terms of the purchase contracts;
•	the sale of the shares of common stock to the underwriters in the Common Stock Offering or the sale of the shares of our common stock to CPPIB in the Private Placement;
•	the issuance by us of, or the receipt by our continuing directors, director nominees and officers of, restricted securities pursuant to our existing employee equity or equity-based incentive plans, employee stock purchase plans or dividend reinvestment plans, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this prospectus supplement;
•	the filing by us of registration statements relating to securities issuable under our existing employee equity or equity-based plans or employee stock purchase plans;
•	the issuance of shares of common stock in connection with certain investments, acquisitions, with joint ventures, commercial relationships or other strategic transactions, provided that the aggregate number of shares issued or issuable pursuant to this clause does not exceed 10% of the number of shares of common stock outstanding immediately after this offering and prior to such issuance;
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•	in the case of our continuing directors, director nominees and officers, (i) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of our common stock following expiration of the restricted period, (ii) transfers in accordance with the terms of existing trading plans pursuant to Rule 10b5-1 under the Exchange Act, (iii) certain transfers of shares held as of the date of this prospectus supplement through our existing 401(k) plan pursuant to portfolio balancing opportunities provided by the terms of such plan, (iv) transfers to us to satisfy certain tax obligations in connection with vesting of restricted stock units, restricted shares, performance share units or phantom shares and (v) certain other transfers to us;
•	in the case of our continuing directors, director nominees and officers, transfers to us upon death, disability or termination or employment, in each case, of such person;
•	the receipt by us or our subsidiaries of shares (a) in the exercise of outstanding options, warrants, restricted stock units or other equity interests, including transfers deemed to occur upon the “net” or “cashless” exercise of options or (b) for the sole purpose of paying the exercise price of such options, warrants, restricted stock units or other equity interests or for paying taxes (including estimated taxes) due as a result of the exercise of such options, warrants, restricted stock units or other equity interests or as a result of the vesting of shares under restricted stock awards or restricted stock units pursuant to our existing employee benefit plans disclosed herein relating to this public offering, in each case on a “cashless” or “net exercise” basis, provided that any such shares received upon such exercise shall be subject to the terms of the lock-up agreement;
•	tenders, sales or other transfers pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of restricted securities involving a “change of control” of us (provided that if such transaction is not consummated, our continuing directors’, director nominees’ and officers’ shares shall remain subject to the restrictions set forth in the lock-up agreements);
•	the exercise for cash of options to purchase shares disclosed as outstanding herein, provided that any such shares received upon such exercise shall be subject to the terms of the lock-up agreements;
•	in the case of our continuing directors, director nominees and officers, the disposition of shares acquired in this offering or in open market transactions after completion of this offering; and
•	transfers of shares or other of our securities pursuant to an order of a court or regulatory agency or to comply with any regulations related to ownership by our continuing directors, director nominees and officers of their shares.

The representatives, in their sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time.

In order to facilitate the offering of the Units, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Units. Specifically, the underwriters may sell more Units than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of Units available for purchase by the underwriters under the option to purchase additional Units. The underwriters can close out a covered short sale by exercising the option or purchasing Units in the open market. In determining the source of Units to close out a covered short sale, the underwriters will consider, among other things, the open market price of Units compared to the price available under the option. The underwriters may also sell Units in excess of the option, creating a naked short position. The underwriters must close out any naked short position by purchasing Units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Units in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, Units

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in the open market to stabilize the price of the Units. These activities may raise or maintain the market price of the Units above independent market levels or prevent or retard a decline in the market price of the Units. The underwriters are not required to engage in these activities and may end any of these activities at any time.

We have agreed to indemnify the underwriters against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

The underwriters and their respective affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses. For example, Goldman Sachs & Co. LLC and RBC Capital Markets, LLC acted as our financial advisers in connection with the Acquisition, for which they are receiving customary fees and expenses. Also in connection with the Acquisition, certain of the underwriters and/or their affiliates have provided committed financing under the Bridge Commitment pursuant to which they receive customary commitment fees in connection with their respective commitments and, in the event we borrow under the Bridge Facility, would receive certain additional funding and other fees. Certain of the underwriters and/or their affiliates are also lenders and/or agents under the Revolving Credit Facility, which we expect to draw upon to refinance Peoples’s revolving credit facility in connection with the Acquisition, and receive customary fees and expenses in connection therewith and would receive proceeds from this offering if we were to temporarily reduce our borrowings under the Revolving Credit Facility as described in “Use of Proceeds.” Certain of the underwriters in this offering are also acting as underwriters in our concurrent Common Stock Offering, and may act as underwriters in the Notes Offering, for which they will receive customary fees and expenses. Certain of the underwriters may also receive fees and expenses in connection with the Private Placement. In addition, in an effort to manage our exposure to interest rate risk associated with the Notes Offering, we have entered into, and in the future, may enter into, financial derivative instruments such as interest rate swap agreements with certain of the underwriters or their respective affiliates.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. Certain of the underwriters and/or their affiliates have lending relationships with us and may hedge their credit exposure to us consistent with their customary risk management policies. Typically, the underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates. Any such credit default swaps or short positions could adversely affect future trading prices of the Units offered hereby. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments, for which they received or will receive customary fees and expenses.

Selling Restrictions

Canada

The Units may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration

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Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Units must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

The Units are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2002/92/EC (as amended, the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC (and amendments thereto, including by Directive 2010/73/EU, the “Prospectus Directive”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Units or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Units or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of Units in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of Units. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Directive.

United Kingdom

In addition, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at: (i) in the United Kingdom, persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”), and/or persons falling within Article 49(2)(a) to (d) of the Order; (ii) persons who are outside the United Kingdom; and (iii) any other persons to whom it may otherwise lawfully be distributed (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to, and will be engaged in only with, relevant persons.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”) in relation to the offering. This prospectus supplement, the accompanying prospectus and any other offering or marketing material relating to the Units or this offering do not constitute a prospectus, product disclosure statement or other disclosure document

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under the prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (Cth) (the “Corporations Act”), and do not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the Units may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the Units without disclosure to investors under Chapter 6D of the Corporations Act.

The Units applied for by Exempt Investors in Australia must not be offered for sale in Australia for a period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring Units must observe such Australian on-sale restrictions.

This prospectus supplement and the accompanying prospectus contain general information only and do not take account of the investment objectives, financial situation or particular needs of any particular person. They do not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and the accompanying prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Hong Kong

The Units may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the Units may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Units which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

The Units have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) (the “FIEA”). The Units may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws, regulations and ministerial guidelines of Japan.

Korea

Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the Units or the offering should be construed in any way as our (or any of our affiliates or agents) soliciting investment or offering to sell the Units in the Republic of Korea (“Korea”). We are not

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making any representation with respect to the eligibility of any recipients of this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the Units or the offering to acquire the Units under the laws of Korea, including, without limitation, the Financial Investment Services and Capital Markets Act (the “FSCMA”), the Foreign Exchange Transaction Act (the “FETA”), and any regulations thereunder. The Units have not been registered with the Financial Services Commission of Korea (the “FSC”) in any way pursuant to the FSCMA, and the Units may not be offered, sold or delivered, or offered or sold to any person for reoffering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to applicable laws and regulations of Korea. Furthermore, the Units may not be resold to any Korean resident unless such Korean resident as the purchaser of the resold Units complies with all applicable regulatory requirements (including, without limitation, reporting or approval requirements under the FETA and regulations thereunder) relating to the purchase of the resold Units.

Singapore

Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the Units or the offering has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the Units or the offering may be circulated or distributed, nor may the Units be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore, other than (a) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (b) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (c) pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Units are subscribed or purchased under Section 275 by a relevant person which is: (i) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (ii) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the Units under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the Securities and Futures Act (Chapter 289 of Singapore) (the “SFA”), we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the Units are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Switzerland

The Units may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other exchange or regulated trading facility in Switzerland. This prospectus supplement, the accompanying prospectus and any other offering or marketing material relating to the Units or this offering do not constitute a prospectus within the meaning of and have been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other exchange or regulated trading facility in Switzerland.

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Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the Units or the offering may be publicly distributed or otherwise made publicly available in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the offering, the Company or the Units has been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement and the accompanying prospectus will not be filed with, and the offer of Units will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of Units has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the Units.

Taiwan

The Units have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan and/or any other regulatory authority of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which could constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the Units in Taiwan.

United Arab Emirates

The Units have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) other than in compliance with the laws, regulations and rules of the United Arab Emirates, the Abu Dhabi Global Market and the Dubai International Financial Centre governing the issue, offering and sale of securities. Further, this prospectus supplement, the accompanying prospectus and any other offering or marketing material relating to the Units or the offering do not constitute a public offer of securities in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) and are not intended to be a public offer. This prospectus supplement, the accompanying prospectus and any other offering or marketing material relating to the Units or the offering have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, the Financial Services Regulatory Authority or the Dubai Financial Services Authority.

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Legal Matters

Certain legal matters will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York. Ballard Spahr LLP, Philadelphia, Pennsylvania will issue an opinion regarding certain matters of Pennsylvania law, including the validity of the securities offered by the prospectus supplement. Certain legal matters will be passed upon for the underwriters by Cravath, Swaine & Moore LLP, New York, New York.

Experts

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of LDC, Funding LLC as of December 31, 2018 and 2017 and for each of the three years in the period ended December 31, 2018, incorporated by reference in this prospectus supplement and in the accompanying prospectus from Aqua America’s Current Report on Form 8-K/A filed on April 15, 2019, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated by reference herein, and are incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Where You Can Find Additional Information; Incorporation of Certain Documents by Reference

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website at www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants that are filed electronically with the SEC.

These documents are also available, free of charge, through the Investors section of our website, which is located at http://ir.aquaamerica.com/. Information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and you should not consider information on our website to be part of this prospectus supplement or the accompanying prospectus.

We have filed with the SEC a “shelf” registration statement on Form S-3 under the Securities Act of 1933 relating to the securities that may be offered by this prospectus supplement. This prospectus supplement is a part of that registration statement, but does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement in accordance with rules and regulations of the SEC. Statements made in this prospectus supplement as to the contents of any contract, agreement or other documents are not necessarily complete, and, in each instance, we refer you to a copy of such document filed as an exhibit to the registration statement, of which this prospectus supplement is a part, or otherwise filed with the SEC. For more detail about us and any securities that may be offered by this prospectus supplement, you may examine the registration statement on Form S-3 and the exhibits filed with it at the locations listed in the previous paragraph.

The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. When we file information with the SEC in the future, that information will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities covered by this prospectus supplement or this offering is terminated;

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provided, however, that we are not incorporating, in each case, any portions of documents or information furnished or deemed to have been furnished and not filed in accordance with SEC rules:

•	Our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on February 26, 2019;
•	The portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 22, 2019, that are incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2018;
•	Our Current Reports on Form 8-K filed with the SEC on October 23, 2018, February 19, 2019 (Item 8.01 only), and March 29, 2019, and our Current Report on Form 8-K/A filed with the SEC on April 15, 2019; and
•	The description of our common stock set forth in our Registration Statement on Form 8-A, including any amendments or reports filed for the purpose of updating such description.

These documents contain important business and financial information about us that is not included in or delivered with this prospectus supplement. You may request a copy of any or all documents that we incorporate by reference at no cost, by writing or telephoning us at:

Aqua America, Inc.
762 W. Lancaster Avenue
Bryn Mawr, PA 19010-3489
Telephone: 610-527-8000
Attention: Corporate Secretary

We have not, and the underwriters have not, authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus we may provide to you in connection with this offering. Neither we nor the underwriters take any responsibility for, or provide any assurances as to the reliability of, any additional or different information that others may give you. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus we may provide to you in connection with this offering is accurate only as of their respective dates or as of the respective dates specified in such information, as applicable, and the information contained in documents incorporated by reference is accurate only as of the respective dates of those documents or as of the respective dates specified in such information, as applicable, in each case regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or any such free writing prospectus or any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein, in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in the accompanying prospectus, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus supplement.

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PROSPECTUS

AQUA AMERICA, INC.

Common Stock

Preferred Stock

Common Stock Purchase Contracts

Warrants

Units

Depositary Shares

Debt Securities

Aqua America, Inc. may, from time to time, in one or more offerings, offer and sell common stock, preferred stock, common stock purchase contracts, warrants, units, depositary shares and debt securities. The debt securities and preferred stock may be convertible into or exchangeable or exercisable for other securities. We will provide specific terms of any offering and the offered securities in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus.

We may offer and sell these securities to or through underwriters, dealers or agents, directly to purchasers or through a combination of these methods. If an offering of securities involves any underwriters, dealers or agents, then the names of the underwriters, dealers or agents and the terms of the arrangements with such entities will be stated in an accompanying prospectus supplement.

Our common stock is listed on the New York Stock Exchange under the symbol “WTR.” We have not yet determined whether any of the other securities that may be offered by this prospectus will be listed on any exchange, inter-dealer quotation system or over-the-counter market. If we decide to seek listing of any such securities upon issuance, an accompanying prospectus supplement will disclose the exchange, quotation system or market on which the securities will be listed.

The prospectus may not be used to sell our securities unless it is accompanied by a prospectus supplement.

Investing in our securities involves risk. Before you invest, you should carefully read and evaluate the risk factors and other information included in this prospectus and any applicable prospectus supplement, including the documents incorporated by reference. See “Risk Factors” beginning on page 8 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 28, 2018.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS

This document is called a prospectus and is part of a registration statement that we filed with the Securities and Exchange Commission (SEC) using a “shelf” registration process. Under this shelf process, we may, from time to time, in one or more offering, offer and sell common stock, preferred stock, common stock purchase contracts, warrants, units, depositary shares and debt securities. This prospectus provides you with a general description of the securities we may offer. Each time we sell any securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the offered securities. That prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities. The prospectus supplement also may add, update or change information contained in this prospectus. You should read both this prospectus and the applicable prospectus supplement and the exhibits filed with our registration statement together with the additional information described below under the heading “Where You Can Find More Information” before you decide whether to invest in the securities.

The registration statement (including the exhibits) of which this prospectus is a part contains additional information about us and the securities we may offer by this prospectus. Specifically, we have filed certain legal documents that control the terms of the securities offered by this prospectus as exhibits to the registration statement. We will file certain other legal documents that will control the terms of the securities we may offer by this prospectus as exhibits to the registration statement or to reports we file with the SEC. The registration statement and the reports can be read at the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

You should rely only upon the information contained in, or incorporated by reference into, this prospectus and the applicable prospectus supplement that contains specific information about the securities we are offering. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this document is accurate only as of the date on the front cover of this document. Our business, financial condition, results of operations and prospects may have changed since that date.

Except as otherwise provided in this prospectus, unless the context otherwise requires, references in this prospectus to “Aqua America,” “we,” “us” or “our” refer to Aqua America, Inc. and its direct and indirect subsidiaries. In addition, references to “Aqua Pennsylvania” refer to our wholly-owned subsidiary, Aqua Pennsylvania, Inc., and its subsidiaries.

FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus, or incorporated by reference into this prospectus, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are made based upon, among other things, our current assumptions, expectations, plans, and beliefs concerning future events and their potential effect on us. These forward-looking statements involve risks, uncertainties and other factors, many of which are outside our control, that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. In some cases you can identify forward- looking statements where statements are preceded by, followed by, or include the words “believes,” “expects,” “anticipates,” “plans,” “future,” “potential,” “probably,” “predictions,” “intends,” “will,” “continue” or the negative of such terms or similar expressions. Forward-looking statements in this prospectus, or incorporated by reference into this prospectus, include, but are not limited to, statements regarding:

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●	recovery of capital expenditures and expenses in rates;

●	projected capital expenditures and related funding requirements;

●	our capability to pursue timely rate increase requests;

●	the availability and cost of capital financing;

●	developments, trends and consolidation in the water and wastewater utility and infrastructure industries;

●	dividend payment projections;

●	opportunities for future acquisitions, both within and outside the water and wastewater industry, the success of pending acquisitions and the impact of future acquisitions;

●	the capacity of our water supplies, water facilities and wastewater facilities;

●	the impact of federal and/or state tax laws or policies and the regulatory treatment of the effects of those laws or policies, including the Tax Cuts and Jobs Act;

●	the impact of geographic diversity on our exposure to unusual weather;

●	the impact of conservation awareness of customers and more efficient plumbing fixtures and appliances on water usage per customer;

●	our authority to carry on our business without unduly burdensome restrictions;

●	the continuation of investments in strategic ventures;

●	our ability to obtain fair market value for condemned assets;

●	the impact of fines and penalties;

●	the impact of changes in and compliance with governmental laws, regulations and policies, including those dealing with taxation, the environment, health and water quality, and public utility regulation;

●	the impact of decisions of governmental and regulatory bodies, including decisions to raise or lower rates;

●	the development of new services and technologies by us or our competitors;

●	the availability of qualified personnel;

●	the condition of our assets;

●	the impact of legal proceedings;

●	general economic conditions;

●	acquisition-related costs and synergies;

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●	the sale of water and wastewater divisions; and

●	the amount of income tax deductions for qualifying utility asset improvements and the Internal Revenue Service’s ultimate acceptance of the deduction methodology.

Because forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including but not limited to:

●	changes in general economic, business, credit and financial market conditions;

●	changes in governmental laws, regulations and policies, including those dealing with taxation, the environment, health and water quality, and public utility regulation;

●	the profitability of future acquisitions;

●	changes to the rules or our assumptions underlying our determination of what qualifies for an income tax deduction for qualifying utility asset improvements;

●	the decisions of governmental and regulatory bodies, including decisions on rate increase requests;

●	our ability to file rate cases on a timely basis to minimize regulatory lag;

●	abnormal weather conditions, including those that result in water use restrictions;

●	changes in, or unanticipated, capital requirements;

●	changes in our credit rating or the market price of our common stock;

●	changes in valuation of strategic ventures;

●	our ability to integrate businesses, technologies or services which we may acquire;

●	our ability to manage the expansion of our business;

●	our ability to treat and supply water or collect and treat wastewater;

●	the extent to which we are able to develop and market new and improved services;

●	the effect of the loss of major customers;

●	our ability to retain the services of key personnel and to hire qualified personnel as we expand;

●	labor disputes;

●	increasing difficulties in obtaining insurance and increased cost of insurance;

●	cost overruns relating to improvements to, or the expansion of, our operations;

●	increases in the costs of goods and services;

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●	civil disturbance or terroristic threats or acts;

●	the continuous and reliable operation of our information technology systems, including the impact of cyber security attacks or other cyber-related events;

●	changes in accounting pronouncements;

●	litigation and claims; and

●	changes in environmental conditions, including the effects of climate change.

Given these risks and uncertainties, you should not place undue reliance on any forward-looking statements. You should read this prospectus and the documents that we incorporate by reference into this prospectus completely and with the understanding that our actual future results, performance and achievements may be materially different from what we expect. These forward-looking statements represent assumptions, expectations, plans and beliefs only as of the date of this prospectus. Except for our ongoing obligations to disclose certain information under the federal securities laws, we are not obligated, and assume no obligation, to update these forward-looking statements, even though our situation may change in the future. For further information or other factors which could affect our financial results and such forward-looking statements, see “Risk Factors.” We qualify all of our forward-looking statements by these cautionary statements.

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AQUA AMERICA, INC.

Aqua America, Inc. is the holding company for regulated utilities providing water or wastewater services to an estimated three million people in Pennsylvania, Ohio, Texas, Illinois, North Carolina, New Jersey, Indiana, and Virginia. Our largest operating subsidiary is Aqua Pennsylvania, Inc., which accounted for approximately 52% of our operating revenues and approximately 74% of our net income for 2017. As of December 31, 2017, Aqua Pennsylvania provided water or wastewater services to approximately one-half of the total number of people we serve. Aqua Pennsylvania’s service territory is located in the suburban areas in counties north and west of the City of Philadelphia and in 27 other counties in Pennsylvania. Our other regulated utility subsidiaries provide similar services in seven other states. In addition, the Company’s market-based activities are conducted through Aqua Infrastructure, LLC and Aqua Resources Inc. Aqua Infrastructure provides non- utility raw water supply services for firms in the natural gas drilling industry. Aqua Resources provides water and wastewater service through two operating and maintenance contracts with municipal authorities close to our utility companies’ service territory; and offers, through a third party, water and wastewater line repair service and protection solutions to households. In 2017, we completed the sale of business units that are reported within Aqua Resources, which installed and tested devices that prevent the contamination of potable water and repaired water and wastewater systems, and repaired and performed maintenance on water and wastewater systems. Additionally, during 2016, we completed the sale of business units within Aqua Resources, which provided liquid waste hauling and disposal services and inspection, and cleaning and repair of storm and sanitary wastewater lines.

Aqua America, which prior to its name change in 2004 was known as Philadelphia Suburban Corporation, was formed in 1968 as a holding company for its primary subsidiary, Aqua Pennsylvania, formerly known as Philadelphia Suburban Water Company. In the early 1990s, we embarked on a growth through acquisition strategy focused on water and wastewater operations. Our most significant transactions to date have been the merger with Consumers Water Company in 1999, the acquisition of the regulated water and wastewater operations of AquaSource, Inc. in 2003, the acquisition of Heater Utilities, Inc. in 2004, and the acquisition of American Water Works Company, Inc.’s regulated water and wastewater operations in Ohio in 2012. Since the early 1990s, our business strategy has been primarily directed toward the regulated water and wastewater utility industry, where we have more than quadrupled the number of regulated customers we serve, and have extended our regulated operations from southeastern Pennsylvania to include our current regulated utility operations throughout Pennsylvania and in seven other states. During 2010 through 2013, we sold our utility operations in six states, pursuant to a portfolio rationalization strategy to focus our operations in areas where we have critical mass and economic growth potential. Currently, the Company seeks to acquire businesses in the U.S. regulated sector, which includes water and wastewater utilities and other regulated utilities, and to pursue growth ventures in market-based activities, such as infrastructure opportunities that are supplementary and complementary to our regulated businesses.

Our growth in revenues over the past five years is primarily a result of increases in water and wastewater rates and customer growth. The increase in our utility customer base has been due to customers added through acquisitions, partnerships with developers, and organic growth (excluding dispositions) as shown below:

Year	Utility Customer Growth Rate
2017	1.1%
2016	1.6%
2015	1.9%
2014	1.3%
2013	1.3%

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In 2017, our customer count increased by 10,584 customers, primarily due to utility systems that we acquired and organic growth. Overall, for the five-year period of 2013 through 2017, our utility customer base, adjusted to exclude customers associated with utility system dispositions, increased at an annual compound rate of 1.4%. During the five-year period ended December 31, 2017, our utility customer base including customers associated with utility system acquisitions and dispositions increased from 968,357 at January 1, 2013 to 982,849 at December 31, 2017. This five-year period includes the impact of the condemnation of our Fort Wayne, IN system in 2014, which resulted in the loss of approximately 13,000 connections.

Our principal executive office is located at 762 W. Lancaster Avenue, Bryn Mawr, Pennsylvania 19010- 3489, and our telephone number is 610-527-8000. Our website may be accessed at www.aquaamerica.com. The references to our website and the SEC’s website are intended to be inactive textual references only, and the contents of those websites are not incorporated by reference herein and should not be considered part of this prospectus.

RISK FACTORS

Investing in our securities involves risks. Please see the risk factors described under the section captioned “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017, as such risk factors may be updated from time to time in filings we make with the SEC subsequent to the date hereof. Before making an investment decision, you should carefully consider these risk factors, together with all other information contained in or incorporated by reference into this prospectus or any applicable prospectus supplement (which includes information contained in certain filings we make with the SEC subsequent to the date hereof as set forth in the section below captioned “Where You Can Find More Information”). Please also refer to the section above captioned “Forward-Looking Statements.”

USE OF PROCEEDS

Unless we otherwise specify in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities we may offer by this prospectus to fund our capital expenditures, to provide capital for our growth strategy, which includes potential future acquisitions of municipally owned and investor- owned water and wastewater systems, regulated utilities and infrastructure projects, and market-based activities complementary to our regulated business, to fund the integration of any businesses that we acquire into our existing business, and to purchase and maintain plant equipment, as well as for working capital and other general corporate purposes. Our management will have broad discretion in the allocation of net proceeds from the sale of any securities sold by us.

CERTAIN RATIOS

Our ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred stock dividends for the periods indicated below were as follows:

	Year Ended December 31,
	2017	2016	2015	2014	2013
Ratio of earnings to fixed charges	3.90	4.17	4.15	4.05	3.79
Ratio of earnings to combined fixed charges and preferred stock dividends	3.90	4.17	4.15	4.05	3.79

The ratios of earnings to fixed charges and the ratios of earnings to combined fixed charges and preferred stock dividends were computed by dividing our earnings by fixed charges and by combined fixed charges and preferred stock dividends, respectively. For the purpose of these computations, earnings include the sum of income from continuing operations before income taxes and non-controlling interest, and fixed charges, less

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capitalized interest. Fixed charges consist of interest on all indebtedness, whether expensed or capitalized, amortization of debt expense, and the estimated interest attributable to rental and lease expense calculated using an assumed interest factor of 33% of rental and lease expense.

DESCRIPTION OF CAPITAL STOCK

As of February 13, 2018 our authorized capital stock was 301,770,819 shares, consisting of:

●	300,000,000 shares of common stock, par value $0.50 per share, of which 177,750,505 shares were outstanding; and

●	1,770,819 shares of preferred stock, par value $1.00 per share, of which no shares were outstanding.

The following summary of certain terms of our common stock and preferred stock is qualified in its entirety by the provisions of our articles of incorporation and bylaws each of which is incorporated by reference as an exhibit to the registration statement of which this prospectus constitutes a part.

Common Stock

This section describes the general terms of our common stock. For more detailed information, you should refer to our articles of incorporation and bylaws, including any amendments thereto, copies of which have been filed with the SEC. These documents are incorporated by reference into this prospectus.

Voting Rights

Holders of our common stock are entitled to one vote for each share held by them at all meetings of the shareholders and are not entitled to cumulate their votes for the election of directors.

Dividend Rights and Limitations

Holders of our common stock may receive dividends when declared by our board of directors. Because we are a holding company, the funds we use to pay any dividends on our common stock are derived predominantly from the dividends that we receive from our subsidiaries and the dividends they receive from their subsidiaries. Therefore, our ability to pay dividends to holders of our common stock depends upon our subsidiaries’ earnings, financial condition and ability to pay dividends. Most of our subsidiaries are subject to regulation by state utility commissions and the amounts of their earnings and dividends are affected by the manner in which they are regulated. In addition, they are subject to restrictions on the payment of dividends contained in their various debt agreements. Under our most restrictive debt agreements, the amount available for payment of dividends to us as of December 31, 2017 was approximately $1.4 billion of Aqua Pennsylvania’s retained earnings and $143 million of the retained earnings of certain other subsidiaries. Payment of dividends on our common stock is also subject to the preferential rights of the holders of any outstanding preferred stock.

Liquidation Rights

In the event that we liquidate, dissolve or wind-up, the holders of our common stock are entitled to share ratably in all of the assets that remain after we pay our liabilities. This right is subject, however, to the prior distribution rights of any outstanding preferred stock.

Preferred Stock

Our board of directors has the authority, from time to time and without further action by our shareholders, to divide our unissued capital stock into one or more classes and one or more series within any class and to

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make determinations of the designation and number of shares of any class or series and determinations of the voting rights, preferences, limitations and special rights, if any, of the shares of any class or series. The rights, preferences, limitations and special rights of different classes of capital stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and other matters. The rights, preferences, privileges and restrictions of each series may be fixed by the designations of that series set forth in either a restated version of our articles of incorporation or a certificate of designations relating to that series, which will be filed with the SEC as an exhibit to or incorporated by reference in the registration statement of which this prospectus constitutes a part.

The issuance of preferred stock may be perceived by some as possibly having the effect of delaying, deferring or preventing a change of control of us without further action by our shareholders. The issuance of preferred stock with voting and conversion rights may also adversely affect the voting power of the holders of our common stock. In certain circumstances, an issuance of preferred stock could possibly have the effect of decreasing the market price of our common stock.

Whenever preferred stock is to be sold pursuant to this prospectus, we will file a prospectus supplement relating to that sale which will specify:

●	the number of shares in the series of preferred stock;

●	the designation for the series of preferred stock by number, letter or title that will distinguish the series from any other series of preferred stock;

●	the dividend rate, if any, and whether dividends on that series of preferred stock will be cumulative, noncumulative or partially cumulative;

●	the voting rights of that series of preferred stock, if any;

●	any conversion provisions applicable to that series of preferred stock;

●	any redemption or sinking fund provisions applicable to that series of preferred stock;

●	any preemptive rights provisions applicable to that series of preferred stock;

●	the liquidation preference per share of that series of preferred stock; and

●	the terms of any other preferences or rights, if any, applicable to that series of preferred stock.

Anti-Takeover Provisions

Pennsylvania State Law Provisions

Under Section 1712 of the Pennsylvania Business Corporation Law of 1988, as amended (PBCL), which is applicable to us, directors stand in a fiduciary relation to their corporation and, as such, are required to perform their duties in good faith, in a manner they reasonably believe to be in the best interests of the corporation and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. Under Section 1715 of the PBCL, in discharging their duties, directors may, in considering the best interests of their corporation, consider various constituencies, including, shareholders, employees, suppliers, customers and creditors of the corporation, and upon communities in which offices or other establishments of the corporation are located. Directors are not required to give prominent consideration to the interests of any particular constituency. Absent a breach of fiduciary duty, a lack of good faith or self-dealing, any act of the board of directors,

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a committee thereof or an individual director is presumed to be in the best interests of the corporation. Actions by directors relating to an acquisition or potential acquisition of control of the corporation are not subject to any greater obligation to justify, or higher burden of proof, than is applied to any other acts of directors. The PBCL expressly provides that the fiduciary duty of directors does not require them to (i) redeem or otherwise render inapplicable outstanding rights issued under any shareholder rights plan; (ii) render inapplicable the anti-takeover statutes set forth in Chapter 25 of the PBCL (described below); or (iii) take any action solely because of the effect it may have on a proposed acquisition or the consideration to be received by shareholders in such a transaction. In addition, Section 2513 of the PBCL specifically validates shareholder rights plans, or “poison pills,” and the discriminatory dilution provisions contained in such plans.

Chapter 25 of the PBCL contains several anti-takeover statutes applicable to publicly-traded corporations. Corporations may opt-out of such anti-takeover statutes under certain circumstances. We have not opted-out of any of such statutes.

Section 2538 of Subchapter 25D of the PBCL requires certain transactions with an “interested shareholder” to be approved by a majority of disinterested shareholders. “Interested shareholder” is defined broadly to include any shareholder who is a party to the transaction or who is treated differently than other shareholders and affiliates of the interested shareholder.

Subchapter 25E of the PBCL requires a person or group of persons acting in concert which acquires 20% or more of the voting shares of the corporation to offer to purchase the shares of any other shareholder at “fair value.” “Fair value” means the value not less than the highest price paid per share by the controlling person or group during the 90-day period prior to the control transaction, plus a control premium. Among other exceptions, Subchapter 25E does not apply to shares acquired directly from the corporation in a transaction exempt from the registration requirements of the Securities Act of 1933, or to a one-step merger.

Subchapter 25F of the PBCL generally establishes a 5-year moratorium on a “business combination” with an “interested shareholder.” “Interested shareholder” is defined generally to be any beneficial owner of 20% or more of the corporation’s voting stock or an affiliate or associate of the corporation that at any time within the prior five-year period was a beneficial owner of 20% or more of the corporation’s voting stock. “Business combination” is defined broadly to include mergers, consolidations, asset sales and certain self-dealing transactions. Certain restrictions apply to business combination following the 5-year period. Among other exceptions, Subchapter 25F will be rendered inapplicable if the board of directors approves the proposed business combination, or approves the interested shareholder’s acquisition of 20% of the voting shares, in either case prior to the date on which the shareholder first becomes an interested shareholder.

Subchapter 25G of the PBCL provides that “control shares” lose voting rights unless such rights are restored by the affirmative vote of a majority of (i) the disinterested shares (generally, shares held by persons other than the acquiror, executive officers of the corporation and certain employee stock plans) and (ii) the outstanding voting shares of the corporation. “Control shares” are defined as shares which, upon acquisition, will result in a person or group acquiring for the first time voting control over (a) 20%, (b) 33 1/3% or (c) 50% or more of the outstanding shares, together with shares acquired within 180 days of attaining the applicable threshold and shares purchased with the intention of attaining such threshold. A corporation may redeem control shares if the acquiring person does not request restoration of voting rights as permitted by Subchapter 25G. Among other exceptions, Subchapter 25G does not apply to a merger, consolidation or a share exchange if the corporation is a party to the transaction agreement.

Subchapter 25H of the PBCL provides in certain circumstances for the recovery by the corporation of profits realized from the sale of its stock by a controlling person or group if the sale occurs within 18 months after the controlling person or group became a controlling person or group, and the stock was acquired during such month period or within 24 months before such period. A controlling person or group is a person or group that

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has acquired, offered to acquire, or publicly disclosed an intention to acquire 20% or more of the voting shares of the corporation or a person or group that has otherwise publicly disclosed or caused to be disclosed that it may seek to acquire control of the corporation through any means. Among other exceptions, Subchapter 25H does not apply to transactions approved by both the board of directors and the shareholders prior to the acquisition or distribution, as appropriate.

Subchapter 25I of the PBCL mandates severance compensation for eligible employees who are terminated within 24 months after the approval of a control-share acquisition. Eligible employees generally are all employees employed in Pennsylvania for at least two years prior to the control-share approval. Severance equals the weekly compensation of the employee multiplied by the employee’s years of service (up to 26 years), less payments made due to the termination.

Subchapter 25J of the PBCL requires the continuation of certain labor contracts relating to business operations owned at the time of a control-share approval.

Articles of Incorporation and Bylaw Provisions

Certain provisions of our articles of incorporation and bylaws may have the effect of discouraging unilateral tender offers or other attempts to take over and acquire our business. These provisions might discourage some potentially interested purchaser from attempting a unilateral takeover bid for us on terms which some shareholders might favor. Our articles of incorporation require that certain fundamental transactions must be approved by the holders of 75% of the outstanding shares of our capital stock entitled to vote on the matter unless at least a majority of the members of the board of directors has approved the transaction, in which case the required shareholder approval will be the minimum approval required by applicable law. The fundamental transactions that are subject to this provision are those transactions that require approval by shareholders under applicable law or the articles of incorporation. These transactions include certain amendments of our articles of incorporation or bylaws, certain sales or other dispositions of our assets, certain issuances of our capital stock, or certain transactions involving our merger, consolidation, division, reorganization, dissolution, liquidation or winding up. Our articles of incorporation and bylaws provide that:

●	a special meeting of shareholders may only be called by the chairman, the president, the board of directors or shareholders entitled to cast a majority of the votes which all shareholders are entitled to cast at the particular meeting;

●	nominations for election of directors may be made by any shareholder entitled to vote for election of directors if the name of the nominee and certain information relating to the nominee is filed with our corporate secretary not less than 14 days nor more than 50 days before any meeting of shareholders to elect directors; and

●	certain advance notice procedures must be met for shareholder proposals to be made at annual meetings of shareholders. These advance notice procedures generally require a notice to be delivered not less than 90 days nor more than 120 days before the anniversary date of the immediately preceding annual meeting of shareholders.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

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DESCRIPTION OF COMMON STOCK PURCHASE CONTRACTS

We may issue stock purchase contracts, representing contracts entitling or obligating holders to purchase from us, and us to sell to the holders, a specified number of shares or amount of common stock at a future date or dates. The price per share of common stock may be fixed at the time each contract is issued or may be determined by reference to a specific formula set forth in the contract. Each common stock purchase contract may be issued separately or as a part of a unit, each consisting of a common stock purchase contract and, as security for the holder’s obligation to purchase the common stock under the contract, the following:

●	our senior debt securities or subordinated debt securities described under “Description of Debt Securities;”

●	debt obligations of third parties, including U.S. Treasury securities;

●	any other asset as security described in the applicable prospectus supplement; or

●	any combination of the foregoing.

Each common stock purchase contract may require us to make periodic payments to the holder of the unit or vice versa, and such payments may be unsecured or prefunded on some basis discussed in the applicable prospectus supplement. Each common stock purchase contract may require holders to secure their obligations thereunder in a specified manner and, in certain circumstances, we may deliver a newly issued prepaid common stock purchase contract, which is referred to as a “prepaid security,” upon release to a holder of any collateral securing such holder’s obligations under the original contract.

The applicable prospectus supplement will describe the terms of any common stock purchase contract and, if applicable, prepaid security. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to the contracts, the collateral arrangements and depositary arrangements, if applicable, relating to such contracts and, if applicable, the prepaid securities and the documents pursuant to which such prepaid securities will be issued. The applicable prospectus supplement will also describe the material United States federal income tax considerations applicable to the common stock purchase contracts.

DESCRIPTION OF WARRANTS

General

The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

We may issue warrants for the purchase of debt securities, preferred stock or common stock. Warrants may be issued independently or together with debt securities, preferred stock or common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between the Company and a bank or trust company, as warrant agent. The warrant agent will act solely as the Company’s agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

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Debt Warrants

The prospectus supplement relating to a particular issue of debt warrants will describe the terms of such debt warrants, including the following: (a) the title of such debt warrants; (b) the offering price for such debt warrants, if any; (c) the aggregate number of such debt warrants; (d) the designation and terms of the debt securities purchasable upon exercise of such debt warrants; (e) if applicable, the designation and terms of the debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security; (f) if applicable, the date from and after which such debt warrants and any debt securities issued therewith will be separately transferable; (g) the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise (which price may be payable in cash, securities, or other property); (h) the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire; (i) if applicable, the minimum or maximum amount of such debt warrants that may be exercised at any one time; (j) whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form; (k) information with respect to book-entry procedures, if any; (1) the currency or currency units in which the offering price, if any, and the exercise price are payable; (m) if applicable, a discussion of material United States federal income tax considerations; (n) the anti-dilution provisions of such debt warrants, if any; (o) the redemption or call provisions, if any, applicable to such debt warrants; (p) any provisions for changes to or adjustments in the exercise price for the debt warrants and (q) any additional terms of such debt warrants, including terms, procedures, and limitations relating to the exchange and exercise of such debt warrants.

Stock Warrants

The prospectus supplement relating to any particular issue of preferred stock warrants or common stock warrants will describe the terms of such warrants, including the following: (a) the title of such warrants; (b) the offering price for such warrants, if any; (c) the aggregate number of such warrants; (d) the designation and terms of the common stock or preferred stock purchasable upon exercise of such warrants; (e) if applicable, the designation and terms of the offered securities with which such warrants are issued and the number of such warrants issued with each such offered security; (f) if applicable, the date from and after which such warrants and any offered securities issued therewith will be separately transferable; (g) the number of shares of common stock or preferred stock purchasable upon exercise of a warrant and the price at which such shares may be purchased upon exercise; (h) the date on which the right to exercise such warrants shall commence and the date on which such right shall expire; (i) if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time; (j) the currency or currency units in which the offering price, if any, and the exercise price are payable, (k) if applicable, a discussion of material United States federal income tax considerations; (l) the anti-dilution provisions of such warrants, if any; (m) the redemption or call provisions, if any, applicable to such warrants; (m) any provisions for changes to or adjustments in the exercise price for the stock warrants and any additional terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

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DESCRIPTION OF UNITS

We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

The applicable prospectus supplement will describe the terms of any unit. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to units, the collateral arrangements and depositary arrangements, if applicable, relating to such units and, if applicable, the prepaid securities and the documents pursuant to which such prepaid securities will be issued. The applicable prospectus supplement will also describe the material United States federal income tax considerations applicable to the units.

DESCRIPTION OF DEPOSITORY SHARES

We may, at our option, offer fractional shares of our preferred stock, rather than whole shares of our preferred stock. In the event we do so, we will issue receipts for depositary shares, each of which will represent a fraction (to be set forth in the prospectus supplement relating to offering of the depositary shares) of a share of the related series of preferred stock.

The shares of our preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us having its principal office in the United States and that meets certain other requirements. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock, represented by the depositary share to all of the rights and preferences of the preferred stock represented by the depositary shares (including dividend, voting, redemption, conversion and liquidation rights).

The above description of depositary shares is only a summary, is not complete and is subject to, and is qualified in its entirety by the description in the applicable prospectus supplement and the provisions of the deposit agreement, which will contain the form of depository receipt. A copy of the deposit agreement will be filed with the SEC as an exhibit to or incorporated by reference in the registration statement of which this prospectus is a part.

DESCRIPTION OF DEBT SECURITIES

Please note that in this section entitled “Description of Debt Securities,” references to “we,” “us,” “ours” or “our” refer only to Aqua America, Inc. and not to its consolidated subsidiaries. Also, in this section, references to “holders” mean those who own debt securities registered in their own names, on the books that we maintain or the trustee maintains for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the debt securities should read the section below entitled “Book-Entry Procedures and Settlement.”

General

The debt securities offered by this prospectus will be our unsecured obligations, except as otherwise set forth in an accompanying prospectus supplement, and will be either senior or subordinated debt. We will issue senior debt under a senior debt indenture, and we will issue subordinated debt under a subordinated debt indenture. We sometimes refer to the senior debt indenture and the subordinated debt indenture, individually, as an indenture and, collectively, as the indentures. We have filed forms of the indentures with the SEC as exhibits to the registration statement of which this prospectus forms a part. You can obtain copies of the indentures by following the directions outlined in “Where You Can Find More Information,” or by contacting the applicable indenture trustee.

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A form of each debt security, reflecting the particular terms and provisions of a series of offered debt securities, will be filed with the SEC at the time of the offering and incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

The following briefly summarizes certain material provisions that may be included in the indentures. Other terms, including pricing and related terms, will be disclosed for a particular issuance in an accompanying prospectus supplement. You should read the more detailed provisions of the applicable indenture, including the defined terms, for provisions that may be important to you. You should also read the particular terms of a series of debt securities, which will be described in more detail in an accompanying prospectus supplement. So that you may easily locate the more detailed provisions, the numbers in parentheses below refer to sections in the applicable indenture or, if no indenture is specified, to sections in each of the indentures. Wherever particular sections or defined terms of the applicable indenture are referred to, such sections or defined terms are incorporated into this prospectus by reference, and the statement in this prospectus is qualified by that reference.

The trustee under each indenture will be determined at the time of issuance of debt securities, and the name of the trustee will be provided in an accompanying prospectus supplement.

The indentures provide that our senior or subordinated debt securities may be issued in one or more series, with different terms, in each case as we authorize from time to time. We also have the right to “reopen” a previous issue of a series of debt securities by issuing additional debt securities of such series without the consent of the holders of debt securities of the series being reopened or any other series. Any additional debt securities of the series being reopened will have the same ranking, interest rate, maturity and other terms as the previously issued debt securities of that series. These additional debt securities, together with the previously issued debt securities of that series, will constitute a single series of debt securities under the terms of the applicable indenture.

Types of Debt Securities

We may issue fixed or floating rate debt securities. Fixed rate debt securities will bear interest at a fixed rate described in the prospectus supplement. This type includes zero coupon debt securities, which bear no interest and are often issued at a price lower than the principal amount. United States federal income tax consequences and other special considerations applicable to any debt securities issued at a discount will be described in the applicable prospectus supplement.

Upon the request of the holder of any floating rate debt security, the calculation agent will provide the interest rate then in effect for that debt security, and, if determined, the interest rate that will become effective on the next interest reset date. The calculation agent’s determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error.

All percentages resulting from any interest rate calculation relating to a debt security will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point.

All amounts used in or resulting from any calculation relating to a debt security will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

In determining the base rate that applies to a floating rate debt security during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as described in the prospectus supplement. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the relevant floating rate debt securities and its affiliates.

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Information in the Prospectus Supplement

The prospectus supplement for any offered series of debt securities will describe the following terms, as applicable:

●	the title;

●	whether the debt is senior or subordinated;

●	whether the debt securities are secured or unsecured and, if secured, the collateral securing the debt;

●	the total principal amount offered;

●	the percentage of the principal amount at which the debt securities will be sold and, if applicable, the method of determining the price;

●	the maturity date or dates;

●	whether the debt securities are fixed rate debt securities or floating rate debt securities;

●	if the debt securities are fixed rate debt securities, the yearly rate at which the debt security will bear interest, if any, and the interest payment dates;

●	if the debt security is an original issue discount debt security, the yield to maturity;

●	if the debt securities are floating rate debt securities, the interest rate basis; any applicable index currency or maturity, spread or spread multiplier or initial, maximum or minimum rate; the interest reset, determination, calculation and payment dates, and the day count used to calculate interest payments for any period;

●	the date or dates from which any interest will accrue, or how such date or dates will be determined, and the interest payment dates and any related record dates;

●	if other than in U.S. dollars, the currency or currency unit in which payment will be made;

●	the denominations in which the currency or currency unit of the securities will be issuable if other than denominations of $1,000 and integral multiples thereof;

●	the terms and conditions on which the debt securities may be redeemed at our option;

●	any obligation we may have to redeem, purchase or repay the debt securities at the option of a holder upon the happening of any event and the terms and conditions of redemption, purchase or repayment;

●	the names and duties of the trustee and any co-trustees, depositaries, authenticating agents, calculation agents, paying agents, transfer agents or registrars for the debt securities;

●	any material provisions of the applicable indenture described in this prospectus that do not apply to the debt securities;

●	a discussion of United States federal income tax, accounting and special considerations, procedures and limitations with respect to the debt securities;

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●	whether and under what circumstances we will pay additional amounts to holders in respect of any tax assessment or government charge, and, if so, whether we will have the option to redeem the debt securities rather than pay such additional amounts; and

●	any other specific terms of the debt securities that are consistent with the provisions of the indenture.

The terms on which a series of debt securities may be convertible into or exchangeable for other of our securities or any other entity will be set forth in the prospectus supplement relating to such series. Such terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. The terms may include provisions pursuant to which the number of other securities to be received by the holders of such series of debt securities may be adjusted.

We will issue the debt securities only in registered form. As currently anticipated, debt securities of a series will trade in book-entry form, and global notes will be issued in physical (paper) form, as described below under “Book-Entry Procedures and Settlement.” Unless otherwise provided in the accompanying prospectus supplement, we will issue debt securities denominated in U.S. dollars and only in denominations of $1,000 and integral multiples thereof.

The prospectus supplement relating to offered debt securities denominated in a foreign or composite currency will specify the denomination of the offered debt securities.

The debt securities may be presented for exchange, and debt securities other than a global security may be presented for registration of transfer, at the principal corporate trust office of the trustee named in the applicable prospectus supplement. Holders will not have to pay any service charge for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such registration of transfer (Section 3.05).

Payment and Paying Agents

Distributions on the debt securities other than those represented by global notes will be made in the designated currency against surrender of the debt securities at the principal corporate trust office of the trustee named in the applicable prospectus supplement. Payment will be made to the registered holder at the close of business on the record date for such payment. Interest payments will be made at the principal corporate trust office of the trustee named in the applicable prospectus supplement, or by a check mailed to the holder at his registered address. Payments in any other manner will be specified in the applicable prospectus supplement.

Calculation Agents

Calculations relating to floating rate debt securities and indexed debt securities will be made by the calculation agent, an institution that we appoint as our agent for this purpose. We may appoint one of our affiliates as calculation agent. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change. The initial calculation agent will be identified in the applicable prospectus supplement.

Senior Debt

We may issue senior debt securities under the senior debt indenture. Senior debt will constitute our unsecured and unsubordinated obligations and will rank on a basis equal in priority with all our other unsecured and unsubordinated debt.

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Subordinated Debt

We may issue subordinated debt securities under the subordinated debt indenture. Subordinated debt will constitute our unsecured and subordinated obligations and will be junior in right of payment to our senior debt (including senior debt securities), which is defined as “senior indebtedness” in the subordinated debt indenture (Section 16.01).

If we default in the payment of any principal of, or premium, if any, or interest on any senior debt when it becomes due and payable after any applicable grace period, then, unless and until the default is cured or waived or ceases to exist, we cannot make a payment on account of or redeem or otherwise acquire the subordinated debt securities (Section 16.04).

If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to us or our property, then all senior debt must be paid in full before any payment may be made to any holders of subordinated debt securities (Section 16.02).

Furthermore, if we default in the payment of the principal of and accrued interest on any subordinated debt securities that is declared due and payable upon an event of default under the subordinated debt indenture, holders of all our senior debt will first be entitled to receive payment in full in cash before holders of such subordinated debt can receive any payments (Section 16.03).

Except as may be otherwise set forth in an accompanying prospectus supplement, senior debt means:

●	the principal, premium, if any, and interest in respect of indebtedness for money borrowed and indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued, including, as to us, the senior debt securities;

●	all capitalized lease obligations;

●	all obligations representing the deferred purchase price of property; and

●	all deferrals, renewals, extensions and refundings of obligations of the type referred to above (Section 1.01 of Subordinated Indenture).

However, senior debt does not include:

●	the subordinated debt securities (Section 16.01 of Subordinated Indenture);

●	any indebtedness that by its terms is subordinated to, or ranks in priority on an equal basis with, subordinated debt securities (Section 1.01 of Subordinated Indenture); and

●	items of indebtedness (other than capitalized lease obligations) that would not appear as liabilities on a balance sheet prepared in accordance with accounting principles generally accepted in the United States of America.

Covenants

The accompanying prospectus supplement will contain any covenants applicable to the debt securities.

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Modification of the Indentures

The indentures will provide that we and the relevant trustee may enter into supplemental indentures to establish the form and terms of any new series of debt securities without obtaining the consent of any holder of debt securities (Section 9.01).

We and the trustee may, with the consent of the holders of at least a majority in aggregate outstanding principal amount of the debt securities of a series, modify the applicable indenture or the rights of the holders of the securities of such series (Section 9.02).

No such modification may, without the consent of each holder of an affected security:

●	extend the fixed maturity of any such security;

●	reduce the rate or change the time of payment of interest on such security;

●	reduce the principal amount of such securities or the premium, if any, on such security;

●	change any obligation of ours to pay additional amounts with respect to such security;

●	reduce the amount of the principal payable on acceleration of such security if issued originally at a discount;

●	adversely affect the right of repayment or repurchase of such security at the option of the holder;

●	reduce or postpone any sinking fund or similar provision with respect to such security;

●	change the currency or currency unit in which such security is payable or the right of selection thereof;

●	impair the right to sue for the enforcement of any payment with respect to such security on or after the maturity of such security;

●	reduce the percentage of the aggregate outstanding principal amount of debt securities of the series referred to above whose holders need to consent to the modification or a waiver without the consent of such holders; or

●	change any obligation of ours with respect to such security to maintain an office or agency.

Defaults

Except as may be otherwise set forth in an accompanying prospectus supplement, each indenture will provide that events of default regarding any series of debt securities will be:

●	our failure to pay for 30 days required interest on any debt security of such series;

●	our failure to pay principal or premium, if any, on any debt security of such series when due;

●	our failure to make any required scheduled installment payment for 30 days on debt securities of such series;

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●	our failure to perform for 90 days after notice any other covenant in the relevant indenture other than a covenant included in the relevant indenture solely for the benefit of a series of debt securities other than such series; and

●	certain events of bankruptcy or insolvency, whether voluntary or not (Section 5.01).

Except as may be otherwise set forth in an accompanying prospectus supplement, if an event of default regarding debt securities of any series issued under the indentures should occur and be continuing, either the trustee or the holders of 25% in the principal amount of outstanding debt securities of such series may declare each debt security of that series due and payable (Section 5.02). We may be required to file annually with the trustee a statement of an officer as to the fulfillment by us of our obligations under the indenture during the preceding year.

No event of default regarding one series of debt securities issued under an indenture is necessarily an event of default regarding any other series of debt securities.

Holders of a majority in aggregate principal amount of the outstanding debt securities of any series will be entitled to control certain actions of the trustee under the indentures and to waive past defaults regarding such series (Sections 5.12 and 5.13). The holders of debt securities generally will not be able to require the trustee to take any action, unless one or more of such holders provides to the trustee reasonable security or indemnity (Section 6.02).

If an event of default occurs and is continuing regarding a series of debt securities, the trustee may use any sums that it holds under the relevant indenture for its own reasonable compensation and expenses incurred prior to paying the holders of debt securities of such series (Section 5.06).

Before any holder of any series of debt securities may institute action for any remedy, except payment on such holder’s debt security when due, the holders of not less than 25% in principal amount of the debt securities of that series outstanding must request the trustee to take action. Holders must also offer and give the satisfactory security and indemnity against liabilities incurred by the trustee for taking such action (Section 5.07).

Defeasance

Except as may otherwise be set forth in an accompanying prospectus supplement, after we have deposited with the trustee, cash or government securities, in trust for the benefit of the holders sufficient to pay the principal of, premium, if any, and interest on the debt securities of such series when due, and satisfied certain other conditions, including receipt of an opinion of counsel that holders will not recognize taxable gain or loss for United States federal income tax purposes, then:

●	we will be deemed to have paid and satisfied our obligations on all outstanding debt securities of such series, which is known as defeasance and discharge (Section 14.02); or

●	we will cease to be under any obligation, other than to pay when due the principal of, premium, if any, and interest on such debt securities, relating to the debt securities of such series, which is known as covenant defeasance (Section 14.03).

When there is a defeasance and discharge, the applicable indenture will no longer govern the debt securities of such series, we will no longer be liable for payments required by the terms of the debt securities of such series and the holders of such debt securities will be entitled only to the deposited funds. When there is a covenant defeasance, however, we will continue to be obligated to make payments when due if the deposited funds are not sufficient.

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Governing Law

Unless otherwise stated in the prospectus supplement, the debt securities and the indentures will be governed by Pennsylvania law (Section 1.12).

Concerning the Trustee Under the Indentures

We may have banking and other business relationships with the trustee named in the prospectus supplement, or any subsequent trustee, in the ordinary course of business.

Form, Exchange and Transfer

We will issue debt securities only in registered form; no debt securities will be issued in bearer form (Section 2.03). We will issue each debt security in book-entry form only, unless otherwise specified in the applicable prospectus supplement. We will issue any common stock issuable upon conversion of any debt security being offered in both certificated and book-entry form, unless otherwise specified in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by the global security (Section 2.04). Those who own beneficial interests in a global security will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. Only the depositary will be entitled to transfer or exchange a debt security in global form, since it will be the sole holder of the debt security (Section 3.05). These book-entry securities are described below under “Book-Entry Procedures and Settlement.”

If any debt securities are issued in non-global form or cease to be book-entry securities (in the circumstances described in the next section), the following will apply to them:

●	The debt securities will be issued in fully registered form in denominations stated in the prospectus supplement. You may exchange debt securities for debt securities of the same series in smaller denominations or combined into fewer debt securities of the same series of larger denominations, as long as the total amount is not changed (Section 3.05).

●	You may exchange, transfer, present for payment or exercise debt securities at the office of the relevant trustee or agent indicated in the prospectus supplement (Section 3.05). You may also replace lost, stolen, destroyed or mutilated debt securities at that office. We may appoint another entity to perform these functions or may perform them (Section 3.06).

●	You will not be required to pay a service charge to transfer or exchange the debt securities, but you may be required to pay any tax or other governmental charge associated with the transfer or exchange (Sections 3.05 and 3.06). The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with your proof of legal ownership. The transfer agent may also require an indemnity before replacing any debt securities (Section 3.06).

●	If we have the right to redeem, accelerate or settle any debt securities before their maturity or expiration, and we exercise that right as to less than all those debt securities, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any debt security selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any debt security being partially settled (Section 3.05).

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●	If fewer than all of the debt securities represented by a certificate that are payable or exercisable in part are presented for payment or exercise, a new certificate will be issued for the remaining amount of securities (Section 15.02).

Book-Entry Procedures and Settlement

Most offered debt securities will be book-entry (global) securities. Upon issuance, all book-entry securities will be represented by one or more fully registered global securities, without coupons (Section 3.02). Each global security will be deposited with, or on behalf of, The Depository Trust Company, or DTC, a securities depository, and will be registered in the name of DTC or a nominee of DTC (Section 3.01). DTC will thus be the only registered holder of these debt securities.

Purchasers of debt securities may only hold interests in the global notes through DTC if they are participants in the DTC system. Purchasers may also hold interests through a securities intermediary—banks, brokerage houses and other institutions that maintain securities accounts for customers—that has an account with DTC or its nominee. DTC will maintain accounts showing the security holdings of its participants, and these participants will in turn maintain accounts showing the security holdings of their customers. Some of these customers may themselves be securities intermediaries holding securities for their customers. Thus, each beneficial owner of a book-entry security will hold that debt security indirectly through a hierarchy of intermediaries, with DTC at the top and the beneficial owner’s own securities intermediary at the bottom.

The debt securities of each beneficial owner of a book-entry security will be evidenced solely by entries on the books of the beneficial owner’s securities intermediary. The actual purchaser of the debt securities will generally not be entitled to have the debt securities represented by the global securities registered in its name and will not be considered the owner under the declaration. In most cases, a beneficial owner will also not be able to obtain a paper certificate evidencing the holder’s ownership of debt securities. The book-entry system for holding securities eliminates the need for physical movement of certificates and is the system through which most publicly traded common stock is held in the United States. However, the laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive form. These laws may impair the ability to transfer book-entry securities.

A beneficial owner of book-entry securities represented by a global security may exchange the securities for definitive (paper) securities only if:

●	DTC is unwilling or unable to continue as depositary for such global security and we do not appoint a qualified replacement for DTC within 90 days; or

●	We in our sole discretion decide to allow some or all book-entry securities to be exchangeable for definitive securities in registered form (Section 3.05).

Unless we indicate otherwise, any global security that is exchangeable will be exchangeable in whole for definitive securities in registered form, with the same terms and of an equal aggregate principal amount. Definitive securities will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the securities (Section 3.05). DTC may base its written instruction upon directions that it receives from its participants.

In this prospectus, for book-entry securities, references to actions taken by security holders will mean actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to security holders will mean payments and notices of redemption to DTC as the registered holder of the securities for distribution to participants in accordance with DTC’s procedures.

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DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York Uniform Commercial Code and a clearing agency registered under section 17A of the Securities Exchange Act of 1934. The rules applicable to DTC and its participants are on file with the SEC.

We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interest in the book-entry securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

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PLAN OF DISTRIBUTION

We may sell any of the securities being offered by this prospectus separately or together:

●	through agents;

●	to or through underwriters who may act directly or through a syndicate represented by one or more managing underwriters;

●	through dealers;

●	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	through “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act of 1933, to or through a market maker or into an existing trading market on an exchange or otherwise;

●	in exchange for our outstanding indebtedness;

●	directly to purchasers, through a specific bidding, auction or other process; or

●	through a combination of any of these methods of sale.

If the securities offered under this prospectus are issued in exchange for our outstanding securities, the applicable prospectus supplement will describe the terms of the exchange, and the identity and the terms of sale of the securities offered under this prospectus by the selling security holders.

The distribution of securities may be effected from time to time in one or more transactions at a fixed price or prices that may be changed, at market prices prevailing at the time of sale or prices related to prevailing market prices or at negotiated prices.

Agents designated by us from time to time may solicit offers to purchase the securities. We will name any agent involved in the offer or sale of the securities and set forth any commissions payable by us to an agent in the prospectus supplement for that transaction. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent may be deemed to be an “underwriter” of the securities as that term is defined in the Securities Act of 1933.

If we utilize an underwriter or underwriters in the sale of securities, we will execute an underwriting agreement with the underwriter or underwriters at the time we reach an agreement for sale. We will set forth in the prospectus supplement the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers. This compensation may be in the form of discounts, concessions or commissions. Underwriters and others participating in any offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of securities. We will describe any of these activities in the prospectus supplement.

If a dealer is utilized in the sale of the securities, we or an underwriter will sell securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The prospectus supplement will set forth the name of the dealer and the terms of the transactions.

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We may directly solicit offers to purchase the securities, and we may sell directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale of the securities. The prospectus supplement will describe the terms of any direct sales, including the terms of any bidding or auction process, if utilized.

Agreements we enter into with agents, underwriters and dealers may entitle them to indemnification by us against specified liabilities, including liabilities under the Securities Act of 1933, or to contribution by us to payments they may be required to make in respect of these liabilities. The prospectus supplement will describe the terms and conditions of indemnification or contribution.

Certain of the agents, underwriters and dealers that we sell the securities offered under this prospectus to or through, and certain of their affiliates, engage in transactions with and perform services for us in the ordinary course of business. We may enter into hedging transactions in connection with any particular issue of the securities offered under this prospectus, including forwards, futures, options, interest rate or exchange rate swaps and repurchase or reverse repurchase transactions with, or arranged by, the applicable agent, underwriter or dealer, an affiliate of that agent, underwriter or dealer or an unrelated entity. We, the applicable agent, underwriter or dealer or other parties may receive compensation, trading gain or other benefits in connection with these transactions. We are not required to engage in any of these transactions. If we commence these transactions, we may discontinue them at any time. Counterparties to these hedging activities also may engage in market transactions involving the securities offered under this prospectus.

No securities may be sold under this prospectus without delivery (in paper format, in electronic format, in electronic format on the Internet, or by other means) of the applicable prospectus supplement describing the method and terms of the offering.

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities that may be offered hereby will be passed upon for us by Ballard Spahr LLP, Philadelphia, Pennsylvania. If legal matters in connection with the offering made by this prospectus are passed on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2017, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. You may also obtain our SEC filings from the SEC’s website at www.sec.gov or from our website at http:// ir.aquaamerica.com/.

We have filed with the SEC a “shelf” registration statement on Form S-3 under the Securities Act of 1933 relating to the securities that may be offered by this prospectus. This prospectus is a part of that registration statement, but does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement in accordance with rules and regulations of the SEC. Statements made in this prospectus as to the contents of any contract, agreement or other documents are not necessarily complete, and, in each instance, we refer you to a copy of such document filed as an exhibit to the registration statement, of which this prospectus is a part, or otherwise filed with the SEC. For more detail about us and any securities that may be offered by this prospectus, you may examine the registration statement on Form S-3 and the exhibits filed with it at the locations listed in the previous paragraph.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. When we file information with the SEC in the future, that information will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities covered by this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

●                  Our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on February 28, 2018; and

●                  The description of our common stock set forth in our Registration Statement on Form 8-A, including any amendments or reports filed for the purpose of updating such description.

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These documents contain important business and financial information about us that is not included in or delivered with this prospectus. You may request a copy of any or all documents that we incorporate by reference at no cost, by writing or telephoning us at:

Aqua America, Inc.

762 W. Lancaster Avenue

Bryn Mawr, PA 19010-3489

Telephone: 610-527-8000

Attention: Corporate Secretary

You should rely only on the information contained in or incorporated by reference in this prospectus and any supplements to this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information provided in this prospectus or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus or the date of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

If you find inconsistencies between the documents, or between the documents and this prospectus or the applicable prospectus supplement, you should rely on the most recent document, prospectus or prospectus supplement.

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AQUA AMERICA, INC.

14,500,000              % TANGIBLE EQUITY UNITS

PROSPECTUS SUPPLEMENT

Joint Bookrunners

RBC Capital Markets	Goldman Sachs & Co. LLC

BofA Merrill Lynch	Morgan Stanley	Wells Fargo Securities

Co-Managers

PNC Capital Markets LLC	Barclays	Citizens Capital Markets	Huntington Capital Markets
MUFG	J.P. Morgan	TD Securities	Baird

Boenning & Scattergood	Janney Montgomery Scott	HSBC

                , 2019